Exhibit 10.86

Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

Execution Version

AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

VENTURE GLOBAL PLAQUEMINES LNG, LLC,

as Borrower,

VENTURE GLOBAL GATOR EXPRESS, LLC,

as Guarantor,

THE LENDERS PARTY HERETO FROM TIME TO TIME,

as Lenders,

THE ISSUING BANKS HERETO FROM TIME TO TIME,

as Issuing Banks,

and

NATIXIS, NEW YORK BRANCH,

as Credit Facility Agent

and

solely for purposes of Section 3.06,

ROYAL BANK OF CANADA,

as Collateral Agent

Dated as of March 13, 2023

i

Section 11.23	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	73
Section 11.24	Acknowledgment Regarding any Supported QFCs	73
Section 11.25	Data Protection; Information Exchange	74
Section 11.26	Amendment and Restatement	74

SCHEDULES

Schedule I	-	Lenders, Commitments
Schedule II	-	Issuing Bank Limits
Schedule III	-	Amortization Schedule
Schedule IV	-	Credit Facility Agent Account Details
Schedule V	-	Existing Letters of Credit

EXHIBITS

Exhibit A	-	Definitions
Exhibit B-1	-	Form of Term Loan Note
Exhibit B-2	-	Form of Working Capital Note
Exhibit C-1	-	Form of Letter of Credit – TGP
Exhibit C-2	-	Form of Letter of Credit – TETCO
Exhibit C-3	-	Form of Letter of Credit – TETCO
Exhibit D	-	Form of Interest Period Notice
Exhibit E	-	Form of Lender Assignment Agreement

AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

This AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, dated as of March 13, 2023 (the “Credit Facility Agreement” or this “Agreement”), is made among:

VENTURE GLOBAL PLAQUEMINES LNG, LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”),

VENTURE GLOBAL GATOR EXPRESS, LLC, a limited liability company organized under the laws of the State of Delaware (the “Guarantor”),

NATIXIS, NEW YORK BRANCH, in its capacity as administrative agent for the Lenders and Issuing Banks hereunder (and, together with each other Person that may, from time to time, be appointed as successor Credit Facility Agent in accordance with Section 10.07 (Resignation or Removal of Credit Facility Agent), the “Credit Facility Agent”),

Solely for purposes of Section 3.06 (Non-Fronted Letters of Credit), ROYAL BANK OF CANADA, as the Collateral Agent (the “Collateral Agent”),

Each of the Issuing Banks party hereto from time to time, and

Each of the Lenders party hereto from time to time.

WHEREAS, the Borrower intends to engage in the Development;

WHEREAS, on the Initial Closing Date (i) the Initial Working Capital Lenders and the Initial Issuing Banks established a working capital credit facility in order to provide loans and letters of credit which are to be used by, or otherwise be issued for the account of, the Obligors, as set forth herein and in the other Finance Documents (the “Initial Working Capital Facility”), and (ii) the Initial Term Lenders established a credit facility in order to provide funds which are to be used to partially finance the Development through the payment of Project Costs and otherwise, as set forth herein and in the other Finance Documents;

WHEREAS, the Borrower has requested that (i) (A) the Incremental Working Capital Lenders and the Incremental Issuing Banks provide incremental commitments under the Initial Working Capital Facility in order to provide loans and letters of credit which are to be used by, or otherwise be issued for the account of, the Obligors, as set forth herein and in the other Finance Documents (the Initial Working Capital Facility as increased, the “Working Capital Facility”), and (ii) the Incremental Term Lenders provide incremental commitments under the credit facility in order to provide funds which are to be used to partially finance the Development through the payment of Project Costs and otherwise, as set forth herein and in the other Finance Documents;

WHEREAS, pursuant to that certain Assignment of Intercompany Loan Agreement, dated as of May 25, 2022, by and between the Borrower, the Guarantor, the Sponsor and the Credit Facility Agent, the Sponsor has assigned to the Credit Facility Agent all of its right, title and interest in and to that certain Intercompany Loan Agreement, dated as of July 26, 2021, by and between the Sponsor, as lender, and the Borrower, as Borrower (the “Intercompany Loan Agreement”), and the loans to the Borrower made thereunder in the principal amount of up to $150,000,000; and

WHEREAS, on the Initial Closing Date, the Borrower, the Guarantor, the Credit Facility Agent, Working Capital Lenders, the Issuing Banks, the Term Lenders and, solely for purposes of Section 3.06 (Non-Fronted Letters of Credit), the Collateral Agent, amended and restated the Intercompany Loan Agreement to make such credit facilities available upon and subject to the terms and conditions set forth in the Original Credit Facility Agreement.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend and restate the Original Credit Facility Agreement in its entirety and agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Defined Terms. Unless otherwise defined in Exhibit A, capitalized terms used in this Agreement (including the preamble hereto) shall have the meanings provided in Section 1.3 (Definitions) of Schedule A (Common Definitions and Rules of Interpretation) of the Common Terms Agreement.

Section 1.02 Principles of Interpretation. Unless otherwise provided herein, this Agreement shall be governed by the principles of interpretation provided in Section 1.2 (Interpretation) of Schedule A (Common Definitions and Rules of Interpretation) of the Common Terms Agreement, mutatis mutandis.

Section 1.03 UCC Terms. Unless otherwise defined herein or in Schedule A (Common Definitions and Rules of Interpretation) of the Common Terms Agreement, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.

Section 1.04 Accounting and Financial Determinations. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Intercreditor Agent and the Credit Facility Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Upsize Closing Date in GAAP or in the application thereof on the operation of, or calculation of compliance with, such provision so as to preserve the original intent thereof in light of such change in GAAP (or if the Intercreditor Agent and Credit Facility Agent, as the case may be, notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision has been amended in accordance herewith.

Section 1.05 Designations. This Agreement is a Facility Agreement and a Senior Debt Instrument, the Term Lenders, Working Capital Lenders and Issuing Banks in this Agreement are Senior Creditors and the Credit Facility Agent is the Senior Creditor Group Representative of the Term Lenders, the Working Capital Lenders and the Issuing Banks, in each case under the Finance Documents.

Section 1.06 Rates. The Credit Facility Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Credit Facility Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Credit Facility Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.07 Divisions. For all purposes under the Finance Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

COMMITMENTS AND ADVANCES

On the terms, subject to the conditions and relying upon the representations and warranties herein set forth:

Section 2.01 Term Loans. (a) Each Term Lender, severally and not jointly, shall make Term Loans to the Borrower: (i) in an aggregate principal amount not in excess of the Base Term Loan Commitments of such Term Lender, if any, from time to time during the Term Loan Availability Period but not more frequently than as permitted under Section 2.05 (Procedures for Requesting Advances) for use in accordance with Section 2.09(a)(i) (Use of Proceeds); and (ii) in an aggregate principal amount not in excess of the Contingency Reserve Term Loan Commitments of such Term Lender, if any, from time to time during the Term Loan Availability Period but not more frequently than as permitted under Section 2.05 (Procedures for Requesting Advances) for use in accordance with Section 2.09(a)(ii) (Use of Proceeds); provided that, after giving effect to the making of any Term Loans, the aggregate outstanding principal amount of all Term Loans shall not exceed the Aggregate Term Loan Commitments. The aggregate amount of the Base Term Loan Commitments as of the Upsize Closing Date is $[***] and the aggregate amount of the Contingency Reserve Term Loan Commitments as of the Upsize Closing Date is $[***]. On the Project Phase 1 Completion Date, the aggregate amount of the Contingency Reserve Term Loan Commitments shall be reduced ratably across the Term Lenders with Contingency Reserve Term Loan Commitments such that the funds on deposit in the Contingency Reserve Account after given effect to any transfer on the Project Phase 1 Completion Date pursuant to Section 4.5(k)(iii) (Deposits and Withdrawals – Contingency Reserve Account) of the Common Security and Account Agreement and the remaining undrawn amount of the Contingency Reserve Term Loan Commitments are, collectively, equal to the Contingency Reserve Amount (as adjusted on the Project Phase 1 Completion Date) and the Base Term Loan Commitments of Lenders with Base Term Loan Commitments shall be increased ratably dollar- for-dollar and the Credit Facility Agent shall update the Register in accordance with Section 2.06(e) (Funding) to reflect such updates to the Commitments. The entries made by the Credit Facility Agent in the Register or the accounts maintained by any Lender shall be conclusive and binding evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that, the failure of any Lender or the Credit Facility Agent to maintain such Register or accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(b) Each Term Loan Advance shall be in an amount specified in the relevant Disbursement Request.

(c) Except as set forth in clause (d) below, proceeds of the Term Loans shall be deposited into the Construction Account in accordance with Section 4.5(a) (Deposits and Withdrawals – Disbursements of Senior Debt) of the Common Security and Account Agreement. The Obligors shall not request or apply any portion of any Term Loan other than in accordance with this Section 2.01 (Term Loans), Sections 2.02 (Term Loan Availability) and 2.09 (Use of Proceeds) of this Agreement and Sections 2.3 (Loan Disbursement and Letter of Credit Issuance Procedures), 2.4 (Pro Rata Advances), 2.6 (Currency) and 12.1 (Use of Proceeds) of the Common Terms Agreement. Neither the Credit Facility Agent nor the Term Lenders are under any obligation hereunder to inquire into or verify the application of any Term Loan but this does not affect or limit the Obligors’ obligations hereunder or under the Common Terms Agreement.

(d) Notwithstanding Section 2.01(c), proceeds of the Term Loans funded from the Contingency Reserve Term Loan Commitment (excluding any such proceeds used to fund the Construction Account on the Project Phase 2 Completion Date (as specified in Section 14.4(b) (Project Phase 2 Completion Date Waterfall – Final Advance of Term Loans) of the Common Terms Agreement)) shall be paid into the Contingency Reserve Account in accordance with

Section 4.5(k) (Deposits and Withdrawals – Contingency Reserve Account) of the Common Security and Account Agreement; provided that, such transfer shall occur on the same day that the Credit Facility Agent receives such proceeds from the Term Lenders and subject to the Credit Facility Agent’s actual receipt of such proceeds in accordance with Section 2.06(a) (Funding). For the avoidance of doubt, such Advances shall constitute a Term Loan for all purposes under this Agreement and each other Finance Document and shall be treated as received, and accounted for as a Term Loan, by the Borrower.

(e) Term Loans that are repaid or prepaid may not be reborrowed.

Section 2.02 Term Loan Availability. (a) Subject to the terms and conditions set forth in this Agreement and the Common Terms Agreement, each Term Lender severally, and not jointly or jointly and severally, agrees to advance to the Borrower its pro rata share of such Term Lender’s Term Loan Commitment as the Borrower may request under this Section 2.02 (Term Loan Availability) and the applicable Disbursement Request (each such Advance when made, individually, a “Term Loan” and, collectively, the “Term Loans”), in an aggregate principal amount not to exceed such Term Lender’s Term Loan Commitment, from time to time during the period commencing on the Initial Closing Date and ending on the earliest of (such period, the “Term Loan Availability Period”):

(i) the Phase 2 LNG Facility Date Certain;

(ii) the Project Phase 2 Completion Date;

(iii) the date the Term Loan Commitments are fully utilized or of any cancellation or termination of all of the remaining Term Loan Commitments pursuant to Section 3.8 (Reductions and Cancellations of Facility Debt Commitments) of the Common Terms Agreement; and

(iv) the date the Required Lenders terminate their Commitments upon the occurrence and during the Continuance of a Loan Facility Event of Default.

(b) Subject to Section 7.01 (Conditions to Initial Closing) (which incorporates by reference Section 4.1 (Conditions to Initial Closing Date and Initial Advance) of the Common Terms Agreement), Section 7.02 (Conditions to Upsize Closing) (which incorporates by reference Section 4.2 (Conditions to Upsize Closing Date) of the Common Terms Agreement), Section 7.03 (Conditions to Each Term Loan Advance) (which incorporates by reference Section 4.3 (Conditions to Each Term Loan Advance) of the Common Terms Agreement), Section 2.2 (Sequence of Advances of Senior Debt) of the Common Terms Agreement, Section 2.4 (Pro Rata Advances) of the Common Terms Agreement and the applicable conditions of Article 4 (Conditions Precedent) of the Common Terms Agreement and Section 2.02(a) (Term Loan Availability) of this Agreement, the Borrower shall be entitled to draw down all or a portion of the unused Term Loan Commitments before or on the final date of the Term Loan Availability Period for the purposes set forth in Section 12.1 (Use of Proceeds) of the Common Terms Agreement and Section 2.09 (Use of Proceeds) of this Agreement.

Section 2.03 Working Capital Loans. (a) Each Working Capital Lender, severally and not jointly, shall make Working Capital Loans to the Borrower in an aggregate principal amount not in excess of its Working Capital Commitment from time to time during the Working Capital Loan Availability Period; provided that, after giving effect to the making of any Working Capital Loans, (i) the aggregate Working Capital Commitment Exposure for all Working Capital Lenders shall not exceed the Aggregate Working Capital Commitments and (ii) no Working Capital Lender shall be required to make any Working Capital Loan if such Working Capital Lender’s Working Capital Commitment Exposure would exceed its Working Capital Commitment.

(b) Each Working Capital Advance shall be in an amount specified in the relevant Disbursement Request.

(c) Proceeds of the Working Capital Loans shall be deposited or applied in accordance with Section 4.5(a) (Deposits and Withdrawals – Disbursements of Senior Debt) of the Common Security and Account Agreement. The Obligors shall not request or apply any portion of any Working Capital Loan other than in accordance with this Section 2.03 (Working Capital Loans), Sections 2.04 (Working Capital Loan Availability) and 2.09 (Use of Proceeds) of this Agreement and Sections 2.3 (Loan Disbursement and Letter of Credit Issuance Procedures) and 2.6 (Currency) of the Common Terms Agreement. Neither the Credit Facility Agent nor the Working Capital Lenders are under any obligation hereunder to inquire into or verify the application of any Working Capital Loan but this does not affect or limit any Obligor’s obligations hereunder or under the Common Terms Agreement.

(d) Working Capital Loans repaid or prepaid, except in accordance with Sections 4.12(b)(ii), (iii) and (iv) (Mandatory Prepayment), may be re-borrowed at any time and from time to time up to but excluding the Working Capital Loan Termination Date. Each Working Capital Lender’s Working Capital Commitment shall expire on the Working Capital Loan Termination Date and all other amounts owed hereunder with respect to Working Capital Loans and the Working Capital Commitments shall be paid in full no later than such date.

Section 2.04 Working Capital Loan Availability. (a) Subject to the terms and conditions set forth in this Agreement and the Common Terms Agreement, each Working Capital Lender severally, and not jointly or jointly and severally, agrees to make Advances to the Borrower in the amount of its Commitment Percentage of the amount the Borrower may request, in accordance with this Section 2.04 (Working Capital Loan Availability) and the applicable Disbursement Request (each such Advance, when made, individually, a “Working Capital Loan” and, collectively, the “Working Capital Loans”), in an aggregate principal amount not to exceed such Working Capital Lender’s unused Working Capital Commitment such that its Working Capital Commitment Exposure does not exceed its Working Capital Commitment after giving effect to such Working Capital Loan, from time to time during the period commencing on the Initial Closing Date and, in each case, ending on the earliest to occur of the following dates (the “Working Capital Loan Termination Date”) (such period, the “Working Capital Loan Availability Period”):

(i) the Final Maturity Date;

(ii) the date of any cancellation or termination of all of the remaining Working Capital Commitments pursuant to Section 2.07 (Termination or Reduction of Commitments); and

(iii) the date the Working Capital Lenders terminate their Working Capital Commitments upon the occurrence and during the Continuance of a Working Capital Facility Event of Default.

(b) Subject to the conditions of Section 2.03 (Working Capital Loans), Section 7.01 (Conditions to Initial Closing) (which incorporates by reference Section 4.1 (Conditions to Initial Closing Date and Initial Advance) of the Common Terms Agreement), Section 7.02 (Conditions to Upsize Closing) (which incorporates by reference Section 4.2 (Conditions to Upsize Closing Date) of the Common Terms Agreement) and Section 7.04 (Conditions to Each Working Capital Advance) of this Agreement (which incorporates by reference Section 4.4 (Conditions to Each Advance under the Working Capital Facility) of the Common Terms Agreement), and this Section 2.04 (Working Capital Loan Availability), the Borrower shall be entitled to draw all or a portion of the unused Working Capital Commitments before or on the final date of the Working Capital Loan Availability Period for the purposes set forth in Section 12.1 (Use of Proceeds) of the Common Terms Agreement and Section 2.09(b) (Use of Proceeds).

Section 2.05 Procedures for Requesting Advances.

(a) From time to time, but no more frequently than twice per calendar month (except as required for the payment of interest or Commitment Fees during the Term Loan Availability Period, and for any draw of remaining Term Loan Commitments on the last day of the Term Loan Availability Period), subject to the limitations set forth in Sections 2.01 (Term Loans), and 2.02 (Term Loan Availability) above and Sections 2.2 (Sequence of Advances of Senior Debt) and 2.4 (Pro Rata Advances) of the Common Terms Agreement, the Borrower may request a Term Loan Advance by delivering to the Credit Facility Agent a properly completed Disbursement Request in accordance with Section 2.3 (Loan Disbursement and Letter of Credit Procedures) of the Common Terms Agreement and this Section 2.05 (Procedures for Requesting Advances).

(b) The aggregate amount of any proposed Term Loan Advance under this Agreement must be an amount that is no more than the available Term Loan Commitments and not less than $10,000,000 and an integral multiple of $1,000,000 (unless the available Term Loan Commitments are less than $10,000,000). Such Advances shall be made pro rata with respect to other Facility Agreements in accordance with the committed principal amounts under the Term Loan Commitment subject to and in accordance with Section 2.4 (Pro Rata Advances) of the Common Terms Agreement.

(c) From time to time, subject to the limitations set forth in Section 2.03 (Working Capital Loans) and Section 2.04 (Working Capital Loan Availability) above, the Borrower may request a Working Capital Advance by delivering to the Credit Facility Agent a properly completed Disbursement Request in accordance with this Section 2.05 (Procedures for Requesting Advances) and Section 2.3 (Loan Disbursement and Letter of Credit Procedures) of the Common Terms Agreement. Working Capital Advances under this Agreement may be made concurrently with but shall not be required to be made pro rata with borrowings under any other Facility Agreements. For the avoidance of doubt, Working Capital Advances shall be required to be borrowed pro rata based on each Working Capital Lender’s Commitment Percentage.

(d) The amount of any proposed Working Capital Advance under this Agreement must be an amount that is no more than the unused Aggregate Working Capital Commitments and not less than $5,000,000 and an integral multiple of $1,000,000 (unless the unused Aggregate Working Capital Commitments are less than $5,000,000).

(e) The Credit Facility Agent shall promptly advise each Lender that has a Commitment that is to fund any portion of the Term Loan Advance or Working Capital Advance, as applicable, of any Disbursement Request delivered pursuant to this Section 2.05 (Procedures for Requesting Advances), together with each such Lender’s Commitment Percentage of the requested Advance.

(f) Any Disbursement Request delivered pursuant to clause (a) or (c) above shall be delivered by the Borrower to the Credit Facility Agent by 1:00 p.m. on or before the third (3rd) U.S. Government Securities Business Day prior to the requested Advance Date for the Advance of any SOFR Loans and 1:00 p.m. on or before the Business Day prior to the requested Advance Date for the Advance of any Base Rate Loans; provided that, the notice periods set forth in this clause (f) shall not apply with respect to the Disbursement Request for the Initial Advance, which Disbursement Request may be delivered no later than 11:00 a.m. on the Business Day before the requested Advance Date.

(g) Each Disbursement Request delivered pursuant to this Section 2.05 (Procedures for Requesting Advances) shall be substantially in the form of Schedule B-1 to the Common Terms Agreement (Disbursement Request Form (Term Loans)) or Schedule B-2 to the Common Terms Agreement (Disbursement Request Form (Working Capital Loans)). Each such Disbursement Request shall be irrevocable and shall refer to this Agreement and specify:

(i) whether the requested Advance is of Working Capital Loans or Term Loans and, to the extent the requested Advance would constitute Term Loans, whether the requested Advance is to be funded from the Base Term Loan Commitment and/or the Contingency Reserve Term Loan Commitment;

(ii) the requested Advance Date (which shall be a Business Day);

(iii) the amount of such requested Advance (including, where applicable, the amount to be funded from the Base Term Loan Commitment and/or the Contingency Reserve Term Loan Commitment);

(iv) whether the requested Advance is of SOFR Loans or Base Rate Loans;

(v) in the case of a requested Advance of SOFR Loans, the Borrower’s election with respect to the duration of the initial Interest Period applicable to such SOFR Loans, which Interest Period shall be one (1), three (3) or six (6) months in length (or, if available to all applicable Lenders, such other periods as may be agreed by the Credit Facility Agent (including with respect to the Applicable Margin agreed to by all the Lenders with respect to any such Interest Period));

(vi) if the requested Advance is (A) of a Term Loan, that each of the conditions precedent to such Term Loan Advance has been satisfied or waived in accordance with Section 7.01 (Conditions to Initial Closing), Section 7.02 (Conditions to Upsize Closing) or Section 7.03 (Conditions to Each Term Loan Advance), as applicable, or (B) of a Working Capital Loan, that each of the conditions precedent to such Working Capital Advance has been satisfied or waived in accordance with Section 7.01 (Conditions to Initial Closing), Section 7.02 (Conditions to Upsize Closing) or Section 7.04 (Conditions to Each Working Capital Advance), as applicable;

(vii) if such Disbursement Request is being made pursuant to Section 2.09(a) or Section 2.09(b) (Use of Proceeds); and

(viii) the wire information of the account to which the proceeds of such Advance are to be deposited.

The currency specified in a Disbursement Request must be US Dollars.

(h) If no election as to whether the requested Advance is of SOFR Loans or Base Rate Loans, then the requested Advance shall be of SOFR Loans; provided that, if the applicable Disbursement Request is delivered to the Credit Facility Agent later than 1:00 p.m. on the third (3rd) U.S. Government Securities Business Day prior to the proposed Advance Date, the requested Advance shall be of Base Rate Loans. If no initial Interest Period is specified with respect to any requested SOFR Loans, then the requested Advance shall be made as a SOFR Loan with an initial Interest Period of one (1) month.

Section 2.06 Funding. (a) Subject to clause (c) below, on the proposed Advance Date of each Advance, each Lender shall make a Term Loan or a Working Capital Loan, as applicable, in the amount of its Commitment Percentage of such Advance by wire transfer of immediately available funds to the Credit Facility Agent, not later than 1:00 p.m. and the Credit Facility Agent shall transfer and deposit the amounts (i) constituting proceeds of Term Loans so received as set forth in Section 2.01(c) or (d) (Term Loans), as applicable, for application in accordance with Section 4.5(a) (Deposits and Withdrawals – Disbursements of Senior Debt), Section 4.5(d) (Deposits and Withdrawals – Construction Account) and Section 4.5(k) (Deposits and Withdrawals – Contingency Reserve Account) of the Common Security and Account Agreement, as applicable, and (ii) constituting proceeds of Working Capital Loans so received as set forth in Section 2.03(c) (Working Capital Loans); provided that, if an Advance does not occur on the proposed Advance Date because any condition precedent to such requested Advance herein specified has not been met, the Credit Facility Agent shall return the amounts so received to each applicable Lender without interest as soon as possible. It is acknowledged and agreed by the parties hereto that, as of the Upsize Closing Date, the outstanding Term Loans are not pro rata based on the Commitment Percentage of each Lender. Notwithstanding anything to the contrary contained herein or in any other Finance Document (including Section 2.4 (Pro Rata Advances) of the Common Terms Agreement, but subject to the satisfaction of the applicable conditions of Article 4 (Conditions Precedent) of the Common Terms Agreement and Section 2.02(a) (Term Loan

Availability) of this Agreement), on the first Advance Date in respect of an Advance of Term Loans to occur after the Upsize Closing Date, Term Loans shall be made on a non pro rata basis, rather than in accordance with the Commitment Percentage of each Lender, such that after giving effect to such Advance, the outstanding Term Loans of each Lender shall be equal to its Commitment Percentage of all then outstanding Term Loans.

(b) Subject to Section 5.04 (Obligation to Mitigate), each Lender may (without relieving the Borrower of its obligation to repay a Loan in accordance with the terms of this Agreement and the Notes), at its option, fulfill its Commitments with respect to any such Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan.

(c) Unless the Credit Facility Agent has been notified in writing by any Lender prior to a proposed Advance Date that such Lender will not make available to the Credit Facility Agent its portion of the Advance proposed to be made on such date, the Credit Facility Agent may assume that such Lender has made such amounts available to the Credit Facility Agent on such date and the Credit Facility Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Credit Facility Agent by such Lender and the Credit Facility Agent has made such amount available to the Borrower the Credit Facility Agent shall be entitled to recover on demand from such Lender such corresponding amount plus interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Credit Facility Agent to the Borrower to the date such corresponding amount is recovered by the Credit Facility Agent at an interest rate per annum equal to the Federal Funds Effective Rate. If such Lender pays such corresponding amount (together with such interest), then such corresponding amount so paid shall constitute such Lender’s Term Loan or Working Capital Loan, as applicable, included in such Advance. If such Lender does not pay such corresponding amount forthwith upon the Credit Facility Agent’s demand, the Credit Facility Agent shall promptly notify the Borrower and the Borrower shall promptly repay such corresponding amount to the Credit Facility Agent plus interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Credit Facility Agent to the Borrower to the date such corresponding amount is recovered by the Credit Facility Agent at an interest rate per annum equal to the Base Rate plus the Applicable Margin. If the Credit Facility Agent receives payment of the corresponding amount from each of the Borrower and such Lender, the Credit Facility Agent shall promptly remit to the Borrower such corresponding amount. If the Credit Facility Agent receives payment of interest on such corresponding amount from each of the Borrower and such Lender for an overlapping period, the Credit Facility Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder and, for the avoidance of doubt, a Lender that fails to make its portion of any Advance on the due date for such payment hereunder shall be deemed in default of its obligations under Section 2.01 (Term Loans) or Section 2.03 (Working Capital Loans) above, as applicable. Any payment by the Borrower pursuant to this Section 2.06(c) (Funding) shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Credit Facility Agent. The failure of any Lender to make available to the Credit Facility Agent its portion of the Advance shall not relieve any other Lender of its obligations, if any, hereunder to make available to the Credit Facility Agent its portion of the Advance on the date of such Advance, but no Lender shall be responsible for the failure of any other Lender to make available to the Credit Facility Agent such other Lender’s portion of the Advance on the date of any Advance. A notice of the Credit Facility Agent to any Lender or the Borrower with respect to any amounts owing under this Section 2.06(c) (Funding) shall be conclusive, absent manifest error.

(d) Each Lender shall maintain in accordance with its usual practice and form an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(e) The Credit Facility Agent shall maintain at one of the Credit Facility Agent’s offices (i) a copy of any Lender Assignment Agreement delivered to it pursuant to Section 11.04 (Assignments), and (ii) a register for the recordation of (A) the names and addresses of the Lenders and the Issuing Banks, (B) all the Commitments of, and principal amount of and interest on the Loans owing and paid to, each Lender pursuant to the terms hereof from time to time, (C) the amount, beneficiary and termination date of all outstanding Letters of Credit, (D) the Issuing Bank Limit of each Issuing Bank and (E) amounts received by the Credit Facility Agent from the Borrower and whether such amounts constitute principal, interest, fees or other amounts and each Lender’s or Issuing Bank’s share thereof (the “Register”). The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender (with respect to such Issuing Bank’s Issuing Bank Limits, Fronting Limits and/or Non-Fronting Limits and such Lender’s Commitments and/or Loans, as applicable) at any reasonable time and from time to time upon reasonable prior notice.

(f) The entries made by the Credit Facility Agent in the Register or the accounts maintained by any Lender shall be conclusive and binding evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that, the failure of any Lender or the Credit Facility Agent to maintain such Register or accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Credit Facility Agent in respect of such matters, the accounts and records of the Credit Facility Agent shall control, in the absence of manifest error.

(g) In addition to such accounts or records described in clauses (d) and (e) of this Section 2.06 (Funding), the Loans made by each Lender may, upon the request of any Term Lender, be evidenced by a Term Loan Note or Term Loan Notes, in the case of Term Loans, or a Working Capital Loan Note or Working Capital Loan Notes, in the case of Working Capital Loans, in each case, duly executed on behalf of the Borrower and dated the date of any request therefor by a Lender. Each such Note shall have all blanks appropriately filled in, and shall be payable to such Lender and its registered assigns in a principal amount equal to the Term Loan(s) and Working Capital Loan(s) of such Lender; provided that, each Lender may attach schedules to its respective Note(s) and endorse thereon the date, amount and maturity of its respective Loan(s).

Section 2.07 Termination or Reduction of Commitments. (a) (i) All unused Term Loan Commitments, if any, shall be automatically and permanently terminated (without premium or penalty) as of 5:00 p.m. on the last day of the Term Loan Availability Period that is a Business Day and (ii) all then-unused Working Capital Commitments, if any, shall be automatically and permanently terminated (without premium or penalty) as of 5:00 p.m. on the last day of the Working Capital Loan Availability Period that is a Business Day.

(b) The Borrower may cancel or reduce permanently the whole or any part of the unutilized Term Loan Commitments and/or Working Capital Commitments (together with a corresponding ratable cancellation or reduction of the Issuing Bank Limits for each Issuing Bank by the amount by which the Issuing Bank Limits exceed the Aggregate Working Capital Commitments after giving effect to the cancellation or reduction of unutilized Working Capital Commitments), in either case, in accordance with Section 3.2 (Right of Repayment and Cancellation in Relation to a Single Facility Lender), Section 3.7 (Pro Rata Payment) and Section 3.8 (Reductions and Cancellations of Facility Commitments) of the Common Terms Agreement (provided that, Section 3.8(c) of the Common Terms Agreement shall not apply to a reduction or cancellation of Working Capital Commitments) and upon at least three (3) Business Days’ prior written notice to the Credit Facility Agent (with a copy to any applicable Issuing Bank) and certification by the Borrower to the Credit Facility Agent that the letter of credit capacity under the portion of the Working Capital Commitments to be cancelled or reduced, after taking into account other funding sources irrevocably available to the Obligors, is not required to satisfy any express obligation of either Obligor to provide performance security; provided that, (i) except as provided in Section 2.01 (Term Loans), the Borrower may not cancel or reduce any part of the Contingency Reserve Term Loan Commitments until the Project Phase 2 Completion Date except to the extent any such cancelled or reduced commitments are replaced on a dollar-for-dollar basis with alternative Senior Debt commitments or cash on deposit in the Contingency Reserve Account, (ii) in the event the Borrower cancels or reduces any part, but not all, of the Commitments prior to the Project Phase 1 Completion Date (other than in accordance with Section 6.3 (Replacement Debt) of the Common Terms Agreement), the Borrower shall deliver to the Credit Facility Agent a certification (confirmed in writing by the Independent Engineer) that such cancellation or reduction will not result in the Obligors’ having an insufficient amount of committed or funded capital to fund (on the basis of all other available funds, including funds in the Construction Account and the Contingency Reserve Account, and any remaining Commitments) the remaining expenditures required to achieve the Project Phase 1 Completion Date by the Phase 1 LNG Facility Date Certain and the Project Phase 2 Completion Date by the Phase 2 LNG Facility Date Certain and (iii) in the event the Borrower cancels or reduces any part, but not all, of the Commitments after the Project Phase 1 Completion Date (other than in accordance with Section 2.01 (Term Loans) or Section 6.3 (Replacement Debt) of the Common Terms Agreement) and prior to the Project Phase 2 Completion Date (other than in accordance with Section 6.3 (Replacement Debt) of the Common Terms Agreement), the Borrower shall deliver to the Credit Facility Agent a certification (confirmed in writing by the Independent Engineer) that such cancellation or reduction will not result in the Obligors’ having an insufficient amount of committed or funded capital to fund (on the basis of all other available funds, including funds in the Construction Account and the Contingency Reserve Account, and any remaining Commitments) the remaining expenditures required to achieve the Project Phase 2 Completion Date by the Phase 2 LNG Facility Date Certain; provided further that, in accordance with Section 3.8 (Reductions and Cancellations of Facility Commitments) and Section 3.7(b)(i) (Pro Rata Payment) of the Common Terms Agreement and Section 2.3(a) (Payments and Prepayments – Pro Rata Payment of Senior Debt Obligations) of the Common Security and Account Agreement, (A) any such cancellation of

Working Capital Commitments and Issuing Bank Limits may be made without pro rata cancellation of Facility Debt Commitments under any other Facility Agreements then in effect and (B) the Working Capital Lenders shall not be entitled to pro rata cancellation in the case of a cancellation of Facility Debt Commitments under any other Facility Agreements. Where such cancellation or reduction is to be made pro rata, the applicable Commitments and Issuing Bank Limits (if such cancellation or reduction is with respect to Working Capital Commitments) shall be automatically and permanently reduced pro rata among all Lenders and Issuing Banks holding such Commitments and Issuing Bank Limits in accordance with their respective Commitment Percentages. Any such partial cancellation or reduction (x) of Term Loan Commitments pursuant to this Section 2.07(b) shall be in a minimum amount of $5,000,000 and (y) of Working Capital Commitments shall be in an amount of $5,000,000 or an integral multiple of $5,000,000 in excess thereof (or, in each case, if less the remaining amount of such Commitment). From the effective date of any such reduction or cancellation, the Commitment Fees shall be computed on the undrawn portion of the applicable Commitments as so reduced or cancelled.

(c) On the date of incurrence of any Replacement Debt in accordance with Section 6.3 (Replacement Debt) of the Common Terms Agreement incurred to replace all or any part of the Term Loan, the Term Loan Commitments of the Term Lenders shall be reduced in accordance with Section 3.8(a) (Reductions and Cancellations of Facility Commitments) of the Common Terms Agreement; provided that, the Borrower shall be deemed to have repaid Term Loans and cancelled Facility Debt Commitments on a pro rata basis by applying the proceeds of such Replacement Debt first to repay any outstanding Term Loans in accordance with Section 4.16(c) (Pro Rata Treatment), and, to the extent any Replacement Debt proceeds remain, secondly to cancel Term Loan Commitments that subsequently remain available to be drawn on a pro rata basis without regard to whether such Term Loans or Term Loan Commitments are with respect to any Initial Term Loan Commitments or Incremental Term Loan Commitments. On the date of incurrence of any Replacement Debt in accordance with Section 6.3 (Replacement Debt) of the Common Terms Agreement, no pro rata repayment of Working Capital Loans or cancellations of Working Capital Commitments shall be required to be made by the Obligors unless such Replacement Debt has been incurred to replace all or any part of the Working Capital Loans and/or Working Capital Commitments.

(d) The Borrower shall have the right to replace any Non-Consenting Lender on a non-pro rata basis, pursuant to Section 5.04(b) (Obligation to Mitigate).

(e) All unused Commitments, if any, shall be terminated upon the occurrence and Continuance of a Loan Facility Event of Default if required pursuant to Section 9.02 (Acceleration Upon Bankruptcy) or Section 9.03 (Action Upon Event of Default) in accordance with the terms thereof.

Section 2.08 Incremental Commitments.

(a) The Borrower may from time to time, by written notice to the Credit Facility Agent (a “Working Capital Commitment Increase Notice”), request increases in the Working Capital Commitments (together with any applicable corresponding increases in the Issuing Bank Limits) of the relevant Working Capital Lender, Issuing Bank or by any other Person that is an Eligible

Assignee or satisfies the rating requirement set forth in the definition of “Issuing Bank,” as applicable (each, a “Working Capital Commitment Increase”), up to an aggregate principal amount not to exceed the maximum amount of Working Capital Debt permitted pursuant to Section 6.2(a) (Working Capital Debt) of the Common Terms Agreement.

(b) The Working Capital Commitment Increase Notice shall specify (i) the date on which the Borrower proposes that such Working Capital Commitment Increase shall be effective, which shall be a date not less than thirty (30) days after the date on which such notice is delivered to the Credit Facility Agent (or, subject to clause (c)(iii)(E) below, such shorter period of time as agreed by the Incremental Lender/Issuing Banks (as defined below) participating in such Working Capital Commitment Increase), (ii) the amounts of the Working Capital Commitment Increase (including any proposed increase in Non-Fronting Limit or Fronting Limit of an Issuing Bank) and (iii) the identity of each Working Capital Lender, Issuing Bank or other Person that is an Eligible Assignee or satisfies the rating requirement set forth in the definition of “Issuing Bank,” as applicable (each, an “Incremental Lender/Issuing Bank”) to whom the Borrower proposes any portion of the Working Capital Commitment Increase be allocated and the amounts of such allocations; provided that, any Working Capital Lender, Issuing Bank or other Person approached to provide all or a portion of the Working Capital Commitment Increase may elect or decline, in its sole and absolute discretion, to participate.

(c) Each Working Capital Commitment Increase shall become Working Capital Commitments, Issuing Bank Limits, Non-Fronting Limits or Fronting Limits (as applicable) (or, in the case of an increase in the commitment of an existing Working Capital Lender or Issuing Bank, an increase in such Working Capital Lender’s or Issuing Bank’s applicable Working Capital Commitment, Issuing Bank Limit, Non-Fronting Limit or Fronting Limit (as applicable)) under this Agreement pursuant to an amendment (such amendment, an “Incremental Amendment”) to this Agreement executed by the Borrower, the Credit Facility Agent and each Incremental Lender/Issuing Bank (with the consent of no other Working Capital Lender being required) which provides solely for (i) the increase in the applicable Working Capital Commitments, Issuing Bank Limits, Non-Fronting Limits or Fronting Limits (as applicable) proposed in the applicable Working Capital Commitment Increase Notice and consented to by the applicable Incremental Lender/Issuing Bank, (ii) amendments required to reflect the relative unfunded Commitments of the Incremental Lenders/Issuing Banks and (iii) the joinder of each Incremental Lender/Issuing Bank that is not already an existing Working Capital Lender or Issuing Bank party to this Agreement. The effectiveness of any Incremental Amendment shall be subject solely to the conditions that (A) no Loan Facility Event of Default or Unmatured Loan Facility Event of Default shall exist on such date of effectiveness before or after giving effect to such Working Capital Commitment Increase, (B) each Incremental Lender/Issuing Bank that is not already a Working Capital Lender shall be entitled to receipt of any required reliance letters in respect of the legal opinions provided to the Credit Facility Agent pursuant to Section 4.1(f) (Conditions to Initial Closing Date and Initial Advance – Opinions from Counsel) of the Common Terms Agreement or Section 4.2(f) (Conditions to Upsize Closing Date – Opinions from Counsel) of the Common Terms Agreement, as applicable, (C) since the time of the financial statements most recently provided pursuant to Section 10.1(a) (Accounting, Financial and Other Information) of the Common Terms Agreement no developments have occurred which, individually or in the aggregate have resulted in or could reasonably be expected to result in a Material Adverse Effect,

(D) each Incremental Lender/Issuing Bank who is not already a Working Capital Lender or Issuing Bank is reasonably acceptable to the Credit Facility Agent and each Issuing Bank and (E) the Intercreditor Agent has received, at least three (3) Business Days before the effectiveness of such Incremental Amendment, a certificate from the Borrower that (1) identifies each holder of Working Capital Commitments (after giving effect to the applicable Working Capital Commitment Increase) and (2) attaches a copy of the proposed Incremental Amendment.

Section 2.09 Use of Proceeds.

(a) The Borrower shall be permitted to use the proceeds of:

(i) Term Loans funded from the Base Term Loan Commitment solely: (A) to pay Project Costs relating to the Project Facilities, including the payment of Permitted Completion Costs and, on the Project Phase 1 Completion Date and the Project Phase 2 Completion Date, funding the Senior Facilities Debt Service Reserve Account and the Contingency Reserve Account (to the extent not funded with one or more Letters of Credit or Acceptable Debt Service Reserve LCs), (B) to make Authorized Investments, (C) to reimburse Drawstop Equity Contributions previously made in respect of the Project Facilities in accordance with Section 11.2(c) (Certain Restricted Payments) of the Common Terms Agreement and Section 4.5(d) (Deposits and Withdrawals – Construction Account) of the Common Security and Account Agreement, and (D) to pay transaction costs, fees and expenses in connection with the closing of the Initial Senior Debt, the closing of the Incremental Senior Debt and the Development; and

(ii) Term Loans funded from the Contingency Reserve Term Loan Commitment solely (A) prior to the Project Phase 2 Completion Date, to fund the Contingency Reserve Account for application to pay Project Costs relating to the Project Facilities and (B) on the Project Phase 2 Completion Date, to fund the withdrawals and transfers contemplated by Section 14.4 (Project Phase 2 Completion Date Waterfall) of the Common Terms Agreement.

(b) The Borrower shall be permitted to use the Letters of Credit and the proceeds of Working Capital Loans solely for working capital purposes of the Obligors, including (i) to satisfy the Obligors’ credit support (and related mark to market) obligations under the Material Project Agreements and/or other contracts, including such obligations related to purchases of natural gas and any costs and expenses related to the supply or transport of natural gas by the Obligors and (ii) to fund reserve requirements; provided that (A) prior to the Project Phase 1 Completion Date, with respect to all proceeds of Working Capital Loans and the issuance of Letters of Credit and (B) after the Project Phase 1 Completion Date and prior to the Project Phase 2 Completion Date, with respect to proceeds of Working Capital Loans and the issuance of Letters of Credit in an amount up to the P2 WCF Sublimit, the Borrower shall be permitted to use such proceeds of Working Capital Loans and the issuance of Letters of Credit solely (I) for collateralization (and related mark to market) of, including the posting of Letters of Credit, or purchases of natural gas and any costs and expenses related to the supply or transport of natural gas by the Obligors (including for testing or operations) and (II) to fund reserve requirements; provided further that, the Borrower shall not borrow amounts under the Working Capital Facility or use the proceeds of

Working Capital Loans to meet any requirement under any other Senior Debt Instrument governing the Working Capital Debt that the Borrower reduce the principal amount relating to any revolving loans under such other Senior Debt Instrument to $0 for a period of at least five (5) consecutive Business Days at least once per calendar year (it being acknowledged and agreed that the foregoing shall not limit the utilization by the Borrower of other Indebtedness that is permitted to be incurred pursuant to Section 12.14 (Limitation on Indebtedness) of the Common Terms Agreement for such purposes to the extent the terms and conditions of such Indebtedness permit such utilization). For the avoidance of doubt, Working Capital Loans shall not be used for the payment of Project Costs.

ARTICLE III

LETTERS OF CREDIT

Section 3.01 Letters of Credit.

(a) Subject to the terms and conditions set forth herein and, as applicable, the terms and conditions set forth in the Common Terms Agreement, during the Working Capital Loan Availability Period, the Borrower may (but is not required to), deliver to (1) the Credit Facility Agent (which shall promptly distribute copies thereof to the Working Capital Lenders), (2) the Issuing Bank designated by the Borrower (with the consent of such Issuing Bank in its sole discretion) with respect to Fronted Letters of Credit and (3) each Issuing Bank with a Non-Fronting Limit with respect to Non-Fronted Letters of Credit, a letter of credit request substantially in the form of Schedule B-3 to the Common Terms Agreement (Issuance Request Form (Letters of Credit)) or such other form as requested by the Borrower and reasonably acceptable to the applicable Issuing Bank (a “Request for Issuance”) for the issuance, extension, modification or amendment of a Letter of Credit from time to time during the Working Capital Loan Availability Period. Each Request for Issuance shall include (i) the date (which shall be a Business Day, but in no event later than the date that occurs five (5) Business Days prior to the Final Maturity Date) of issuance of such Letter of Credit (or such extension, modification or amendment) and the stated expiry date thereof (which will be consistent with Section 3.01(d) (Letters of Credit)), (ii) the proposed amount of such Letter of Credit, (iii) the intended beneficiary of such Letter of Credit, (iv) a description of the intended use of such Letter of Credit and (v) whether such Letter of Credit is to be a Fronted Letter of Credit or a Non-Fronted Letter of Credit. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower not less than three (3) Business Days prior to the proposed date of issuance (or extension, modification or amendment) specified therein.

(b) The Borrower may request Letters of Credit up to the lesser of (i) an aggregate amount for all requested and issued Letters of Credit of the aggregate of the Issuing Bank Limits of all Issuing Banks and (ii) the Aggregate Working Capital Commitments; provided that, in each case, no Issuing Bank shall be required to issue any Letter of Credit or any amendment to increase the available balance of any Letter of Credit if, after such issuance or amendment, (A) the aggregate Working Capital Commitment Exposure for all Working Capital Lenders shall exceed the Aggregate Working Capital Commitments, (B) the LC Exposure of such Issuing Bank with a Fronting Limit shall exceed its Fronting Limit, (C) the LC Exposure of such Issuing Bank with a Non-Fronting Limit shall exceed its Non-Fronting Limit, (D) the LC Exposure of such Issuing

Bank shall exceed its Issuing Bank Limit or (E) the Working Capital Commitment Exposure of such Issuing Bank shall exceed its Working Capital Commitment in its capacity as a Working Capital Lender. For the avoidance of doubt, subject to compliance with the foregoing requirements and Sections 3.01(a) and 3.01(f) (Letters of Credit), the Borrower may request Fronted Letters of Credit from an Issuing Bank with a Fronting Limit up to the Issuing Bank’s full Fronting Limit.

(c) Promptly after its receipt of a Request for Issuance, the Issuing Bank will confirm with the Credit Facility Agent (in writing) that the Credit Facility Agent has received a copy of such Request for Issuance from the Borrower and, if not, the Issuing Bank will provide the Credit Facility Agent with a copy thereof. Unless the Issuing Bank has received notice (in writing) from the Credit Facility Agent (including at the request of any Working Capital Lender) no later than three (3) Business Days prior to the proposed date of issuance (or extension, modification or amendment) (i) directing the Issuing Bank not to issue (or extend, amend or modify) such Letter of Credit as a result of the limitations set forth in Section 3.01(b) (Letters of Credit), or (ii) that one or more of the applicable conditions precedent in Section 7.04 (Conditions to Each Working Capital Advance) is not then satisfied or waived, then (A) the applicable Issuing Bank shall issue (or extend, modify or amend) each Letter of Credit not later than 1:00 p.m. on the later of (1) the proposed date of issuance (or extension, modification or amendment) specified in such Request for Issuance and (2) three (3) Business Days after the receipt of the Request for Issuance (taking into account that any Request for Issuance received after 1:00 p.m. on any Business Day will be deemed received on the next Business Day), and (B) such issuance (or extension, modification or amendment) shall be subject to the terms and conditions hereof, including fulfillment of the applicable conditions precedent and the other requirements set forth herein (including Sections 3.01(a) and 3.01(f) (Letters of Credit)). An Issuing Bank that issues (or extends, amends or modifies) a requested Letter of Credit pursuant to this Section 3.01 (Letters of Credit) shall issue (or extend, amend or modify) such Letter of Credit to the Borrower or directly to the intended beneficiary and shall provide notice and a copy thereof to the Intercreditor Agent and the Credit Facility Agent, which, in the case of a Fronted Letter of Credit, shall promptly furnish copies thereof to the Working Capital Lenders, and to the extent that such Letter of Credit was issued directly to the intended beneficiary, such Issuing Bank shall provide notice and a copy thereof to the Borrower.

(d) Each Letter of Credit shall expire no later than the earlier of (i) one year from the date of issuance of such Letter of Credit and (ii) five (5) Business Days prior to the Working Capital Loan Termination Date. Each Letter of Credit may, if requested by the Borrower, provide that it will be automatically extended for a stated period of time at the end of its then-scheduled expiration date and each successive expiration date (but in any event shall not be extended for longer than one year from the date of effectiveness of each such extension or beyond five (5) Business Days prior to the Working Capital Loan Termination Date) unless the Issuing Bank that issued the Letter of Credit notifies the beneficiary thereof no later than thirty (30) days prior to such expiration date that such Issuing Bank elects not to renew or extend such Letter of Credit. In no event shall the Working Capital Lenders have any obligation to pay any amount to (or for the account of) any Issuing Bank or any other Person, in respect of a drawing under a Letter of Credit that occurs after the Final Maturity Date.

(e) Notwithstanding anything in this Agreement to the contrary, no Issuing Bank will have any obligation to issue, or extend the expiry date of, any Letter of Credit if (i) any judgment, order, or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, or extending the expiry date of, such Letter of Credit or

(ii) any Government Rule or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or direct that such Issuing Bank refrain from, the issuance of new letters of credit or the extension of the expiry date of issued letters of credit generally or the issuance, or extension of the expiry date of, a Letter of Credit specifically or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve, or capital requirement, or shall impose upon such Issuing Bank any loss, cost, or expense. Each Issuing Bank shall provide the Borrower with prompt notice of the occurrence of any event described in this Section 3.01(e) (Letters of Credit) not later than two (2) Business Days after obtaining knowledge of the occurrence of any such event.

(f) The Borrower may request that a Letter of Credit be a Fronted Letter of Credit or a Non-Fronted Letter of Credit; provided that, (i) the Borrower may only request Fronted Letters of Credit from an Issuing Bank that is specified in this Agreement as having a Fronting Limit and who has consented to issue such Fronted Letter(s) of Credit in accordance with Section 3.01(a) (Letters of Credit), and (ii) if the Borrower wishes to request Non-Fronted Letters of Credit, the Borrower shall determine the specific aggregate amount to be covered by such Letters of Credit to be provided to a specific beneficiary (the “Non-Fronted LC Amount”), and it shall make requests for Non-Fronted Letters of Credit simultaneously to all the Issuing Banks under this Agreement such that the aggregate amount of all such Non-Fronted Letters of Credit issued to such beneficiary is equal to the Non-Fronted LC Amount and the amount of the Non-Fronted Letter of Credit of each individual Issuing Bank is equal to its Commitment Percentage of the Non-Fronted LC Amount. No Working Capital Lender is required to participate in the extension of credit resulting from the issuance (or extension, modification or amendment) of a Non-Fronted Letter of Credit issued by an Issuing Bank other than itself. Each Working Capital Lender severally agrees with each Issuing Bank to participate in an amount equal to its Commitment Percentage in the extension of credit resulting from the issuance (or extension, modification or amendment) of a Fronted Letter of Credit by such Issuing Bank and each drawing of the LC Available Amounts thereunder, in the manner and the amount provided in Section 3.02 (Reimbursement to Issuing Banks), and the issuance of such Fronted Letter of Credit shall be deemed to be a confirmation by the Issuing Bank and each Working Capital Lender of such participation in such amount; provided that, no Working Capital Lender shall be required to participate in a Fronted Letter of Credit to the extent such Working Capital Lender’s Working Capital Commitment Exposure would exceed its Working Capital Commitment as a result of such participation.

(g) In addition to the date of issuance, stated expiry date, amount, beneficiary, intended use and request for a Fronted Letter of Credit or Non-Fronted Letter of Credit specified in the applicable Request for Issuance, each Letter of Credit shall provide (unless the Borrower specifies otherwise in such Request for Issuance) for:

(i) payment in immediately available funds in US Dollars on a Business Day;

(ii) multiple drawings and partial drawings;

(iii) applicability of the International Standby Practices 1998, International Chamber of Commerce Publication No. 590 (1998) (“ISP98”), Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (2007) (“UCP 600”), or such other rules as the Borrower and the applicable Issuing Bank shall agree, and shall, as to matters not governed by ISP98, UCP 600 or such other rules, be governed and construed in accordance with the laws of the State of New York and applicable U.S. federal law;

(iv) a drawing by the beneficiary of the full available amount thereof if either (A) the Issuing Bank that issued the Letter of Credit ceases to satisfy the minimum credit ratings for an Issuing Bank hereunder (as set forth in the definition of “Issuing Bank” in Exhibit A (Definitions)) and such Letter of Credit has not been replaced by an Issuing Bank satisfying such minimum credit ratings within thirty (30) days or such shorter number of days as required under the document, if any, with respect to which such Letter of Credit is issued; provided that, the right to draw under this clause (A) shall only be included in the applicable Letter of Credit to the extent required under such document with respect to which such Letter of Credit is issued or (B) the Issuing Bank that issued the Letter of Credit notifies the Borrower (which shall promptly notify the beneficiary) no later than 60 days prior to the then-scheduled expiration date that such Issuing Bank elects not to extend such Letter of Credit; and

(v) in the case of a Non-Fronted Letter of Credit, the beneficiary will be required to certify that it is making a pro rata draw with all other Letters of Credit issued in favor of such beneficiary in respect of a Non-Fronted LC Amount based on the percentage of such Non-Fronted Letter of Credit to Non-Fronted LC Amount as notified to the beneficiary by the Borrower.

(h) Following the Upsize Closing Date, no Working Capital Lender may be appointed as an Issuing Bank without its prior written consent.

Section 3.02 Reimbursement to Issuing Banks.

(a) An Issuing Bank shall give the Credit Facility Agent, the Collateral Agent, the Borrower and each of the Working Capital Lenders prompt notice of any payment made by such Issuing Bank in accordance with the terms of any Letter of Credit issued by such Issuing Bank (an “LC Payment Notice”) no later than 10:00 a.m. on the Business Day immediately succeeding the date of such payment by such Issuing Bank.

(b) Upon delivery to the Borrower of an LC Payment Notice on or before 10:00 a.m., New York City time, on the Business Day immediately succeeding the date of such payment by an Issuing Bank, the Borrower shall either (i) on or before 12:00 noon on such Business Day, reimburse such Issuing Bank for such payment (an “LC Reimbursement Payment”) by paying to the Credit Facility Agent, for the account of such Issuing Bank, an amount equal to the payment made by such Issuing Bank plus interest on such amount at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans (provided that, if an Issuing Bank delivers an LC Payment Notice to the Borrower after 10:00 a.m. New York City time on the Business Day immediately succeeding the date of payment by such Issuing Bank, the Borrower shall make the

LC Reimbursement Payment on or before 12:00 noon New York City time on the next succeeding Business Day) or (ii) (A) provide written notice to such Issuing Bank and the Credit Facility Agent electing to have the reimbursement obligation converted into an LC Loan in accordance with Sections 3.02(c) and (f) (Reimbursement to Issuing Banks) or (B) not make the LC Reimbursement Payment as required under Section 3.02(b)(i) (Reimbursement to Issuing Banks), in which case, in the case of this clause (ii), such reimbursement obligation shall automatically convert to an LC Loan as of such time; provided that, no Loan Facility Event of Default shall have occurred and been Continuing as of the time of the applicable payment made under the Letter of Credit. An Issuing Bank’s failure to provide an LC Payment Notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank for any payment it makes under any Letter of Credit. In the case of any Non-Fronted Letters of Credit issued with respect to a specific Non-Fronted LC Amount, the Borrower may not elect to make an LC Reimbursement Payment and/or convert a reimbursement obligation into a LC Loan for some but not all the Issuing Banks providing Non- Fronted Letters of Credit with respect to such Non-Fronted LC Amount.

(c) If the Borrower fails to make the LC Reimbursement Payment as required under Section 3.02(b) (Reimbursement to Issuing Banks) or provides written notice to such Issuing Bank and the Credit Facility Agent electing to have the reimbursement obligation converted into an LC Loan, such reimbursement obligation shall automatically convert to an LC Loan; provided that, no Loan Facility Event of Default shall have occurred and been Continuing as of the time of the applicable payment made under the Letter of Credit. If such LC Loan or failure to make the LC Reimbursement Payment relates to a Fronted Letter of Credit, the Credit Facility Agent shall promptly notify each of the Working Capital Lenders of the amount of its share of the payment made under such Fronted Letter of Credit, which shall be such Working Capital Lender’s Commitment Percentage of such amount paid by such Issuing Bank (the “Working Capital Lender Payment Notice”). Subject to Section 3.01(f) (Letters of Credit), each Working Capital Lender hereby severally agrees to pay the amount specified in the Working Capital Lender Payment Notice in immediately available funds to the Credit Facility Agent for the account of such Issuing Bank with respect to a Fronted Letter of Credit plus interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of such payment by such Issuing Bank to the date of payment to such Issuing Bank by such Working Capital Lender. Each Working Capital Lender shall make such payment by not later than 4:00 p.m. New York City time on the date it received the Working Capital Lender Payment Notice (if such notice is received at or prior to 1:00 p.m. New York City time) and before 12:00 noon New York City time on the next succeeding Business Day following such receipt (if such notice is received after 1:00 p.m. New York City time). In the case of Fronted Letters of Credit, each Working Capital Lender shall severally indemnify and hold harmless such Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs, and expenses (including reasonable attorneys’ fees and expenses) resulting from any failure on the part of such Working Capital Lender to provide, or from any delay in providing, the Credit Facility Agent for the account of such Issuing Bank with its Commitment Percentage of the amount paid under the Fronted Letter of Credit but no such Working Capital Lender shall be so liable for any such failure on the part of or caused by any other Working Capital Lender or the willful misconduct or gross negligence, as determined by a court of competent jurisdiction by a final and non-appealable order, of the Credit Facility Agent. Each Working Capital Lender’s obligation to make each such payment to the Credit Facility Agent for the account of the applicable Issuing Bank in the case of payments made in respect of a Fronted Letter of Credit shall be several and not joint and shall not be affected by (i) the occurrence or continuance of any Loan Facility Event of Default, (ii) the failure of any other Working Capital Lender to make any payment under this Section 3.02 (Reimbursement to Issuing Banks), or (iii) the date of the drawing under the applicable Letter of Credit issued by the applicable Issuing Bank; provided that, such drawing occurs prior to the earlier of (A) the Final Maturity Date or (B) the latest date allowed for presentation of documents under the applicable Fronted Letter of Credit. Each Working Capital Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(d) The Credit Facility Agent shall pay to the applicable Issuing Bank in immediately available funds the amounts paid in respect of a Fronted Letter of Credit pursuant to Section 3.02(b) (Reimbursement to Issuing Banks) and Section 3.02(c) (Reimbursement to Issuing Banks) before the close of business on the day such payment is received; provided that, any amount received by the Credit Facility Agent that is due and owing to such Issuing Bank and remains unpaid to such Issuing Bank on the date of receipt shall be paid on the next succeeding Business Day with interest payable at the Federal Funds Effective Rate.

(e) For so long as any Working Capital Lender is a Defaulting Lender under clause (a) of the definition thereof, such Defaulting Lender’s participation in LC Exposure shall be reallocated in accordance with Section 4.18(b) (Defaulting Lenders).

(f) Each payment made by a Working Capital Lender under clause (c) above shall constitute an LC Loan deemed made by such Working Capital Lender to the Borrower on the date of such payment by an Issuing Bank under a Fronted Letter of Credit issued by such Issuing Bank. All such payments by the Working Capital Lenders in respect of any one such payment by such Issuing Bank shall constitute a single LC Loan hereunder. Each payment made by an Issuing Bank in respect of a Non-Fronted Letter of Credit that is not reimbursed by the Borrower or that is converted into an LC Loan by notice from the Borrower pursuant to clause (c) above shall constitute an LC Loan deemed made by such Issuing Bank in its capacity as a Working Capital Lender. LC Loans that are converted to SOFR Loans in respect of Non-Fronted Letters of Credit with respect to a specific Non-Fronted LC Amount shall constitute a single SOFR Loan for the purposes of Section 4.05(e) (Interest Rates) hereunder. Each LC Loan initially shall be a Base Rate Loan.

Section 3.03 Obligations Absolute. The payment obligations of each Working Capital Lender under Section 3.02(c) (Reimbursement to Issuing Banks) and of the Borrower under this Agreement in respect of any payment under any Letter of Credit and any LC Loan shall be unconditional and irrevocable (subject only to the Borrower’s and each Working Capital Lender’s right to bring suit against an Issuing Bank pursuant to Section 3.04 (Liability of the Issuing Banks and the Working Capital Lenders) following the reimbursement of such Issuing Bank for any such payment), and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

(a) any lack of validity or enforceability of any Finance Document or any other agreement or instrument relating thereto or to such Letter of Credit;

(b) any amendment or waiver of, or any consent to departure from, all or any of the Finance Documents;

(c) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or by such Letter of Credit, or any unrelated transaction;

(d) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(e) payment in good faith by an Issuing Bank under any Letter of Credit issued by such Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit; or

(f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 3.04 Liability of the Issuing Banks and the Working Capital Lenders. The Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit, and none of the Credit Facility Agent, the Issuing Banks, the Working Capital Lenders nor any of their respective Related Parties shall be liable or responsible for (a) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the applicable Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that, in each case, payment by the applicable Issuing Bank shall not have constituted gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable order, in which event the Borrower and each Working Capital Lender shall have the right to bring suit against an Issuing Bank, and such Issuing Bank shall be liable to the Borrower and any Working Capital Lender, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Working Capital Lender caused by such Issuing Bank’s willful misconduct or gross negligence as determined by a court of competent jurisdiction by a final and non-appealable order, including such Issuing Bank’s willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of documents which strictly comply with the terms and conditions of such Letter of Credit.

Section 3.05 Resignation as an Issuing Bank. Any Issuing Bank may, upon no less than thirty (30) days’ prior written notice to the Borrower (with a copy to the Credit Facility Agent, to be distributed to each Working Capital Lender) resign as an Issuing Bank, effective upon the appointment of a successor Issuing Bank in accordance with this Section 3.05 (Resignation as an Issuing Bank). In the event of any such resignation as an Issuing Bank, the Borrower shall be entitled to appoint a successor Issuing Bank hereunder from among the Working Capital Lenders (provided that, the Borrower may not so appoint any Working Capital Lender if, as a result of such appointment, such Working Capital Lender’s (a) Working Capital Commitment Exposure would exceed its Working Capital Commitment or (b) LC Exposure would exceed its Issuing Bank Limit, Fronting Limit or Non-Fronting Limit, as applicable) who meet the requirements hereunder to be an Issuing Bank; provided that, no failure by the Borrower to appoint any such successor shall affect the resignation of any Issuing Bank. If any Working Capital Lender resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit that it issued, including Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all LC Exposure with respect thereto (including the right to require the Working Capital Lenders to make LC Loans or fund participations in Letters of Credit). Upon the appointment of a successor Issuing Bank and such successor Issuing Bank’s acceptance, in writing, of the appointment and agreement to be bound by all of the terms and conditions contained in this Agreement and the other Finance Documents binding on it in such capacity, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the Issuing Bank as the case may be and the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable resigning Issuing Bank to effectively assume the obligations of such Issuing Bank with respect to such Letters of Credit.

Section 3.06 Non-Fronted Letters of Credit. The Borrower agrees that in the event that it has provided any Non-Fronted Letter of Credit in respect a Non-Fronted LC Amount, it shall instruct the beneficiary thereof to draw on such Non-Fronted Letter of Credit pro rata among all Non-Fronted Letters of Credit issued in respect of such Non-Fronted LC Amount. In the event that the Borrower has funded the Senior Facilities Debt Service Reserve Account using Non-Fronted Letters of Credit from each Issuing Bank, the Collateral Agent hereby agrees (without the need for any further action or instruction from any Senior Creditors) to draw on such Non-Fronted Letters of Credit only on a pro rata basis as notified by the Borrower to the Collateral Agent or, failing such notification, as provided to the Collateral Agent by the Credit Facility Agent on request.

Section 3.07 Reinstatement of Letters of Credit. The available balance of each Letter of Credit shall be reduced by the amount of any payment made by the applicable Issuing Bank on a drawing thereunder. Once so reduced, the available balance of such Letter of Credit may only be reinstated upon and to the extent of any reimbursement by the Borrower of such drawing or, if reimbursement of such drawing is made through LC Loans, upon and to the extent of payment by the Borrower of the LC Loans corresponding to such drawing, in each case, pursuant to Section 3.02 (Reimbursement to Issuing Banks). At least one (1) Business Day prior to the date of any such reinstatement of a Letter of Credit, the Borrower shall deliver to such Issuing Bank and the Credit Facility Agent a written request for reinstatement signed by an Authorized Officer of the Borrower and in form and substance satisfactory to such Issuing Bank. Upon the effectiveness of any such reinstatement, such Issuing Bank shall notify the Borrower, the Credit Facility Agent and the beneficiary of the reinstated Letter of Credit and shall indicate in such notice the new available balance of such Letter of Credit.

Section 3.08 Existing Letters of Credit. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Initial Closing Date shall be subject to and governed by the terms and conditions hereof. Notwithstanding anything to the contrary contained herein, City National Bank shall be an Issuing Bank hereunder only with respect to the Existing Letters of Credit issued by it and shall have no obligation or further commitment to issue any additional Letters of Credit pursuant to this Agreement.

ARTICLE IV

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

Section 4.01 Repayment of Term Loan Advances.

(a) The Borrower unconditionally and irrevocably promises to pay to the Credit Facility Agent for the ratable account of each Term Lender the aggregate outstanding principal amount of the Term Loans on each CTA Payment Date (i) beginning on the First Repayment Date, in accordance with the Initial Amortization Schedule and (ii) beginning on the First Upsize Repayment Date, in accordance with the Upsize Amortization Schedule.

(b) On the Project Phase 2 Completion Date, the Credit Facility Agent shall generate and promptly provide to the Intercreditor Agent and the Borrower a revised Amortization Schedule (in respect of which it shall have consulted with the Borrower) based on the total Term Loans outstanding on the Project Phase 2 Completion Date (the “Upsize Amortization Schedule”) (after taking account of any repayments made and changes to the amortization schedule previously made in accordance with Section 4.01(b) (Repayment of Term Loan Advances) below).

(c) In addition, following the making of any prepayments pursuant to this Agreement or Section 3.1 (CTA Payment Dates) of the Common Terms Agreement, including in connection with the incurrence of Replacement Debt, the Credit Facility Agent shall, of its own motion or as reasonably requested by the Borrower, generate and promptly provide to the Intercreditor Agent and the Borrower a revised Amortization Schedule (in respect of which it shall have consulted with the Borrower) and if any such prepayments are made or any such Replacement Debt is incurred prior to the Project Phase 2 Completion Date, the then current Initial Term Loan Amount shall be reduced by an amount equal to (i) the amount of the Term Loans so refinanced multiplied by (ii) the percentage determined by dividing (A) the Initial Term Loan Amount (as in effect at the Upsize Closing Date) by (B) the aggregate amount of the Term Loan Commitments (including Term Loans outstanding under such Commitments) as of the Upsize Closing Date. In any of the instances described above, such revised Amortization Schedule shall be delivered prior to the next Quarterly Payment Date and prepared in a manner that is consistent with the principles used to prepare the original applicable Amortization Schedule. Any failure by the Credit Facility Agent to provide any revised Amortization Schedule as required pursuant to this Section 4.01 (Repayment of Term Loan Advances) shall not affect the Borrower’s obligations to pay the Term Loans in accordance with this Agreement.

(d) The repayment of principal by the Borrower for the Term Loans shall commence on the earlier of (such earlier date, the “First Repayment Date”):

(i) the first Quarterly Payment Date (or, if such date is not a Business Day, the Business Day immediately prior to such Quarterly Payment Date) occurring more than three calendar months following the Project Phase 1 Completion Date; and

(ii) the Phase 1 LNG Facility Date Certain.

(e) The repayment of principal by the Borrower based on the Upsize Amortization Schedule shall commence on the earlier of (such earlier date, the “First Upsize Repayment Date”):

(i) the first Quarterly Payment Date (or, if such date is not a Business Day, the Business Day immediately prior to such Quarterly Payment Date) occurring more than three calendar months following the Project Phase 2 Completion Date; and

(ii) the Phase 2 LNG Facility Date Certain.

(f) Notwithstanding anything to the contrary set forth in Section 4.01(a) (Repayment of Term Loan Advances) above, the final principal repayment installment on the Final Maturity Date shall in any event be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

Section 4.02 Repayment of LC Loans. The Borrower unconditionally and irrevocably promises to pay to the Credit Facility Agent for the ratable account of each Working Capital Lender the aggregate outstanding principal amount of each LC Loan no later than 5:00 p.m. on the Working Capital Loan Termination Date.

Section 4.03 Repayment of Working Capital Advances.

(a) The Borrower shall reduce the aggregate outstanding principal amount of all Working Capital Loans to zero Dollars ($0) for a period of five (5) consecutive Business Days at least once every calendar year; provided that, the Borrower will determine in its sole discretion when during any calendar year it elects to satisfy such requirement and the Credit Facility Agent shall have no duty to monitor compliance with this Section 4.03(a) (Repayment of Working Capital Advances); provided further that the Borrower may not borrow amounts under any other Facility Agreement for Working Capital Debt in order to meet the requirement specified in this Section 4.03(a) (Repayment of Working Capital Advances).

(b) Notwithstanding anything to the contrary set forth in Section 4.03(a) (Repayment of Working Capital Advances), the Borrower unconditionally and irrevocably promises to pay to the Credit Facility Agent for the ratable account of each Working Capital Lender, on the Working Capital Loan Termination Date, an amount equal to the aggregate principal amount of all Working Capital Loans then-outstanding.

Section 4.04 Interest Payment Dates. (a) Interest accrued on each Loan shall be payable, without duplication, on the following dates (each, an “Interest Payment Date”):

(i) with respect to any repayment or prepayment of principal on such Loan, on the date of each such repayment or prepayment;

(ii) on the Final Maturity Date;

(iii) with respect to Working Capital Loans and LC Loans, the Working Capital Loan Termination Date;

(iv) with respect to SOFR Loans, (A) on the last day of each applicable Interest Period; provided that, in the case of any Interest Period that has a duration of more than three months, the Interest Payment Date in respect of such SOFR Loans shall also include each day that is three months (or an integral multiple thereof) after the first day of such Interest Period, and (B) if applicable, on any date on which such SOFR Loan is converted to a Base Rate Loan; and

(v) with respect to Base Rate Loans, on the last Business Day of each calendar quarter or, if applicable, any date on which such Base Rate Loan is converted to a SOFR Loan.

(b) Interest accrued on the Loans or other monetary Loan Obligations after the date such amount is due and payable (whether on the Final Maturity Date or any CTA Payment Date upon acceleration or otherwise) shall be payable upon demand.

(c) Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the occurrence of an event set forth in Section 15.1(d)(i) (Loan Facility Events of Default – Bankruptcy) of the Common Terms Agreement and (to the extent Section 9.01 (Events of Default) covers the events described in Section 15.1(d)(i) (Loan Facility Events of Default – Bankruptcy) of the Common Terms Agreement) Section 9.01 (Events of Default) of this Agreement.

Section 4.05 Interest Rates.

(a) Each SOFR Loan shall accrue interest at a rate per annum during each Interest Period applicable thereto equal to the sum of Term SOFR for such Interest Period plus the Applicable Margin for such Loan.

(b) On or before 1:00 p.m. at least three (3) U.S. Government Securities Business Days prior to the end of each Interest Period for each SOFR Loan, the Borrower shall deliver to the Credit Facility Agent an Interest Period Notice setting forth the Borrower’s election with respect to the duration of the next Interest Period applicable to such SOFR Loan, which Interest Period shall be one (1), three (3) or six (6) months in length (or, if available to all applicable Lenders, such other periods as may be agreed by the Credit Facility Agent (including with respect to the Applicable Margin agreed to by all the Lenders with respect to any such Interest Period)); provided that, (i) if any Loan Facility Declared Default has occurred and is Continuing, all SOFR Loans shall convert into Base Rate Loans and (ii) if any Unmatured Loan Facility Event of Default has occurred and is Continuing at the end of the then-current Interest Periods, all SOFR Loans shall convert into SOFR Loans with an Interest Period of one (1) month, in each case, at the end of the then-current Interest Periods (in which case the Credit Facility Agent shall so notify the Borrower and the Lenders). After such Loan Facility Declared Default or Unmatured Loan Facility Event of Default has ceased, the Borrower may convert each such Base Rate Loan or SOFR Loan with an Interest Period of one month into a SOFR Loan in accordance with this Agreement by delivering an Interest Period Notice in accordance with Section 4.06 (Conversion Options).

(c) If the Borrower fails to deliver an Interest Period Notice in accordance with Section 4.05(b) (Interest Rates) above with respect to any SOFR Loan, such SOFR Loan shall be made as, or converted into, a Base Rate Loan at the end of the then-current Interest Period.

(d) Each SOFR Loan shall bear interest from (and including) the first day of the applicable Interest Period to (but excluding) the last day of such Interest Period (or the date such Loan is converted to a Base Rate Loan) at the interest rate determined as applicable to such SOFR Loan.

(e) Notwithstanding anything to the contrary contained herein, the Borrower shall have, in the aggregate, no more than fifteen (15) separate SOFR Loans outstanding at any one time.

(f) Each Base Rate Loan shall accrue interest at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin for such Loan.

(g) All Base Rate Loans shall bear interest from and including the date such Loan is made (or the day on which SOFR Loans are converted to Base Rate Loans in accordance with Section 4.05(c) (Interest Rates) or 4.06 (Conversion Options) or under Article V (SOFR and Tax Provisions)) to (but excluding) the date such Loan or portion thereof is paid at the interest rate determined as applicable to such Base Rate Loan (or the date such Loan is converted to a SOFR Loan).

(h) In connection with the use or administration of Term SOFR, the Credit Facility Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Finance Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Finance Document. The Credit Facility Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 4.06 Conversion Options. The Borrower may elect from time to time to convert SOFR Loans to Base Rate Loans or Base Rate Loans to SOFR Loans (subject to Sections 4.05(e) (Interest Rates), 5.01 (Illegality) and 5.02 (Inability to Determine Applicable Interest Rate)), as the case may be, by delivering a completed Interest Period Notice to the Credit Facility Agent notifying the Credit Facility Agent of such election no later than 12:00 noon on the third (3rd) Business Day preceding the proposed conversion date (which notice, in the case of conversions to SOFR Loans, shall specify the length of the initial Interest Period therefor); provided that, (i) no Base Rate Loan may be converted into a SOFR Loan when any Loan Facility Declared Default has occurred and is Continuing and (ii) no Base Rate Loan may be converted into a SOFR Loan with an Interest Period greater than one month when any Unmatured Loan Facility Event of Default has occurred and is Continuing and, in each case, the Credit Facility Agent has determined not to permit such conversions. Upon receipt of any such notice, the Credit Facility Agent shall promptly notify each relevant Lender thereof.

Section 4.07 Post-Maturity Interest Rates; Default Interest Rates. If all or a portion of the principal amount of any Loan is not paid when due (whether on the Final Maturity Date, by acceleration or otherwise, or in the case of LC Loans, the Working Capital Loan Termination Date or otherwise) or any Loan Obligation (other than principal on the Loans) is not paid or deposited when due (whether on the Final Maturity Date, by acceleration or otherwise), (a) all such overdue amounts of principal on the Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus the Default Rate and (b) all such other defaulted amounts of Loan Obligations (other than principal on the Loans) shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus the Default Rate, from the date of such non-payment until the amount then due is paid in full (after as well as before judgment).

Section 4.08 Interest Rate Determination. The Credit Facility Agent shall determine the interest rate applicable to the Loans and shall give prompt notice of such determination to the Borrower and the applicable Lenders. In each such case, the Credit Facility Agent’s determination of the applicable interest rate shall be conclusive, in the absence of manifest error.

Section 4.09 Computation of Interest and Fees.

(a) All computations of interest for Base Rate Loans when the Base Rate is determined by the Credit Facility Agent’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for SOFR Loans, and for Base Rate Loans when the Base Rate is determined by Term SOFR shall be made on the basis of a 360 day year and actual days elapsed. All computations of commissions or fees owed hereunder (other than Commitment Fees, Fronting Fees and LC Fees, which shall be computed in accordance with the provisions of Section 4.15 (Fees) below) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day).

(b) Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall bear interest for one day.

(c) Each computation by the Credit Facility Agent of interest or fees hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 4.10 Terms of All Prepayments. The Borrower shall make prepayments of Loans and all reductions and cancellations of Commitments in accordance with the terms of Article 3 (Repayment, Prepayment and Cancellation) of the Common Terms Agreement and subject to the following terms and the terms of Section 4.11 (Voluntary Prepayments) and Section 4.12 (Mandatory Prepayment):

(a) upon the prepayment of any Loans (whether a voluntary prepayment, a mandatory prepayment or a prepayment upon acceleration or otherwise), the Borrower shall satisfy all applicable provisions under this Agreement; and

(b) together with any prepayment of Loans, the Borrower shall pay to the Credit Facility Agent, for the account of the applicable Lenders which made any Loan being prepaid, the sum of the following amounts:

(i) the principal of, and accrued but unpaid interest on, the Loans to be prepaid;

(ii) any additional amounts required to be paid under Section 5.05 (Funding Losses), which payment shall be made within the time period after the applicable prepayment as is permitted under the Common Terms Agreement; and

(iii) any other Loan Obligations required to be paid to the respective Lenders in connection with any prepayment under the Finance Documents.

Section 4.11 Voluntary Prepayment.

(a) The Borrower may, in accordance with Section 3.5 (Voluntary Prepayments) of the Common Terms Agreement and on not less than three (3) Business Days’ prior written notice to the Credit Facility Agent, prepay in whole or in part amounts outstanding under the Credit Facility Agreement, without penalty or premium (other than any costs incurred as set forth in Section 5.05 (Funding Losses)); provided that, each voluntary prepayment of Loans shall be in incremental multiples of $1,000,000. Such notice may be conditional and subject to revocation as set forth in Section 3.5(b) (Voluntary Prepayments) of the Common Terms Agreement. If any such notice is revoked in accordance with Section 3.5(b) (Voluntary Prepayments) of the Common Terms Agreement, the Borrower shall pay any costs incurred by any Lender as a result of such notice and revocation, as set forth in Section 3.5(b) (Voluntary Prepayments) of the Common Terms Agreement. Prepayments of Working Capital Loans shall not result in any reduction in Working Capital Commitments, except to the extent prepaid in accordance with Sections 4.12(b)(ii), (iii) and (iv) (Mandatory Prepayment).

(b) Except as set forth in Section 3.5(b) (Voluntary Prepayments) of the Common Terms Agreement, after the Borrower has delivered a notice of voluntary prepayment in accordance with Section 4.11(a) (Voluntary Prepayment) above, the prepayment date specified in the notice shall be deemed the due date for the principal amount (and the interest thereon) to be paid thereunder and should the Borrower fail to pay any such principal amount and/or interest and/or prepayment premium (if any), in accordance with Section 3.6 (Prepayment Fees and Funding Losses) of the Common Terms Agreement and Section 5.05 (Funding Losses) due on such date, the Borrower shall pay interest on such overdue amounts in accordance with Section 4.07 (Post-Maturity Interest Rates; Default Interest Rates).

(c) Pursuant to Section 3.7 (Pro Rata Payment) of the Common Terms Agreement and Section 2.3(a)(i)(B) (Payments and Prepayments - Pro Rata Payment of Senior Debt Obligations) of the Common Security and Account Agreement (i) any voluntary prepayment of Working Capital Loans or LC Loans may be made without a voluntary pro rata prepayment of Senior Debt under any other Senior Debt Instrument and (ii) any voluntary prepayment of Senior Debt under any other Senior Debt Instrument may be made without a voluntary pro rata prepayment of Working Capital Loans or LC Loans.

Section 4.12 Mandatory Prepayment.

(a) The Borrower shall prepay, with three (3) Business Days’ prior written notice to the Credit Facility Agent, the Term Loans as and when required under Section 3.4 (Mandatory Prepayments) and Section 3.7 (Pro Rata Payment) of the Common Terms Agreement.

(b) The Borrower shall prepay, with three (3) Business Days’ prior written notice to the Credit Facility Agent, the Working Capital Loans or LC Loans in accordance with Section 3.4 (Mandatory Prepayments) and Section 3.7 (Pro Rata Payment) of the Common Terms Agreement solely in the following circumstances:

(i) other than LC Loans incurred to fund a reimbursement obligation with respect to a drawing under a Letter of Credit, as needed to comply with Section 4.03(a) (Repayment of Working Capital Advances); provided that, for the avoidance of doubt, the Borrower shall not be required to cause any issued and outstanding Letters of Credit to be cancelled or returned;

(ii) in accordance with Section 3.4(a)(iii) (Mandatory Prepayments – LNG SPA Prepayment Events) of the Common Terms Agreement;

(iii) in accordance with Section 3.4(a)(vi) (Mandatory Prepayments – Illegality) of the Common Terms Agreement as a result of the occurrence of an Illegality Event with respect to a Working Capital Lender; and

(iv) in accordance with Section 3.4(a)(x) (Mandatory Prepayments – Replacement Debt) of the Common Terms Agreement in the event and to the extent the additional debt triggering such prepayment has been incurred to replace such Working Capital Loans and/or LC Loans.

Working Capital Commitments shall be cancelled in the case of the mandatory prepayments set forth in clauses (ii) and (iv) above as provided in Sections 3.4(a)(iii) (Mandatory Prepayments – LNG SPA Prepayment Events) and 3.4(a)(x) (Mandatory Prepayments – Replacement Debt) of the Common Terms Agreement, respectively, and shall be suspended in the case of the mandatory prepayment set forth in clause (iii) above as provided in Section 3.4(a)(vi) (Mandatory Prepayments – Illegality) of the Common Terms Agreement.

(c) Application of Prepayments of Loans to Base Rate Loans and SOFR Loans. Any prepayment of Loans of a Lender pursuant to this Section 4.12 (Mandatory Prepayment) shall be applied first to such Lender’s Base Rate Loans to the full extent thereof and second to such Lender’s SOFR Loans.

Section 4.13 Time and Place of Payments.

(a) Except as provided in Section 3.02(b) (Reimbursement to Issuing Banks), the Borrower shall make each payment (including any payment of principal of or interest on any Loan or any Fees or other Loan Obligations) hereunder without set-off, deduction or counterclaim not later than 12:00 noon New York City time on the date when due in Dollars and, in immediately available funds, to the Credit Facility Agent at the account set forth in Schedule IV (Credit Facility Agent Account Details) or at such other office or account as may from time to time be specified by the Credit Facility Agent to the Borrower. Funds received after 12:00 noon New York City time may, at the Credit Facility Agent’s discretion, be deemed to have been received by the Credit Facility Agent on the next succeeding Business Day.

(b) The Credit Facility Agent shall promptly remit in immediately available funds to each Credit Facility Secured Party its share, if any, of any payments received by the Credit Facility Agent for the account of such Credit Facility Secured Party.

(c) Whenever any payment (including any payment of principal of or interest on any Term Loan or any Fees or other Loan Obligations) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall (except as otherwise required by the proviso to the definition of “Interest Period” with respect to SOFR Loans and in the case of the Final Maturity Date, in which case the due date for payment shall be the immediately preceding Business Day) be made on the immediately succeeding Business Day, and such increase of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 4.14 Advances and Payments Generally.

(a) Except as provided in Section 3.02(b) (Reimbursement to Issuing Banks), unless the Credit Facility Agent has received notice from the Borrower prior to the date on which any payment is due to the Credit Facility Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Credit Facility Agent may assume that the Borrower has made such payment on such date in accordance with this Agreement and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank(s) the amount due. If the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank(s) severally agrees to repay to the Credit Facility Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from (and including) the date such amount is distributed to it to (but excluding) the date of payment to the Credit Facility Agent, at the Federal Funds Effective Rate. A notice of the Credit Facility Agent to any Lender or Issuing Bank with respect to any amount owing under this Section 4.14 (Advances and Payments Generally) shall be conclusive, absent manifest error.

(b) Nothing herein shall be deemed to obligate any Lender or Issuing Bank to obtain funds for any Loan or Letter of Credit reimbursement obligation in any particular place or manner or to constitute a representation by any Lender or Issuing Bank that it has obtained or will obtain funds for any Loan in any particular place or manner.

Section 4.15 Fees.

(a) From and including the Initial Closing Date until the end of the Term Loan Availability Period or with respect to any Term Lender, until the date on which such Term Lender’s Term Loan Commitments are terminated (solely to the extent of such terminated Term Loan Commitments), the Borrower agrees to pay to the Credit Facility Agent, for the account of the Term Lenders, on each CTA Payment Date beginning on the first CTA Payment Date that is also an Interest Payment Date and on the last day of the Term Loan Availability Period, a commitment fee (a “Term Loan Commitment Fee”) on the daily average amount by which the Term Loan Commitments exceed the aggregate outstanding principal amount of the Term Loans during the relevant fiscal quarter (or portion thereof) then ended at a rate per annum equal to the Commitment Fee Rate. Notwithstanding the foregoing, the Borrower will not be required to pay any Term Loan Commitment Fee to any Term Lender with respect to any period in which such Term Lender was a Defaulting Lender.

(b) From and including the Initial Closing Date until the Working Capital Loan Termination Date, the Borrower agrees to pay to the Credit Facility Agent, for the account of each Working Capital Lender, on each CTA Payment Date beginning on the first CTA Payment Date that is also an Interest Payment Date and on the Working Capital Loan Termination Date, a commitment fee (a “Working Capital Commitment Fee” and, together with the Term Loan Commitment Fee, the “Commitment Fees”) on the daily average amount of such Working Capital Lender’s unused Working Capital Commitment at a rate per annum equal to the Commitment Fee Rate. Notwithstanding the foregoing, the Borrower will not be required to pay any Working Capital Commitment Fee to any Working Capital Lender with respect to any period in which such Working Capital Lender was a Defaulting Lender.

(c) The Borrower agrees to pay to the Credit Facility Agent for the account of each Working Capital Lender, on each CTA Payment Date beginning on the first CTA Payment Date that is also an Interest Payment Date commencing on the first such date to occur following the date of issuance of any Letter of Credit hereunder, and on the Working Capital Loan Termination Date, a letter of credit fee (the “LC Fee”) on (i) the average daily aggregate amount of such Working Capital Lender’s Commitment Percentage of the LC Available Amount, if any, of all Fronted Letters of Credit, and (ii) the average daily aggregate amount of the LC Available Amount, if any, of any Non-Fronted Letters of Credit issued by such Working Capital Lender in its capacity as an Issuing Bank, each at a rate per annum equal to the LC Fee Rate; provided that, upon the occurrence and during the continuance of a Loan Facility Event of Default, with respect to any outstanding Letters of Credit which are not cash collateralized pursuant to Section 9.05 (Application of Proceeds), such LC Fee shall be increased by 2.0% per annum.

(d) The Borrower agrees to pay to each Issuing Bank, on each CTA Payment Date beginning on the first CTA Payment Date that is also an Interest Payment Date commencing on the first such date to occur following the date of issuance of such Letter of Credit hereunder, and on the Working Capital Loan Termination Date, a letter of credit fronting fee (the “Fronting Fee”) in an amount equal to 0.20% per annum of the aggregate LC Available Amount of each Fronted Letter of Credit issued by such Issuing Bank.

(e) The Borrower agrees to pay or cause to be paid to the Credit Facility Agent for the account of the Lenders and the Credit Facility Agent, additional fees in the amounts and at the times from time to time agreed to by the Borrower and the Credit Facility Agent, including pursuant to each fee letter with an Initial Coordinating Lead Arranger or Initial Documentation Bank, an Upsize Coordinating Lead Arranger or Upsize Documentation Bank and any other fee letters entered into by the Borrower with any of the Lenders from time to time in respect of the Credit Facility Agreement.

(f) All Fees shall be paid on the dates due in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.

(g) All Commitment Fees, Fronting Fees and LC Fees shall be computed on the basis of 360-day year, as prorated for any partial quarter, as applicable.

(h) The Borrower shall not be liable to pay any Lender or Issuing Bank any upfront fees, fronting fees or agent fees, nor shall it be liable to pay any other fees, costs, expenses or charges with respect to the transactions contemplated under this Agreement, other than as may be specifically stated in this Agreement, the Fee Letters or any other agreement in writing between such Lender or Issuing Bank and the Borrower.

Section 4.16 Pro Rata Treatment.

(a) The portion of any Type of Loan or Advance made shall be allocated by the Credit Facility Agent among the applicable Lenders such that, following each Loan or Advance, the ratio of each Lender’s outstanding Commitments of such Type to the outstanding Aggregate Commitment of such Type is equal to each Lender’s respective Commitment Percentage of such Type.

(b) Except as otherwise provided in Section 5.01 (Illegality), each reduction of Commitments of any Type, pursuant to Section 2.07 (Termination or Reduction of Commitments) or otherwise, shall be allocated by the Credit Facility Agent pro rata among the applicable Lenders in accordance with, and subject to the exceptions in, Section 2.07 (Termination or Reduction of Commitments) and Section 3.8 (Reductions and Cancellations of Facility Debt Commitments) of the Common Terms Agreement. Each reduction in Issuing Bank Limits shall be allocated by the Credit Facility Agent pro rata among the Issuing Banks.

(c) Except as otherwise required under Section 3.7 (Pro Rata Payment) of the Common Terms Agreement and Section 4.11 (Voluntary Prepayment), Section 4.12 (Mandatory Prepayment) or Article V (SOFR and Tax Provisions), (i) each payment or prepayment of principal of a Type of Loans shall be allocated by the Credit Facility Agent pro rata among the applicable Lenders in accordance with the respective principal amounts of their outstanding Loans of such Type (other than Defaulting Lenders) without regard to whether such Term Loans or Term Loan Commitments are with respect to any Initial Term Loan Commitments or Incremental Term Loan Commitments, (ii) each payment of interest on a Type of Loans shall be allocated by the Credit Facility Agent pro rata among the applicable Lenders in accordance with the respective interest amounts outstanding on their Loans of such Type (other than Defaulting Lenders) and (iii) each payment of the Commitment Fees shall be allocated by the Credit Facility Agent pro rata among the applicable Lenders in accordance with their respective Term Loan Commitments or Working Capital Commitments (other than Defaulting Lenders), as applicable.

Section 4.17 Sharing of Payments.

(a) If any Lender or Issuing Bank obtains any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Type of Loan (other than pursuant to the terms of Article V (SOFR and Tax Provisions) or Section 4.16 (Pro Rata Treatment)) in excess of its pro rata share of payments then or therewith obtained by all Lenders holding Loans of such Type, such Lender or Issuing Bank shall purchase from the other applicable Lenders (for cash at face value) such participations in Loans of such Type made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender or Issuing Bank, the purchase shall be rescinded and each Lender that has sold a participation to the purchasing Lender or Issuing Bank shall repay to the purchasing Lender or Issuing Bank the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of (i) the amount of such selling Lender’s required repayment to the purchasing Lender or Issuing Bank to (ii) the total amount so recovered from the purchasing Lender or Issuing Bank) of any interest or other amount paid or payable by the purchasing Lender or Issuing Bank in respect of the total amount so recovered. The Borrower agrees that any Lender or Issuing Bank so purchasing a participation from another Lender pursuant to this Section 4.17(a) (Sharing of Payments) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 11.13 (Right of Set-Off)) with respect to such participation as fully as if such Lender or Issuing Bank were the direct creditor of the Borrower in the amount of such participation. The provisions of this Section 4.17 (Sharing of Payments) shall not be construed to apply to any payment by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans.

(b) If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.17 (Sharing of Payments) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.17 (Sharing of Payments) to share in the benefits of any recovery on such secured claim.

Section 4.18 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, any payment of principal, interest, fees or other amounts received by the Credit Facility Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX (Default and Enforcement) or otherwise) shall be applied at such time or times as may be determined by the Credit Facility Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Credit Facility Agent hereunder or under any other Finance Document; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize the Issuing Banks’ Fronting Exposure, if any, with respect to such Defaulting Lender in accordance with the procedures set forth in Section 9.03(a) (Action Upon Event of Default); fourth, as the Borrower may request (so long as no Loan Facility Event of Default or Unmatured Loan Facility Event of Default exists), to the funding of any Advance or Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Credit Facility Agent; fifth, if so determined by the Credit Facility Agent and the Borrower, to be held in a deposit account and released pro rata in order to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances or Loans under this Agreement and (ii) cash collateralize the Issuing Banks’ future Fronting Exposure, if any, with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement in accordance with the procedures set forth in Section 9.03(a) (Action Upon Event of Default); sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Loan Facility Event of Default or Unmatured Loan Facility Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (A) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (B) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.01 (Conditions to Initial Closing), Section 7.02 (Conditions to Upsize Closing), Section 7.03 (Conditions to Each Term Loan Advance) or Section 7.04 (Conditions to Each Working Capital Advance), as applicable, were satisfied or waived, such payment shall be applied solely to pay the Loans owed to all Non- Defaulting Lenders on a pro rata basis, without regard to whether such Term Loans or Term Loan Commitments are with respect to any Initial Term Loan Commitments or Incremental Term Loan Commitments, prior to being applied to the payment of any Loans owed to such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with their applicable Commitments without giving effect to Section 4.18(b) (Defaulting Lenders). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 4.18 (Defaulting Lenders) shall be deemed paid to and redirected by such Defaulting Lender, and such Defaulting Lender irrevocably consents hereto.

(b) All or any part of such Defaulting Lender’s participation in LC Exposure shall be reallocated pro rata among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Working Capital Commitment) but only to the extent that (i) the conditions set forth in Section 4.4(c) (Conditions to Each Advance under the Working Capital Facility – Absence of Default) and Section 4.4(d) (Conditions to Each Advance under the Working Capital Facility – Representations and Warranties) of the Common Terms Agreement are satisfied at the time of such reallocation, and (ii) such reallocation does not cause the sum of the outstanding principal amount of the Working Capital Loans, LC Loans and the LC Exposure of any Non-Defaulting Lender to exceed such Non- Defaulting Lender’s Working Capital Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. If the reallocation described in this Section 4.18(b) (Defaulting Lenders) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, cash collateralize the Issuing Banks’ Fronting Exposure on account of such

Defaulting Lender (after giving effect to partial reallocations) in accordance with the procedures set forth in Section 9.03(a) (Action Upon Event of Default); provided that, the Borrower shall have sixty (60) days from receipt of written notice by the Credit Facility Agent that the reallocation described in this Section 4.18(b) (Defaulting Lenders) cannot, or can only partially, be effected, to cash collateralize the Issuing Banks’ Fronting Exposure in accordance with this Section 4.18(b) (Defaulting Lenders), so long as no Loan Facility Event of Default shall have occurred and be continuing during such period.

(c) If the Borrower, the Credit Facility Agent and the Issuing Banks agree in writing that a Lender is no longer a Defaulting Lender, the Credit Facility Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Credit Facility Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the relative amounts of their applicable Commitments (without giving effect to Section 4.18(b) (Defaulting Lenders)), whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(d) So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, extend, renew or increase any Letter of Credit to the extent the reallocation described in Section 4.18(b) (Defaulting Lenders) cannot be effected or the Borrower has not cash collateralized such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender.

ARTICLE V

SOFR AND TAX PROVISIONS

Section 5.01 Illegality. If any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Credit Facility Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Credit Facility Agent without reference to clause (c) of the definition of “Base Rate,” in each case, until each affected Lender notifies the Credit Facility Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender

(with a copy to the Credit Facility Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Credit Facility Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Credit Facility Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.05 (Funding Losses).

Section 5.02 Inability to Determine Applicable Interest Rate. Subject to Section 5.07 (Replacement Benchmark Setting), if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a) the Credit Facility Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such SOFR Loan, and the Required Lenders have provided notice of such determination to the Credit Facility Agent, the Credit Facility Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Credit Facility Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Credit Facility Agent (with respect to clause (b) above, at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 5.05 (Funding Losses). Subject to Section 5.07 (Replacement Benchmark Setting), if the Credit Facility Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Credit Facility Agent without reference to clause (c) of the definition of “Base Rate” until the Credit Facility Agent revokes such determination.

Section 5.03 Increased Costs.

(a) If any Lender or Issuing Bank incurs additional costs or suffers a reduction, in each case, as described in Section 22.1(a) (Increased Costs) of the Common Terms Agreement, the Borrower shall compensate such Lender or Issuing Bank in accordance with Section 22.1(a) (Increased Costs) of the Common Terms Agreement (except to the extent the Borrower is excused from payment pursuant to Section 5.04 (Obligation to Mitigate)). In determining the amount of such compensation, such Lender or Issuing Bank may, subject to Section 22.1(e) (Increased Costs) of the Common Terms Agreement, use any method of averaging and attribution that it (in its sole discretion) shall deem appropriate.

(b) If any Lender or Issuing Bank or Lender’s or Issuing Bank’s holding company has suffered or would suffer a reduced rate of return as described in Section 22.1(b) (Increased Costs) of the Common Terms Agreement, the Borrower shall compensate such Lender or Issuing Bank or (without duplication) such Lender’s or Issuing Bank’s holding company in accordance with Section 22.1(b) (Increased Costs) of the Common Terms Agreement (except to the extent the Borrower is excused from payment pursuant to Section 5.04 (Obligation to Mitigate)).

(c) To claim any amount under this Section 5.03 (Increased Costs), the Credit Facility Agent or a Lender or Issuing Bank, as applicable, shall promptly deliver a certificate in accordance with Section 22.1(c) (Increased Costs) of the Common Terms Agreement (with a copy to the Credit Facility Agent, if delivered by a Lender or Issuing Bank). The Borrower shall pay the Credit Facility Agent or Lender or Issuing Bank, as applicable, in accordance with Section 22.1(c) (Increased Costs) of the Common Terms Agreement.

(d) Promptly after the Credit Facility Agent or Lender or Issuing Bank, as applicable, has determined that it will make a request for increased compensation pursuant to this Section 5.03 (Increased Costs), such Person shall notify the Borrower thereof (with a copy to the Credit Facility Agent and the Intercreditor Agent). Failure or delay on the part of the Credit Facility Agent or Lender or Issuing Bank to demand compensation pursuant to this Section 5.03 (Increased Costs) shall not constitute a waiver of such Person’s right to demand such compensation; provided that, the Borrower shall not be required to compensate a Person pursuant to this Section 5.03 (Increased Costs) for any increased costs or reductions outside of the period referred to in Section 22.1(d) (Increased Costs) of the Common Terms Agreement.

(e) Notwithstanding any other provision in this Agreement, no Lender or Issuing Bank shall demand compensation pursuant to this Section 5.03 (Increased Costs) in the circumstances described in Section 22.1(e) (Increased Costs) of the Common Terms Agreement.

Section 5.04 Obligation to Mitigate.

(a) If any Lender or Issuing Bank requests compensation under Section 5.03 (Increased Costs), or if the Borrower is required to pay any additional amount to any Lender or Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 5.06 (Taxes), then such Lender or Issuing Bank shall have an obligation to mitigate such compensation in accordance with Section 19.5(a) (Mitigation Obligations; Replacement of Lenders) of the Common Terms Agreement.

(b) The Borrower may require a Lender or Issuing Bank to assign and delegate (in accordance with and subject to the restrictions contained in Section 11.04 (Assignments)) its interests, rights and obligations under this Agreement and the related Finance Documents in accordance with Section 19.5(c) (Mitigation Obligations; Replacement of Lenders) of the Common Terms Agreement. Nothing in this Section 5.04 (Obligation to Mitigate) shall be deemed to prejudice any rights that the Borrower, the Credit Facility Agent or any Lender or any Issuing Bank may have against any Lender or Issuing Bank that is a Defaulting Lender. Notwithstanding anything in this Section 5.04 (Obligation to Mitigate) to the contrary, any Working Capital Lender that acts as an Issuing Bank may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Working Capital Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank and/or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to such outstanding Letter of Credit.

Section 5.05 Funding Losses. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts in reasonable detail), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to Lenders of funds borrowed by it to make or carry its SOFR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re- employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (a) if for any reason (other than a default by such Lender) a borrowing of any SOFR Loan does not occur on a date specified therefor in a Disbursement Request or other written request for borrowing, or a conversion to or continuation of any SOFR Loan does not occur on a date specified therefor in an Interest Period Notice or a written request for conversion or continuation; (b) if any prepayment or other principal payment of, or any conversion of, any of its SOFR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; (c) if any prepayment of any of its SOFR Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (d) if any SOFR Loan is converted other than on the last day of the Interest Period applicable thereto (including as a result of a Loan Facility Event of Default).

Section 5.06 Taxes. Any and all payments on account of any Loan Obligations shall be made in accordance with the provisions of Article 21 (Tax Gross-up and Indemnities) of the Common Terms Agreement.

Section 5.07 Replacement Benchmark Setting.

(a) Benchmark Replacement.

(i) Notwithstanding anything to the contrary herein or in any other Finance Document, upon the occurrence of a Benchmark Transition Event, the Credit Facility Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Credit Facility Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Credit Facility Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 5.07(a)(i) (Benchmark Replacement) will occur prior to the applicable Benchmark Transition Start Date.

(ii) No Interest Rate Hedging Instrument shall be deemed to be a “Finance Document” for purposes of this Section 5.07(a)(ii) (Benchmark Replacement).

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Credit Facility Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Finance Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Finance Document.

(c) Notices; Standards for Decisions and Determinations. The Credit Facility Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Credit Facility Agent will promptly notify the Borrower of (A) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.07(d) (Unavailability of Tenor of Benchmark) and (B) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Credit Facility Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.07 (Replacement Benchmark Setting), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Finance Document, except, in each case, as expressly required pursuant to this Section 5.07 (Replacement Benchmark Setting).

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Finance Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Credit Facility Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Credit Facility Agent may modify the definition of Interest Period (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non- representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Credit Facility Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(f) Tax Matters. The Credit Facility Agent will use commercially reasonable efforts to cooperate with the Borrower to effectuate the terms of this Section 5.07 (Replacement Benchmark Setting) and any resulting modification of the terms with the goal of avoiding a deemed exchange under Section 1001 of the Code.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01 Incorporation of Common Terms Agreement. The representations and warranties of the Obligors set forth in Article 5 (Representations and Warranties of the Obligors) of the Common Terms Agreement have been made to and for the benefit of each of the Lenders and shall apply mutatis mutandis to this Article VI as if fully set forth herein.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01 Conditions to Initial Closing. The occurrence of the Initial Closing, the effectiveness of the Initial Lenders’ Initial Commitments, the obligation of each of the Initial Lenders to make available its Initial Advance and the obligation of the Initial Issuing Banks to issue any Letters of Credit on the Initial Closing Date shall be subject to the satisfaction (or waiver by each of the Initial Lenders and each of the Initial Issuing Banks) of each of the conditions precedent set forth in Section 4.1 (Conditions to Initial Closing Date and Initial Advance) of the Common Terms Agreement, which conditions precedent are incorporated by reference and shall apply mutatis mutandis to this Section 7.01 (Conditions to Initial Closing) as if fully set forth herein.

Section 7.02 Conditions to Upsize Closing. The occurrence of the Upsize Closing, the effectiveness of the Incremental Lenders’ Incremental Commitments, and the obligation of the Incremental Issuing Banks to issue any Letters of Credit on the Upsize Closing Date shall be subject to the satisfaction (or waiver by each of the Lenders and each of the Issuing Banks) of each of the conditions precedent set forth in Section 4.2 (Conditions to Upsize Closing Date) of the Common Terms Agreement, which conditions precedent are incorporated by reference and shall apply mutatis mutandis to this Section 7.02 (Conditions to Upsize Closing) as if fully set forth herein.

Section 7.03 Conditions to Each Term Loan Advance. The obligation of each Term Lender to make any Advance of Term Loans (whether from the Base Term Loan Commitment or Contingency Reserve Term Loan Commitment) shall be subject to the satisfaction (or waiver by the Credit Facility Agent acting on the instruction of the Required Term Lenders), prior to the making of such Advance, of each of the conditions precedent (and in the case of any Advance of Term Loans other than the Initial Advance, no others) set forth in Section 4.3 (Conditions to Each Term Loan Advance) of the Common Terms Agreement, which conditions precedent are incorporated by reference and shall apply mutatis mutandis to this Section 7.03 (Conditions to Each Term Loan Advance) as if fully set forth herein.

Section 7.04 Conditions to Each Working Capital Advance.

The obligation of (i) any Issuing Bank to issue Letters of Credit (or extend the maturity thereof (other than any automatic extension thereunder) or modify or amend the terms thereof) and (ii) the Working Capital Lenders to make available Working Capital Loans, in each case, subsequent to the Initial Closing Date is subject to the satisfaction (or waiver by the Credit Facility Agent acting on the instruction of the Required Working Capital Lenders and the relevant Issuing Banks, as applicable), prior to issuing such Letter of Credit (or extension, modification or amendment thereof) or to the making of such Working Capital Advance, of each of the conditions precedent set forth in Section 4.4 (Conditions to Each Advance under the Working Capital Facility) of the Common Terms Agreement, which conditions precedent are incorporated by reference and shall apply mutatis mutandis to this Section 7.04 (Conditions to Each Working Capital Advance) as if fully set forth herein.

Section 7.05 Conditions to Occurrence of the Project Phase 1 Completion Date.

The occurrence of the Project Phase 1 Completion Date is subject to the satisfaction of each of the conditions (or waiver by the Credit Facility Agent acting on the instruction of the Required Lenders) of the conditions precedent set forth in Section 14.1 (Conditions to Occurrence of the Project Phase 1 Completion Date) of the Common Terms Agreement, which conditions precedent are incorporated by reference and shall apply mutatis mutandis to this Section 7.05 (Conditions to Occurrence of the Project Phase 1 Completion Date) as if fully set forth herein.

Section 7.06 Conditions to Occurrence of the Project Phase 2 Completion Date.

The occurrence of the Project Phase 2 Completion Date is subject to the satisfaction of each of the conditions (or waiver by the Credit Facility Agent acting on the instruction of the Required Lenders) of the conditions precedent set forth in Section 14.3 (Conditions to Occurrence of the Project Phase 2 Completion Date) of the Common Terms Agreement, which conditions precedent are incorporated by reference and shall apply mutatis mutandis to this Section 7.06 (Conditions to Occurrence of the Project Phase 2 Completion Date) as if fully set forth herein.

ARTICLE VIII

COVENANTS

Section 8.01 Covenants. The covenants of the Obligors set forth in Article 6 (Incurrence of Additional Senior Debt), Article 7 (Permitted Development Expenditures/Expansions), Article 8 (LNG SPA Covenants), Article 9 (Material Construction Contracts), Article 10 (Reporting by the Borrower), Article 11 (Restricted Payments), Article 12 (Obligor Covenants), Article 13 (Consultants), Section 14.2 (Project Phase 1 Completion Date Transfers), Section 14.4 (Project Phase 2 Completion Date Waterfall) and Article 20 (Subordination) of the Common Terms Agreement have been made to and for the benefit of each of the Lenders and shall apply mutatis mutandis to this Article VIII as if fully set forth herein.

ARTICLE IX

DEFAULT AND ENFORCEMENT

Section 9.01 Events of Default. The occurrence of any Loan Facility Event of Default under the Common Terms Agreement shall constitute an event of default under this Agreement, subject to all of the relevant provisions of the Common Terms Agreement.

Section 9.02 Acceleration Upon Bankruptcy. If any Loan Facility Event of Default described in Section 15.1(d)(i) (Loan Facility Events of Default – Bankruptcy) of the Common Terms Agreement occurs, all outstanding Commitments, if any, shall automatically terminate and the outstanding principal amount of the outstanding Loans and all other Loan Obligations shall automatically be and become immediately due and payable, in each case without notice, demand or further act of the Credit Facility Agent, the Lenders, the Intercreditor Agent, the Collateral Agent or any other Credit Facility Secured Party in accordance with Section 16.1(b) (Facility Lender Remedies for Loan Facility Declared Events of Default - Initiating Percentage for Enforcement Action with Respect to Collateral) of the Common Terms Agreement.

Section 9.03 Action Upon Event of Default.

(a) If any Loan Facility Event of Default under the Common Terms Agreement or this Agreement occurs and is Continuing, the Lenders and the Issuing Banks may, by decision of the Required Lenders (i) instruct the Credit Facility Agent, as Senior Creditor Group Representative for the Lenders and the Issuing Banks, to further instruct the Intercreditor Agent to declare that a Loan Facility Declared Default has occurred under this Agreement in accordance with Section 15.2(a) (Declaration of Loan Facility Declared Default) of the Common Terms Agreement and (ii) thereafter, subject to the Intercreditor Agreement and the Common Security and Account Agreement, exercise, or instruct the Intercreditor Agent to exercise, any Enforcement Action provided under Section 16.1 (Facility Lender Remedies for Loan Facility Declared Events of Default) of the Common Terms Agreement (including, subject to the Common Terms Agreement and the Common Security and Account Agreement, requiring the Borrower to deposit with the Credit Facility Agent an amount in the LC Cash Collateral Account equal to one hundred two percent (102%) of the amount available to be drawn under all Letters of Credit then outstanding), each of which is incorporated by reference and shall apply mutatis mutandis to this

Section 9.03 (Action Upon Event of Default) as if fully set forth herein; provided that, nothing herein shall, upon the occurrence of a Loan Facility Event of Default under Section 15.1(d)(i) (Loan Facility Events of Default – Bankruptcy) of the Common Terms Agreement, require any certification, declaration or other notice prior to the deemed declaration of such Loan Facility Declared Default or the acceleration of the Loans in connection with the occurrence thereof as provided under Section 16.1(b) (Facility Lender Remedies for Loan Facility Declared Events of Default - Initiating Percentage for Enforcement Action with Respect to Collateral) of the Common Terms Agreement.

(b) Subject to Section 10.5 (Certain Agreements with Respect to Bankruptcy) of the Common Security and Account Agreement, following commencement of any Bankruptcy Proceeding by or against either Obligor or Pledgor, any Lender may: (i) file a claim or statement of interest with respect to (and to the extent of) the Senior Debt Obligations (if any) owed by such person to such Lender or Issuing Bank in accordance with the Finance Documents, (ii) vote on any plan of reorganization and (iii) make other filings, arguments, objections and motions in connection with such Bankruptcy Proceeding, in each case in accordance with the terms of the Finance Documents (other than any requirement for an intercreditor vote to take such action).

(c) Any termination and acceleration made pursuant to this Section 9.03 (Action Upon Event of Default) and Section 16.1(a)(ii) (Facility Lender Remedies for Loan Facility Declared Events of Default – Enforcement Action) of the Common Terms Agreement may, should the Required Lenders in their sole and absolute discretion so elect, be rescinded by written notice to the Borrower at any time after the principal of the Loans has become due and payable, but before any judgment or decree for the payment of the monies so due, or any part thereof, has been entered; provided that, no such rescission or annulment shall extend to or affect any subsequent Loan Facility Event of Default or impair any right consequent thereon.

(d) An event of default under this Credit Facility Agreement shall be deemed to be declared, in respect of any Loan Facility Event of Default referred to in Section 15.1(d)(i) (Loan Facility Events of Default – Bankruptcy) of the Common Terms Agreement, immediately and automatically upon its occurrence, without the requirement for any certification, declaration or other notice from a Term Lender or the Intercreditor Agent or any Senior Creditor in accordance with Section 15.2(a) (Declaration of Loan Facility Declared Default) of the Common Terms Agreement.

(e) Promptly after any Lender obtains knowledge of any Loan Facility Event of Default, such Lender shall notify the Credit Facility Agent in writing of such Loan Facility Event of Default, which notice shall describe such Loan Facility Event of Default in reasonable detail (including the date of occurrence of the same), specifically refer to this Section 9.03(e) (Action Upon Event of Default) and indicate that such notice is a notice of default.

Section 9.04 Cash Collateralization of Letters of Credit. Subject to the Common Terms Agreement and the Common Security and Account Agreement:

(a) Amounts held in the LC Cash Collateral Account shall be the property of the Credit Facility Agent for the benefit of the Issuing Banks and Working Capital Lenders and shall be applied by the Credit Facility Agent to the repayment of LC Loans deemed made under any Letters of Credit.

(b) The balance, if any, in the LC Cash Collateral Account, after all Letters of Credit shall have expired with no pending drawings or been fully drawn upon and giving effect to the payment of any LC Loans pursuant to Section 9.04(a) (Cash Collateralization of Letters of Credit), shall be applied to repay the other Loan Obligations according to Section 9.05 (Application of Proceeds).

Section 9.05 Application of Proceeds. Subject to the terms of the Intercreditor Agreement, any moneys received by the Credit Facility Agent from the Collateral Agent after the occurrence and during the continuance of a Loan Facility Event of Default and the period during which remedies have been initiated shall be applied in full or in part by the Credit Facility Agent against the Loan Obligations in accordance with Section 6.7(b) (Enforcement Proceeds Account) of the Common Security and Account Agreement (but without prejudice to the right of the Lenders or the Issuing Banks, subject to the terms of the Intercreditor Agreement, to recover any shortfall from the Borrower).

ARTICLE X

THE CREDIT FACILITY AGENT

Section 10.01 Appointment and Authority.

(a) Each of the Lenders and each of the Issuing Banks hereby appoints, designates and authorizes Natixis, New York Branch as its Credit Facility Agent under and for purposes of each Finance Document to which the Credit Facility Agent is a party, and in its capacity as the Credit Facility Agent, to act on its behalf as Senior Creditor Group Representative and the Designated Voting Party (as defined in the Intercreditor Agreement) for the Lenders and Issuing Banks. Natixis, New York Branch hereby accepts this appointment and agrees to act as the Credit Facility Agent for the Lenders and Issuing Banks in accordance with the terms of this Agreement. Each Lender and Issuing Bank hereby appoints and authorizes the Credit Facility Agent to execute and enter into each of the Common Terms Agreement, Intercreditor Agreement and Common Security and Account Agreement, and each other Finance Document to which it is party, on behalf of such Lender and such Issuing Bank, in its name, place and stead, to bind it to the representations, warranties, terms and conditions contained therein and to act on behalf of such Lender or such Issuing Bank under each Finance Document to which it is a party and in the absence of other written instructions from the Required Lenders received from time to time by the Credit Facility Agent (with respect to which the Credit Facility Agent agrees that it will comply, except as otherwise provided in this Section 10.01 (Appointment and Authority) or as otherwise advised by counsel, and subject in all cases to the terms of the Intercreditor Agreement), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Credit Facility Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Where the Credit Facility Agent is required or permitted to act under this Agreement or under any other Finance Document, the Credit Facility Agent shall, notwithstanding anything herein or therein to the contrary, (i) be entitled to request instruction or direction in respect of any such rights, powers and discretions or clarification of any written instruction received by it, as to whether, and in what manner, it should exercise or refrain from exercising its rights, powers and discretions and (ii) unless the terms of the agreement unambiguously mandate the action, may refrain from acting (and will incur no liability in refraining to act) until that direction, instruction or clarification is received by it from the relevant parties or from a court of competent jurisdiction. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Credit Facility Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Government Rule. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Except to the extent that the Credit Facility Agent is acting on express instructions, the Credit Facility Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs (taking into account the interests of all the Lenders and Issuing Banks benefiting from this Agreement). Nothing in this Agreement or any other Finance Document shall, in any case in which the Credit Facility Agent has failed to show such degree of care and skill, exempt the Credit Facility Agent from or indemnify it against any liability arising out of its own gross negligence, fraud or willful misconduct in relation to its duties under this Agreement or any other Finance Document as determined by a court of competent jurisdiction in a final non-appealable judgment.

(c) The Credit Facility Agent may not begin any legal action or proceeding in the name of a Lender or Issuing Bank, except as specifically permitted under the terms of this Agreement or the other Finance Documents.

(d) The provisions of this Article X (The Credit Facility Agent) are solely for the benefit of the Credit Facility Agent, the Lenders and the Issuing Banks, and neither the Borrower nor any other Person shall have rights as a third party beneficiary of any of such provisions other than the Borrower’s rights under Section 10.07(a) and (b) (Resignation or Removal of Credit Facility Agent) and Section 10.13 (Agreement to Comply with Finance Documents).

Section 10.02 Rights as a Facility Lender or Hedging Bank. Each Person serving as the Credit Facility Agent hereunder or under any other Finance Document shall have the same rights and powers in its capacity as a Facility Lender or Hedging Bank, as the case may be, as any other Facility Lender or Hedging Bank, as the case may be, and may exercise the same as though it were not the Credit Facility Agent. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or Affiliates of the Borrower as if such Person were not the Credit Facility Agent hereunder and without any duty to account therefor to the Lenders and Issuing Banks.

Section 10.03 Exculpatory Provisions.

(a) The Credit Facility Agent shall not have any duties or obligations except those expressly set forth herein and in the other Finance Documents. Without limiting the generality of the foregoing, the Credit Facility Agent shall not:

(i) be subject to any fiduciary or other implied duties (except for an implied covenant of good faith), regardless of whether a Loan Facility Event of Default or Unmatured Loan Facility Event of Default has occurred and is Continuing;

(ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Finance Documents that the Credit Facility Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Finance Documents); provided that, the Credit Facility Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Credit Facility Agent to liability or that is contrary to any Finance Document or applicable Government Rule; or

(iii) except as expressly set forth herein and in the other Finance Documents, have any duty to disclose, nor shall the Credit Facility Agent be liable for any failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Credit Facility Agent or any of its Affiliates in any capacity.

(b) The Credit Facility Agent shall not be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Required Lenders (or such other number or percentage of the Lenders or the Issuing Banks as may be necessary, or as the Credit Facility Agent may believe in good faith to be necessary, under the circumstances as provided in Section 11.01 (Decisions; Amendments, Etc.)) or (ii) in the absence of its own gross negligence, fraud or willful misconduct as determined by a court of competent jurisdiction by a final and non- appealable order. The Credit Facility Agent shall not be deemed to have knowledge or notice of the occurrence of any Loan Facility Event of Default unless the Credit Facility Agent has received a written notice in accordance with Section 9.03(e) (Action Upon Event of Default) or with Section 2.4(d) (Defaults) of the Intercreditor Agreement or from the Intercreditor Agent, the Obligors, the Pledgor or a Senior Creditor Group Representative referring to this Credit Facility Agreement, describing events or actions constituting a Loan Facility Event of Default and indicating that such notice is a notice of default. If the Credit Facility Agent receives such a notice of the occurrence of any Loan Facility Event of Default, the Credit Facility Agent shall give notice thereof to the Lenders, the Issuing Banks and the Intercreditor Agent. Subject to Article 16 (Common Remedies and Enforcement) of the Common Terms Agreement, the Credit Facility Agent shall take such action with respect to such Loan Facility Event of Default as is provided in Article IX (Default and Enforcement).

(c) The Credit Facility Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Finance Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or Continuance of any Loan Facility Event of Default or Unmatured Loan Facility Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Finance Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any Security Document, (v) the nature or sufficiency of any payment received by the Credit Facility Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, or (vi) the satisfaction of any condition set forth in Article VII (Conditions Precedent) or elsewhere herein, other than to confirm receipt of any items expressly required to be delivered to the Credit Facility Agent, except those irregularities or errors of which the Credit Facility Agent has actual knowledge; provided that, nothing herein shall constitute a waiver by any Obligor or any Lender or any Issuing Banks of any of their rights against the Credit Facility Agent as a result of its gross negligence, fraud or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment. If any remittance or communication received by the Credit Facility Agent appears manifestly erroneous or irregular to the Credit Facility Agent, it shall be under a duty to make prompt inquiry to the Person originating such remittance or communication in order to determine whether a clerical error or inadvertent mistake has occurred.

(d) The Credit Facility Agent shall not be liable to the Obligors for any breach by any Lender or any Issuing Bank of this Agreement or any other Finance Document (other than by the Facility Agent’s own gross negligence, willful misconduct or fraud as determined by a court of competent jurisdiction in a final and nonappealable judgment) or be liable to any Lender or any Issuing Bank for any breach by any Obligor of this Agreement or any other Finance Document.

Section 10.04 Reliance by Credit Facility Agent.

(a) The Credit Facility Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Credit Facility Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of each Lender, each Issuing Bank or the Required Lenders, the Credit Facility Agent may presume that such condition is satisfactory to such Lender, such Issuing Bank or the Required Lenders, as the case may be, unless the Credit Facility Agent has received notice to the contrary from such Lender, such Issuing Bank or the Required Lenders or the Intercreditor Agent prior to the making of such Loan or issuance of such Letter of Credit. The Credit Facility Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Credit Facility Agent shall not be responsible for the negligence or misconduct of any legal counsel, independent accountants and other experts selected by it in good faith, and shall not be required to make any investigation as to the accuracy or sufficiency of any such advice or services; provided that, nothing herein shall constitute a waiver by the Obligors, the Lenders or the Issuing Banks of any of their rights against (i) the Credit Facility Agent as a result of its gross negligence, fraud or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or (ii) such counsel, accountants or other experts.

(b) Each Obligor, each Lender and each Issuing Bank shall deliver to the Credit Facility Agent (or, in the case of the Obligors, deliver to the Intercreditor Agent for delivery to each Facility Agent) a list of authorized signatories, together, in the case of the Obligors, with a certificate of an officer of such party certifying the names and true signatures of such authorized signatories who are authorized to sign any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished to the Credit Facility Agent hereunder or under the other Finance Documents and the Credit Facility Agent shall be entitled to rely conclusively on such list until a new list is furnished by an Obligor, a Lender or an Issuing Bank, as the case may be, to the Credit Facility Agent (or, in the case of the Obligors, to the Intercreditor Agent for delivery to each Facility Agent).

Section 10.05 Delegation of Duties. The Credit Facility Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other Finance Document by or through any one or more sub-agents appointed by the Credit Facility Agent. The Credit Facility Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article X (The Credit Facility Agent) shall apply to any such sub-agent and to the Related Parties of the Credit Facility Agent, and shall apply to all of their respective activities in connection with their acting as or for the Credit Facility Agent.

Section 10.06 Indemnification by the Lenders. Without limiting the obligations of the Obligors hereunder or under the other Finance Documents, each Lender agrees that it shall, from time to time on demand by the Credit Facility Agent, indemnify the Credit Facility Agent and its Related Parties (ratably in accordance with its then applicable proportionate share) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable legal fees) or disbursements of any kind or nature whatsoever, which may at any time be imposed on, incurred by or asserted against the Credit Facility Agent or any of its Related Parties in any way relating to or arising out of this Agreement, the other Finance Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that, no Lender shall be liable for any of the foregoing to the extent they arise solely from the Credit Facility Agent’s gross negligence, fraud or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Credit Facility Agent shall be fully justified in taking, refusing to take or continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking, refusing to take or continuing to take any such action. Without limitation of the foregoing, each Lender agrees to reimburse, ratably in accordance with all its Commitments, the Credit Facility Agent promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Credit Facility Agent in connection with the preparation, execution, administration, amendment, waiver, modification or enforcement of, or legal advice in respect of rights or responsibilities under, the Finance Documents, to the extent that the Credit Facility Agent is not reimbursed promptly for such expenses by the Obligors in accordance with the Finance Documents; provided that, upon recovery of any or all of such costs and expenses by the Credit Facility Agent from the Obligors, the Credit Facility Agent shall remit to each Lender that has paid such costs and expenses to the Credit Facility Agent pursuant to this Section 10.06 (Indemnification by the Lenders) its ratable share of such amounts so recovered. The obligation of the Lenders to make payments pursuant to this Section 10.06 (Indemnification by the Lenders) is several and not joint or joint and several, and the same shall survive the payment in full of the Loan Obligations and the termination of this Agreement and the other Finance Documents.

Section 10.07 Resignation or Removal of Credit Facility Agent.

(a) The Credit Facility Agent may resign from the performance of all its functions and duties hereunder and under the other Finance Documents at any time by giving thirty (30) days’ prior notice to the Borrower, the Lenders and the Issuing Banks. The Credit Facility Agent may be removed at any time (i) by the Required Lenders for such Person’s gross negligence, fraud or willful misconduct or (ii) by the Borrower, with the consent of the Required Lenders and so long as no Loan Facility Event of Default or Unmatured Loan Facility Event of Default has occurred and is Continuing, for such Person’s gross negligence, fraud or willful misconduct. In the event Natixis, New York Branch is no longer the Credit Facility Agent, any successor Credit Facility Agent may be removed at any time with cause by the Required Lenders. Any such resignation or removal shall take effect upon the appointment of a successor Credit Facility Agent, in accordance with this Section 10.07 (Resignation or Removal of Credit Facility Agent) and Section 19.3 (Replacement of Facility Agents) of the Common Terms Agreement.

(b) Upon any notice of resignation by the Credit Facility Agent or upon the removal of the Credit Facility Agent by the Required Lenders, or by the Borrower with the approval of the Required Lenders pursuant to Section 10.07(a) (Resignation or Removal of Credit Facility Agent), the Required Lenders shall appoint a successor Credit Facility Agent, hereunder and under each other Finance Document to which the Credit Facility Agent is a party, such successor Credit Facility Agent to be a commercial bank or financial institution having combined capital and surplus of at least $1,000,000,000; provided that, if no Loan Facility Event of Default or Unmatured Loan Facility Event of Default shall then be Continuing, the appointment of a successor Credit Facility Agent shall also be subject to the prior written consent of the Borrower (such acceptance not to be unreasonably withheld, conditioned or delayed). The fees payable by the Borrower to a successor Credit Facility Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.

(c) If no successor Credit Facility Agent shall have been so appointed and shall have accepted such appointment within sixty (60) days after (i) the retiring Credit Facility Agent gives notice of its resignation or (ii) the date fixed for such removal, as applicable, the Credit Facility Agent shall, at the expense of the Obligors, petition any court of competent jurisdiction in the United States for the appointment of a successor Credit Facility Agent. Such court may thereupon, after such notice, if any, as it may prescribe, appoint a successor Credit Facility Agent. If no successor Credit Facility Agent shall have been so appointed in accordance with clauses (a) and (b) above or (A) this clause (c) and shall have accepted such appointment within ninety (90) days or (B) in the case of this clause (c) if the Credit Facility Agent, acting reasonably, cannot determine a court of competent jurisdiction in the United States that will consider the petition contemplated in this clause (c) within sixty (60) days, in each case after (x) the retiring Credit Facility Agent gives notice of its resignation or (y) the date fixed for such removal, as applicable, the Credit Facility Agent may, at the expense of the Obligors, appoint a successor Credit Facility Agent meeting the criteria set forth in Section 10.07(b) (Resignation or Removal of Credit Facility Agent); provided that, if no Loan Facility Event of Default shall then be Continuing, the appointment of such successor Credit Facility Agent shall also be subject to the prior written consent of the Borrower (such acceptance not to be unreasonably withheld, conditioned or delayed); provided further that, if no successor Credit Facility Agent shall have been so appointed by the Credit Facility Agent within thirty (30) days after the termination of such 90-day period, the Obligors may appoint a successor Credit Facility Agent with the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed).

(d) Upon the acceptance of a successor’s appointment as Credit Facility Agent hereunder and compliance with the provisions of Section 19.3 (Replacement of Facility Agents) of the Common Terms Agreement, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Credit Facility Agent, and the retiring (or removed) Credit Facility Agent shall be discharged from all of its duties and obligations hereunder or under the other Finance Documents. After the retirement or removal of the Credit Facility Agent hereunder and under the other Finance Documents, the provisions of this Article X (The Credit Facility Agent) and Section 11.07 (Indemnification by the Obligors) shall continue in effect for the benefit of such retiring (or removed) Person, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Person was acting in its capacity as Credit Facility Agent.

(e) Notwithstanding anything in this Agreement, no resignation or, as the case may be, removal of the Credit Facility Agent shall be effective until the following conditions are satisfied:

(i) the Credit Facility Agent has transferred to its successor all the rights and obligations in its capacity as Credit Facility Agent under this Credit Facility Agreement, the Common Terms Agreement and the other Finance Documents to which it is party as the Credit Facility Agent; and

(ii) the requirements of Section 19.3 (Replacement of Facility Agents) of the Common Terms Agreement have been satisfied.

Section 10.08 No Amendment to Duties of Credit Facility Agent Without Consent. The Credit Facility Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Finance Document that affects its rights or duties hereunder or thereunder unless such Credit Facility Agent shall have given its prior written consent, in its capacity as Credit Facility Agent thereto.

Section 10.09 Non-Reliance on Credit Facility Agent, Lenders and Issuing Banks. Each of the Lenders and Issuing Banks acknowledges that it has, independently and without reliance upon the Credit Facility Agent, any other Lender or Issuing Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make its extensions of credit. Each of the Lenders and Issuing Banks also acknowledges that it will, independently and without reliance upon the Credit Facility Agent or any other Lender or Issuing Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Finance Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.10 No Coordinating Lead Arranger or Documentation Bank Duties. Anything herein to the contrary notwithstanding, no Coordinating Lead Arranger or Documentation Bank shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Credit Facility Agent or Lender or Issuing Bank hereunder.

Section 10.11 Copies. The Credit Facility Agent shall give prompt notice to each Lender and each Issuing Bank of receipt of each notice or request required or permitted to be given to the Credit Facility Agent by the Obligors pursuant to the terms of this Agreement or any other Finance Document (unless concurrently delivered to the Lenders by such Obligor). The Credit Facility Agent will distribute to each Lender and each Issuing Bank each document or instrument (including each document or instrument delivered by the Obligors to the Credit Facility Agent pursuant to Article VI (Representations and Warranties), Article VII (Conditions Precedent) and Article VIII (Covenants)) received for the account of the Credit Facility Agent and copies of all other communications received by the Credit Facility Agent from the Obligors for distribution to the Lenders and the Issuing Banks by the Credit Facility Agent in accordance with the terms of this Agreement or any other Finance Document.

Section 10.12 General Provisions as to Payments.

(a) Subject to Section 4.16 (Pro Rata Treatment), the Credit Facility Agent promptly shall distribute to each Lender and each Issuing Bank its pro rata share of each payment of (i) principal and interest payable to the Lenders or Issuing Banks on the Loans, (ii) fees hereunder received by the Credit Facility Agent for the account of the Lenders or the Issuing Banks and (iii) any other Loan Obligations. The payments made for the account of each Lender and each Issuing Bank shall be made and distributed to such Lender or Issuing Bank for the account of its facility office set forth in the Common Terms Agreement. Each Lender and each Issuing Bank shall have the right to alter its designated facility office upon written notice to the Credit Facility Agent, the Obligors and the Intercreditor Agent pursuant to Section 11.10 (Notices and Other Communications).

(b) Where a sum is to be paid to a Lender or Issuing Bank under the Finance Documents or another party to this Agreement by another party to this Agreement that is primarily liable for such sum, the Credit Facility Agent shall not be obliged to pay such sum to such other party (or to enter into or perform any related exchange contract) until it has established to its satisfaction that it has received such sum.

(c) If the Credit Facility Agent pays an amount to another party to this Agreement and it proves to be the case that the Credit Facility Agent had not actually received that amount for which another party to this Agreement is primarily liable, then the party to whom that amount (or the proceeds of any related exchange contract) was paid by the Credit Facility Agent shall on demand refund the same to the Credit Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Credit Facility Agent, calculated by the Credit Facility Agent to reflect its cost of funds.

(d) The Credit Facility Agent acknowledges and agrees that, notwithstanding any provision to the contrary in any Finance Document, in no event shall the Lenders or Issuing Banks be obligated to pay any agency or other fee to the Credit Facility Agent even if the Obligors fail to do so.

Section 10.13 Agreement to Comply with Finance Documents. Each of the Lenders and Issuing Banks agrees for the benefit of the Borrower and each other that, in giving instructions to the Credit Facility Agent and the Intercreditor Agent and, where so permitted under this Agreement, the Intercreditor Agreement, Common Terms Agreement or the Common Security and Account Agreement, in taking Decisions by itself or through the Credit Facility Agent, including pursuing any Lender or Issuing Bank remedies against the Borrower, that such Lender or Issuing Bank shall act at all times in accordance with the terms of the Intercreditor Agreement, the Common Security and Account Agreement, the Common Terms Agreement, this Agreement and the applicable Finance Documents.

Section 10.14 Certain ERISA Matters.

(a) Each Lender and Issuing Bank (x) represents and warrants, as of the date such Person became a Lender or Issuing Bank party hereto, to, and (y) covenants, from the date such Person became a Lender or Issuing Bank party hereto to the date such Person ceases being a Lender or Issuing Bank party hereto, for the benefit of, the Credit Facility Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender or Issuing Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s or Issuing Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender or Issuing Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (D) to the best knowledge of such Lender or Issuing Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s or Issuing Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Credit Facility Agent, in its sole discretion, and such Lender or Issuing Bank.

(b) In addition, unless either (A) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or Issuing Bank, as applicable, or (B) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender or Issuing Bank further (x) represents and warrants, as of the date such Person became a Lender or Issuing Bank party hereto, to, and (y) covenants, from the date such Person became a Lender or Issuing Bank party hereto to the date such Person ceases being a Lender or Issuing Bank party hereto, for the benefit of, the Credit Facility Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Credit Facility Agent is not a fiduciary with respect to the assets of such Lender or Issuing Bank involved in such Lender’s or Issuing Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Credit Facility Agent under this Agreement, any Finance Document or any documents related hereto or thereto).

Section 10.15 Erroneous Payments.

(a) If the Credit Facility Agent (i) notifies a Lender or Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Credit Facility Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Credit Facility Agent) received by such Payment Recipient from the Credit Facility Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (ii) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Credit Facility Agent pending its return or repayment as contemplated below in this Section 10.15 (Erroneous Payments) and held in trust for the benefit of the Credit Facility Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Credit Facility Agent may, in its sole discretion, specify in writing), return to the Credit Facility Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Credit Facility Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Credit Facility Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Credit Facility Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Credit Facility Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Credit Facility Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Credit Facility Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Credit Facility Agent (or any of its Affiliates), or (z) that such Lender or Issuing Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clause (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Credit Facility Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Issuing Bank shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Credit Facility Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Credit Facility Agent pursuant to this Section 10.15(b) (Erroneous Payments).

For the avoidance of doubt, the failure to deliver a notice to the Credit Facility Agent pursuant to this Section 10.15(b) (Erroneous Payments) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.15(a) (Erroneous Payments) or on whether or not an Erroneous Payment has been made.

(c) Each Lender and Issuing Bank hereby authorizes the Credit Facility Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Finance Document, or otherwise payable or distributable by the Credit Facility Agent to such Lender or Issuing Bank under any Finance Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Credit Facility Agent has demanded to be returned under Section 10.15(a) (Erroneous Payments).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Credit Facility Agent for any reason, after demand therefor in accordance with Section 10.15(a) (Erroneous Payments), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Credit Facility Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Credit Facility Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Credit Facility Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver a Lender Assignment Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Credit Facility Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Credit Facility Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Credit Facility Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Credit Facility Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Credit Facility Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 11.04 (Assignments) (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Credit Facility Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Credit Facility Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (A) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Credit Facility Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Credit Facility Agent) and (y) may, in the sole discretion of the Credit Facility Agent, be reduced by any amount specified by the Credit Facility Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (A) irrespective of whether the Credit Facility Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Credit Facility Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Bank, to the rights and interests of such Lender or Issuing Bank, as the case may be) under the Finance Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that, the Obligors’ Loan Obligations under the Finance Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Loan Obligations in respect of Loans that have been assigned to the Credit Facility Agent under an Erroneous Payment Deficiency Assignment), and (B) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Loan Obligations owed by the Borrower or any other Obligor; provided that, this Section 10.15(e) (Erroneous Payments) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Loan Obligations of the Borrower relative to the amount (and/or timing for payment) of the Loan Obligations that would have been payable had such Erroneous Payment not been made by the Credit Facility Agent; provided further that, for the avoidance of doubt, immediately preceding clauses (A) and (B) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Credit Facility Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Credit Facility Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 10.15 (Erroneous Payments) shall survive the resignation or replacement of the Credit Facility Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Loan Obligations (or any portion thereof) under any Finance Document.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Decisions; Amendments, Etc.

(a) Subject to the terms of the Intercreditor Agreement and the Common Security and Account Agreement, no Modification or termination of any provision of this Agreement or other Decision by Lenders or Issuing Banks under this Agreement shall be effective unless in writing signed by the Obligors and the Credit Facility Agent (acting on the instruction of the Required Lenders), and each such Modification, termination or Decision shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(i) the consent of each Lender or each Issuing Bank directly and adversely affected thereby will be required with respect to:

(A) increases in or extensions (other than pursuant to Section 2.08 (Incremental Commitments) or with respect to incurrence of any Additional Senior Debt to which such Lender has agreed to participate) of or change to the order of application of any reduction in any Commitments or change to the order of application of any prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.07 (Termination or Reduction of Commitments), Section 4.11 (Voluntary Prepayment), Section 4.12 (Mandatory Prepayment) (it being understood that a waiver of any of the conditions in Section 7.01 (Conditions to Initial Closing), Section 7.02 (Conditions to Upsize Closing), Section 7.03 (Conditions to Each Term Loan Advance) or Section 7.04 (Conditions to Each Working Capital Advance) or waiver of any Loan Facility Event of Default, Unmatured Loan Facility Event of Default or mandatory prepayment will not constitute an increase or extension of any Commitment);

(B) reductions of the principal of, or the interest or rate of interest specified herein on, any Loan, or any Fees or other amounts (including reduction in the amount to be paid in respect of any mandatory prepayments under Section 4.12 (Mandatory Prepayment)) payable to any Lender or Issuing Bank hereunder (other than by virtue of a waiver of any of the conditions in Section 7.01 (Conditions to Initial Closing), Section 7.02 (Conditions to Upsize Closing), Section 7.03 (Conditions to Each Term Loan Advance) or Section 7.04 (Conditions to Each Working Capital Advance), Loan Facility Event of Default or Unmatured Loan Facility Event of Default or change to a financial ratio);

(C) extensions of the Final Maturity Date or Working Capital Loan Termination Date under this Agreement, any date scheduled for any payment of principal, fees, interest or amortization payment (as applicable) under Section 4.01 (Repayment of Term Loan Advances), Section 4.04 (Interest Payment Dates) or Section 4.15 (Fees) or mandatory payment under Section 4.12 (Mandatory Prepayment) (it being understood that a waiver of any condition precedent or the waiver of any Loan Facility Event of Default or Unmatured Loan Facility Event of Default or change to a financial ratio will not constitute an extension of the Final Maturity Date); and

(D) Modifications to the provisions of Section 4.16 (Pro Rata Treatment) or Section 4.17 (Sharing of Payments);

(ii) the consent of each Lender and each Issuing Bank will be required with respect to:

(A) changes to any provision of this Section 11.01 (Decisions; Amendments, Etc.), the definition of Required Lenders, or any other provision hereof specifying the number or percentage of Lenders or Issuing Banks required to amend, waive, terminate or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

(B) releases or Modifications of all or a material portion of the Collateral from the Lien of any of the Security Documents (other than as permitted in the Finance Documents);

(C) releases of all or a substantial portion of the value of the Guarantee by the Guarantor under or in connection with this Agreement, the Common Terms Agreement, the Common Security and Account Agreement or any Security Document (other than as permitted in the Finance Documents);

(D) assignment or transfer by any Obligor of any of its rights and obligations under this Agreement except with respect to any such assignment or transfer expressly permitted under this Agreement, the Common Terms Agreement or the Common Security and Account Agreement;

(E) any of the amendments contemplated in Schedule 1(a), (b), (c), (d), (e), (f), (g), (h) and (i) (All Loan Facilities Decisions) of the Intercreditor Agreement; provided that, the consent of all Lenders will be required with respect to Schedule 1(b) (All Loan Facilities Decisions) of the Intercreditor Agreement only to the extent such amendment adversely affects the timing or priority of payments for Senior Debt Obligations in the cash waterfall in Section 4.7 (Cash Waterfall) of the Common Security and Account Agreement;

(F) satisfaction or waiver of each of the conditions in Section 7.01 (Conditions to Initial Closing) or Section 7.02 (Conditions to Upsize Closing); and

(G) any amendment, waiver, consent or other modification to subordinate the Loans to any other Indebtedness for borrowed money or subordinate any Lien securing the Loans on a material portion of the Collateral to any other Lien securing any other Indebtedness, in each case, except any “debtor- in-possession” facility without the consent of each Lender and each Issuing Bank; and

(iii) the consent of any Lender (other than any Lender that is an Obligor, the Pledgor or the Sponsor or an Affiliate thereof except as set forth in Section 7.4 (Sponsor Voting) of the Common Security and Account Agreement) will be sufficient with respect to any Modification, termination or Decision specified in a Finance Document as being made solely by any individual Senior Creditor.

(b) Except as set forth in Section 7.4 (Sponsor Voting) of the Common Security and Account Agreement, no Lender that is an Obligor or the Sponsor or an Affiliate thereof shall cast a vote with respect to any Decision.

(c) In the event that the Credit Facility Agent is required to cast a vote with respect to a Decision under this Agreement or under Section 3.6 (Other Voting Considerations) of the Intercreditor Agreement and in each other instance in which the Lenders or Issuing Banks are required to vote or make a Decision, a vote shall be taken among the Lenders or Issuing Banks in the timeframe reasonably specified by the Credit Facility Agent (which timeframe shall expire at least two (2) Business Days prior to the expiration of the time period specified in the notice provided by the Intercreditor Agent to the Credit Facility Agent pursuant to Section 4.5(a)(iii) (Certain Procedures Relating to Modifications, Instructions, and Exercises of Discretion) of the Intercreditor Agreement).

(d) No vote shall be required for any Decision or other action permitted to be taken by any individual Lender or any individual Issuing Bank pursuant to Section 9.03(b) (Action Upon Event of Default) of this Agreement, and the Credit Facility Agent shall be authorized to act at the direction of any Lender or any Issuing Bank in respect of any such Decision or action.

(e) Subject to clause (f) below, in the event any Lender or any Issuing Bank does not cast its votes by the later of (i) the timeframe specified by the Credit Facility Agent pursuant to clause (c) above and (ii) ten (10) Business Days following receipt of the request for such vote or Decision, the Borrower shall be entitled to instruct the Credit Facility Agent to deliver a notice to such Lender or Issuing Bank, informing it that if it does not respond within an additional five (5) Business Days of the date of such notice (or such longer period as the Borrower may reasonably determine in consultation with the Credit Facility Agent), its vote shall be disregarded. If such Lender or Issuing Bank (A) has not advised the Credit Facility Agent within the time specified in the additional notice whether it approves or disapproves of the applicable Decision or (B) has advised the Credit Facility Agent that it has determined to abstain from voting on such Decision, such Lender or Issuing Bank shall be deemed to have waived its right to consent, approve, waive or provide direction with respect to such Decision and shall be excluded from the numerator and denominator of such calculation for the purpose of determining whether the Required Lenders have made a decision with respect to such action. Such Lender hereby waives any and all rights it may have to object to or seek relief from the decision of the Lenders voting with respect to such issue and agrees to be bound by such decision.

(f) The provisions of clauses (c) and (e) above do not apply to any action that requires the consent of 100% of the Lenders or Issuing Banks or the consent of each affected Lender and Issuing Bank, as applicable, as set forth in Section 11.01(a)(i) and (ii) (Decisions; Amendments, Etc.) above.

(g) The agreements contemplated by this Section 11.01 (Decisions; Amendments, Etc.) shall not be required for any update to the Amortization Schedule delivered in accordance with Section 4.01(b) (Repayment of Term Loan Advances) or Section 4.01(c) (Repayment of Term Loan Advances) (which amendments shall be effective, absent any manifest error, upon delivery by the Credit Facility Agent to the Borrower and Intercreditor Agent of the updated Amortization Schedule in accordance with the provisions of such Section).

(h) With respect to any modification, consent or waiver under any Finance Document requiring the vote of the Credit Facility Agent as Senior Creditor Group Representative of the Lenders and the Issuing Banks, such vote will be cast in accordance with the Intercreditor Agreement.

(i) Notwithstanding anything herein to the contrary, in the Common Terms Agreement or in the Common Security and Account Agreement to the contrary, the Lenders or Issuing Banks, or the Credit Facility Agent as Senior Creditor Group Representative, shall not be entitled to vote on any covenant or event of default in the Common Terms Agreement if such covenant or event of default expressly does not extend to the Lenders or the Issuing Banks under the terms of this Agreement.

(j) Notwithstanding anything herein to the contrary, each of the Lenders and Issuing Banks authorizes and instructs the Credit Facility Agent to make Administrative Decisions (as defined in the Intercreditor Agreement) with respect to this Agreement without the need for further authorization, consent or instruction from any Lender, Issuing Bank or other Credit Facility Secured Party with respect to such Administrative Decisions.

Section 11.02 Entire Agreement. This Agreement, the other Finance Documents and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof.

Section 11.03 Applicable Government Rule; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. The provisions set forth in Section 23.14 (Consent to Jurisdiction) of the Common Terms Agreement are incorporated by reference and shall apply mutatis mutandis as if fully set forth herein.

(c) Service of Process. Each party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 11.10 (Notices and Other Communications).

(d) Immunity. The provisions set forth in Section 23.3 (Waiver of Immunity) of the Common Terms Agreement are incorporated by reference and shall apply mutatis mutandis as if fully set forth herein.

(e) WAIVER OF JURY TRIAL. The provisions set forth in Section 23.13 (Waiver of Jury Trial) of the Common Terms Agreement are incorporated by reference and shall apply mutatis mutandis as if fully set forth herein.

Section 11.04 Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Obligors may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each of the Lenders, each of the Issuing Banks and the Credit Facility Agent (and any attempted assignment or other transfer by any Obligor without such consent shall be null and void), and no Lender or Issuing Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Acceptable Lender in accordance with Section 11.04(b) and Section 11.04(i) (Assignments), (ii) by way of participation in accordance with Section 11.04(d) through (f) (Assignments) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.04(g) (Assignments) (and any other attempted assignment or transfer by any party hereto shall be null and void).

(b) (i) Subject to Section 11.04(i), Section 11.04(j) and this Section 11.04(b) (Assignments), any Lender may at any time after the date hereof assign to one or more Acceptable Lenders all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it and, if such Loans are LC Loans, an equal portion of its Non-Fronting Limit); provided that, during the Availability Period for any Type of Loans or Commitments subject to assignment, (A) any such Acceptable Lender is an Eligible Assignee or has a then-current credit rating of at least equivalent to Baa2 from Moody’s or BBB from S&P or, if applicable, an insurer whose financial strength rating is at least equivalent to Baa1 from Moody’s or BBB+ from S&P or is otherwise creditworthy in the opinion of the Borrower (acting reasonably) in light of the Commitments proposed to be assigned, transferred or novated and (B) if the assigning Working Capital Lender is an Issuing Bank, the assignee is an Eligible Assignee or meets the ratings criteria within the definition of Issuing Bank; provided further that, on the date of such assignment, such assignment would not result in an increase in amounts payable by the Borrower under Section 5.03 (Increased Costs) or Section 5.05 (Funding Losses), unless such increase in amounts payable measured on such date of assignment is waived by the assigning and assuming Lenders.

(ii) Assignments made pursuant to this Section 11.04(b) (Assignments) shall be made with the prior written approval of the Borrower (such approval not to be unreasonably withheld or delayed and to be deemed to have been given by the Borrower if the Borrower has not responded in writing within fifteen (15) Business Days of request) unless (A) such assignment is to a Person described in clauses (a) or (b) of the definition of “Eligible Assignee” or (B) a Loan Facility Event of Default has occurred and is Continuing; provided that, where the prior written approval of the Borrower is not required, the assigning Existing Facility Lender shall promptly notify the Borrower of any such assignment, novation or transfer.

(iii) Except in the case of (A) an assignment of the entire remaining amount of the assigning Lender’s Commitment of a certain Type and, if such assignment is of a Working Capital Commitment, the Working Capital Loans and LC Loans owing to it and its entire Non-Fronting Limit or (B) an assignment to a Lender, or an Affiliate of a Lender, or an Approved Fund with respect to a Lender, the sum of (x) the outstanding Commitments, if any, and (y) the outstanding Loans subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Credit Facility Agent or, if “Trade Date” is specified in the Lender Assignment Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of Term Loans and Term Loan Commitments, and $1,000,000 in the case of Working Capital Commitments and, with respect to the assignment of the Term Loans, in integral multiples of $1,000,000, and with respect to the assignment of Working Capital Loans, in integral multiples of $500,000, unless the Credit Facility Agent otherwise consents in writing.

(iv) Subject to Section 11.04(g) and Section 11.04(i) (Assignments), each partial assignment shall be made as an assignment of the same percentage of outstanding Commitments and outstanding Loans of the same Type and a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan and the Commitment of the such Type.

(v) The parties to each assignment shall execute and deliver to the Credit Facility Agent a Lender Assignment Agreement, in the form of Exhibit E (Form of Lender Assignment Agreement), together with a processing and recordation fee of $3,500; provided that, (A) no such fee shall be payable in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender and (B) in the case of contemporaneous assignments by a Lender to one or more Approved Funds managed by the same investment advisor (which Approved Funds are not then Lenders hereunder), only a single such fee shall be payable for all such contemporaneous assignments.

(vi) If the Acceptable Lender is not a Lender prior to such assignment, it shall deliver to the Credit Facility Agent an administrative questionnaire and all documentation and other information required by bank regulatory authorities under applicable “know your customer” requirements.

(vii) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Credit Facility Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Credit Facility Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Credit Facility Agent, and each other Lender hereunder (and interest accrued thereon), including any Issuing Bank pursuant to Section 3.02(e) (Reimbursement of Issuing Bank), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(viii) Subject to acceptance and recording thereof by the Credit Facility Agent pursuant to Section 11.04(c) (Assignments), from and after the effective date specified in each Lender Assignment Agreement, the Acceptable Lender thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment

Agreement, have the rights and obligations of a Lender under this Agreement and the other applicable Finance Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement and the other applicable Finance Documents (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto or benefit from any Finance Document) but shall continue to be entitled to the benefits of Section 5.01 (Illegality), Section 5.03 (Increased Costs), Section 5.05 (Funding Losses) and Section 5.06 (Taxes) hereof, and Section 23.4 (Expenses) of the Common Terms Agreement and Section 12.18 (Other Indemnities) of the Common Security and Account Agreement with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(ix) Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender and/or a revised Note to the assigning Lender reflecting such assignment.

(x) Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.04(b) (Assignments) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.04(d) through (f) (Assignments). Any assignment or transfer by an Issuing Bank of rights or obligations under this Agreement that does not comply with this Section 11.04(b) (Assignments) and Section 3.05 (Resignation as an Issuing Bank), as applicable, shall be null and void. Upon any such assignment, the Credit Facility Agent will deliver a notice thereof to the Borrower (provided that, failure to deliver such notice shall not result in any liability for the Credit Facility Agent).

(xi) Any assignment of the Base Term Loan Commitment or the Contingency Reserve Term Loan Commitment shall be accompanied by a pro rata assignment of the Contingency Reserve Term Loan Commitment or the Base Term Loan Commitments, respectively.

(c) The Credit Facility Agent shall maintain the Register in accordance with Section 2.06(e) (Funding).

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Credit Facility Agent, sell participations to a Participant (other than a Disqualified Institution) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitments or the Loans under this Agreement owing to it); provided that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Credit Facility Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.06 (Indemnification by the Lenders) with respect to any payments made by such Lender to its Participant(s).

(e) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 (Decisions; Amendments, Etc.) that directly affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.03 (Increased Costs), 5.05 (Funding Losses) and 5.06 (Taxes) (subject to the requirements and limitations therein and in Article 21 (Tax Gross-Up and Indemnities) of the Common Terms Agreement, including the requirements under Section 21.5 (Status of Facility Lenders and Facility Agents) of the Common Terms Agreement (it being understood that any documentation required under Section 5.06 (Taxes) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.04 (Assignments); provided that, such Participant (A) agrees to be subject to the provisions of Section 5.04 (Obligation to Mitigate) as if it were an assignee under paragraph (b) of this Section 11.04 (Assignments); and (B) shall not be entitled to receive any greater payment under Sections 5.03 (Increased Costs) or 5.06 (Taxes), with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(f) Each Lender that sells a participation agrees, at such Lender’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.04 (Obligation to Mitigate) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.13 (Right of Set-Off) as though it were a Lender; provided that, such Participant agrees to be subject to Section 4.17 (Sharing of Payments) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a Participant Register; provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Finance Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations (and any successor or amended versions). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Credit Facility Agent (in its capacity as Credit Facility Agent) shall have no responsibility for maintaining a Participant Register.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender in accordance with any applicable law, and this Section 11.04 (Assignments) shall not apply to any such pledge or assignment of a security interest; provided that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; provided further that, in no event shall the applicable Federal Reserve Bank, central bank, pledgee or trustee be considered to be a “Lender” or “Issuing Bank,” as applicable.

(h) The words “execution,” “signed,” “signature,” and words of like import in any Lender Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(i) All assignments by a Lender of all or a portion of its rights and obligations hereunder with respect to then outstanding Commitments of a certain Type shall be made only as an assignment of the same percentage of outstanding Commitments of such Type and outstanding Loans of such Type, and, in the case an assignment of rights and obligations with respect to a Working Capital Commitment, the Non-Fronting Limit under this Agreement held by such Lender. If a Working Capital Lender has no unused Working Capital Commitments, assignments of outstanding Loans owing to such Working Capital Lender may be made, together with a pro rata portion of such Working Capital Lender’s rights and obligations with respect to the Loans subject to such assignment, in such amounts, to such persons and on such terms as are permitted by and otherwise in accordance with Section 11.04(b) (Assignments).

(j) No sale, assignment, transfer, negotiation or other disposition of the interests of any Lender or Issuing Bank hereunder or under the other Finance Documents shall be allowed if it could reasonably be expected to require securities registration under any laws or regulations of any applicable jurisdiction.

(k) Notwithstanding anything to the contrary herein, (i) in no event may any Working Capital Lender assign all or any portion of its Working Capital Loans, Working Capital Commitments, LC Loans or participations in Letters of Credit to an Affiliated Lender and (ii) subject to Section 11.04(b) (Assignments) and so long as no Loan Facility Event of Default has occurred and is Continuing, any Term Lender may assign all or any portion of its Term Loans and/or Term Loan Commitments hereunder to any Affiliated Lender (pursuant to an assignment agreement in which such Affiliated Lender shall identify itself), but only if after giving effect to such assignment, Affiliated Lenders shall not, in the aggregate, own or hold Term Loans and Term Loan Commitments with an aggregate principal amount in excess of 25% of the aggregate principal amount of the Term Loans then outstanding and the remaining Term Loan Commitments (calculated as of the date of such purchase) (the “Affiliated Lender Cap”); provided that, to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of Term Loans and Term Loan Commitments held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellation thereof), the assignment of such excess amount shall be null and void. To the extent that any Affiliated Lender holds Term Loans or Term Loan Commitments, no such Affiliated Lender shall (A) except as set forth in Section 7.4 (Sponsor Voting) of the Common Security and Account Agreement, (x) have any voting or approval rights under the Finance Documents or (y) be permitted to require the Credit Facility Agent, the Collateral Agent, the Intercreditor Agent or any other Senior Creditor to undertake any action (or refrain from taking any action) pursuant to or with respect to the Finance Documents, (B) be permitted to, in its capacity as a Lender, attend any meeting or conference call with the Credit Facility Agent, the Collateral Agent, the Intercreditor Agent or any other Senior Creditor unless the Borrower has been invited to attend such conference calls or meetings, receive any information from the Credit Facility Agent, the Collateral Agent, the Intercreditor Agent, any Lender or any other Senior Creditor unless such information has been made available to the Borrower (other than the right to receive notices of borrowings, notices of prepayments, and other administrative notices in respect of its Term Loans or Term Loan Commitments required to be delivered pursuant to Article II (Commitments and Advances) or Article IV (Repayments, Prepayments, Interest and Fees)) or have any rights of inspection or access relating to any Collateral Party or (C) be permitted to make or bring any claim, in its capacity as Lender, against the Credit Facility Agent, the Collateral Agent, the Intercreditor Agent or any other Lender or Senior Creditor with respect to the duties and obligations of such Person under the Finance Documents other than in the case of a material breach by the Credit Facility Agent, the Collateral Agent, the Intercreditor Agent or any other Lender or Senior Creditor to such Affiliated Lender (except with respect to any such breaches applicable to the Lenders generally unless the other Lenders have made or brought such claims).

(l) Each Affiliated Lender, solely in its capacity as a Lender, hereby agrees, that, if any Collateral Party or any of their assets shall be subject to any voluntary or involuntary proceeding commenced under the Bankruptcy Code (“Bankruptcy Proceedings”), (i) such Affiliated Lender, solely in its capacity as a Lender, shall not take any step or action in such Bankruptcy Proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Credit Facility Agent (or the taking of any action by a third party that is supported by the Credit Facility Agent) in relation to such Affiliated Lender’s claim with respect to its Term Loans or Term Loan Commitments (an “Affiliated Lender Claim”) (including, without limitation, objecting to any debtor in possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise, or plan of reorganization) so long as such Affiliated Lender is treated in connection with such exercise or action on the same or better terms as the other Lenders and (ii) with respect to any matter requiring the vote of Lenders during the pendency of a Bankruptcy Proceeding (including voting on any plan of reorganization), (A) the Advances held by such Affiliated Lender (and any Affiliated Lender Claim with respect thereto) shall be deemed to be voted in such Bankruptcy Proceeding in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Affiliated Lenders, so long as such Affiliated Lender is treated in connection with the exercise of such right or taking of such action on the same or better terms as the other Lenders, and (B) the Affiliated Lenders shall agree that the Credit Facility Agent shall vote on behalf of such Affiliated Lenders. For the avoidance of doubt, the Lenders and each Affiliated Lender, solely in its capacity as a Lender, agrees and acknowledge that the provisions set forth in this Section 11.04(l) (Assignments) constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where a Collateral Party has filed for protection under the Bankruptcy Code.

Section 11.05 Benefits of Agreement. Nothing in this Agreement or any other Finance Document, express or implied, shall be construed to give to any Person, other than the parties hereto, the Coordinating Lead Arranger, the Documentation Banks and each of their successors and permitted assigns under this Agreement or any other Finance Document, Participants to the extent provided in Section 11.04 (Assignments) and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Facility Agent, the Collateral Agent, the Lenders and the Issuing Banks, any benefit or any legal or equitable right or remedy under this Agreement.

Section 11.06 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Credit Facility Agent and when the Credit Facility Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document signed or to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the parties hereto, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.07 Indemnification by the Obligors.

(a) The Obligors, jointly and severally, hereby agree to indemnify the Credit Facility Agent, each Lender, each Issuing Bank, each Coordinating Lead Arranger, each Documentation Bank and each Related Party of any of the foregoing Persons in accordance with Section 12.18 (Other Indemnities) of the Common Security and Account Agreement and Section 2.15 (Other Indemnities) of the Intercreditor Agreement, which shall be applied mutatis mutandis to the indemnified parties under this Agreement, as well as with respect to reliance by such indemnified party on each notice purportedly given by or on behalf of the Borrower pursuant to Section 11.10 (Notices and Other Communications).

(b) To the extent that any Obligor for any reason fails to pay any amount required under Section 12.18 (Other Indemnities) of the Common Security and Account Agreement or clause (a) above to be paid by it to any of the Credit Facility Agent, any sub-agent thereof or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Credit Facility Agent, any such sub-agent, or such Related Party, as the case may be, such Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Credit Facility Agent or any sub-agent thereof in its capacity as such, or against any Related Party of any of the foregoing acting for the Credit Facility Agent or any sub-agent thereof in connection with such capacity. The obligations of the Lenders under this Section 11.07(b) (Indemnification by the Obligors) are subject to the provisions of Section 2.06 (Funding). The obligations of the Lenders to make payments pursuant to this Section 11.07(b) (Indemnification by the Obligors) are several and not joint and shall survive the payment in full of the Loan Obligations and the termination of this Agreement. The failure of any Lender to make payments on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to do so.

(c) The provisions of this Section 11.07 (Indemnification by the Obligors) shall not supersede Sections 5.03 (Increased Costs) and 5.06 (Taxes).

Section 11.08 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Finance Document, the interest paid or agreed to be paid under the Finance Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Government Rule (the “Maximum Rate”). If the Credit Facility Agent or any Lender or any Issuing Bank shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Credit Facility Agent or any Lender or Issuing Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Government Rule, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Loan obligations hereunder.

Section 11.09 No Waiver; Cumulative Remedies. No failure by any Credit Facility Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Finance Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Finance Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 11.10 Notices and Other Communications.

(a) Any communication between the parties hereto or notices provided herein to be given may be given as provided in Section 23.8 (Notices) of the Common Terms Agreement, which shall apply mutatis mutandis to this Section 11.10 (Notices and Other Communications) as if fully set forth herein except that references to the Intercreditor Agent shall be deemed references to the Credit Facility Agent as the context requires.

(b) The Credit Facility Agent, the Issuing Banks, the Collateral Agent and the Lenders shall be entitled to rely and act upon any written notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Credit Facility Agent, the Collateral Agent, the Issuing Banks and the Lenders by the Borrower may be recorded by the Credit Facility Agent, the Collateral Agent, the Issuing Banks and the Lenders, as applicable, and each of the parties hereto hereby consents to such recording.

(c) Notwithstanding the above, nothing herein shall prejudice the right of the Credit Facility Agent, the Collateral Agent, any of the Issuing Banks and any of the Lenders to give any notice or other communication pursuant to any Finance Document in any other manner specified in such Finance Document.

(d) Notwithstanding anything to the contrary in any other Finance Document, for so long as Natixis, New York Branch is the Credit Facility Agent, the Borrower hereby agrees that it will provide to the Credit Facility Agent all information, documents and other materials that it is obligated to furnish to the Credit Facility Agent pursuant to the Finance Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to any Advance, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Loan Facility Event of Default or Unmatured Loan Facility Event of Default or (iv) is required to be delivered to satisfy any condition precedent to any Advance (all such non-excluded communications being referred to herein collectively as “Communications”), in an electronic/soft medium in a format acceptable to the Credit Facility Agent at the email addresses specified in Schedule Q – 2 (Addresses for Notices to Facility Agents and Facility Lenders) of the Common Terms Agreement. In addition, the Borrower agrees to continue to provide the Communications to the Credit Facility Agent in the manner specified in the Finance Documents but only to the extent requested by the Credit Facility Agent.

Section 11.11 USA Patriot Act Notice. Each of the Lenders, the Credit Facility Agent, the Collateral Agent and the Issuing Banks hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, the Guarantor and the Pledgor, which information includes the name and address of the Borrower, the Guarantor and the Pledgor and other information that will allow such Lender, the Credit Facility Agent, the Collateral Agent or such Issuing Bank, as applicable, to identify the Borrower, the Guarantor and the Pledgor in accordance with the USA Patriot Act.

Section 11.12 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Credit Facility Agent, the Collateral Agent, any Issuing Bank or any Lender, or the Credit Facility Agent, the Collateral Agent, any Issuing Bank or any Lender (as the case may be) exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Credit Facility Agent, the Collateral Agent, any Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Bankruptcy Proceeding or otherwise, then (a) to the extent of such recovery, the Loan Obligation or part thereof originally intended to be satisfied by such payment shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Credit Facility Agent or the Collateral Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Credit Facility Agent or the Collateral Agent, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and the Issuing Banks under this Section 11.12 (Payments Set Aside) shall survive the payment in full of the Loan Obligations and the termination of this Agreement.

Section 11.13 Right of Set-Off. The provisions set forth in Section 23.2 (Right of Set-Off) of the Common Terms Agreement are incorporated by reference and shall apply mutatis mutandis as if fully set forth herein.

Section 11.14 Severability. If any provision of this Agreement or any other Finance Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Finance Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.15 Survival. Notwithstanding anything in this Agreement to the contrary, Section 5.01 (Illegality), Section 5.03 (Increased Costs), Section 5.05 (Funding Losses), Section 5.06 (Taxes), Section 10.06 (Indemnification by the Lenders), Section 11.07 (Indemnification by the Obligors), Section 11.12 (Payments Set Aside) and Section 11.20 (No Recourse) shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder and in any other Finance Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties shall be considered to have been relied upon by the Credit Facility Secured Parties regardless of any investigation made by any Credit Facility Secured Party or on their behalf and notwithstanding that the Credit Facility Secured Parties may have had notice or knowledge of any Loan Facility Event of Default or Unmatured Loan Facility Event of Default at the time of any Advance or Loan hereunder, and shall continue in full force and effect as of the date made or any date referred to herein as long as any Loan or any other Senior Debt Obligation hereunder or under any other Finance Document shall remain unpaid or unsatisfied.

Section 11.16 Treatment of Certain Information; Confidentiality. The Credit Facility Agent, the Collateral Agent, and each of the Lenders and Issuing Banks agrees to maintain the confidentiality of the Confidential Information and all information disclosed to it concerning this Agreement and the other Finance Documents in accordance with Section 23.7 (Confidentiality) of the Common Terms Agreement.

Section 11.17 Waiver of Consequential Damages, Etc.

(a) The provisions set forth in Section 23.18 (Limitations on Liability) of the Common Terms Agreement are incorporated by reference and shall apply mutatis mutandis as if fully set forth herein.

(b) No party hereto or its Related Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Finance Documents or the transactions contemplated hereby or thereby.

Section 11.18 Waiver of Litigation Payments. To the extent that any party hereto may, in any action, suit or proceeding brought in any of the courts referred to in Section 11.03(b) (Applicable Government Rule; Jurisdiction, Etc. - Submission to Jurisdiction) or elsewhere arising out of or in connection with this Agreement or any other Finance Document to which it is a party, be entitled to the benefit of any provision of law requiring any other party hereto in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the State of New York or, as the case may be, the jurisdiction in which such court is located.

Section 11.19 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if (and only to the extent that) any payment or performance of the obligations of the Borrower hereunder is rescinded, avoided, voidable, liable to be set aside, reduced or otherwise not properly payable to, or must otherwise be returned or restored by the Credit Facility Agent or any Lender or any Issuing Bank as a result of (a) Bankruptcy, insolvency, reorganization with respect to the Borrower or the Credit Facility Agent or any Lender or any Issuing Bank, (b) upon the dissolution of, or appointment of any intervenor, conservator, trustee or similar official for the Borrower, the Credit Facility Agent or any Lender or any Issuing Bank or for any substantial part of the Borrower’s or any other such Person’s assets, (c) as a result of any settlement or compromise with any Person (including the Borrower) in respect of such payment or otherwise, or (d) any similar event or otherwise and, in such case, the provisions of Section 10.1 (Nature of Obligations) of the Common Security and Account Agreement, which shall apply hereto mutatis mutandis.

Section 11.20 No Recourse. The provisions set forth in Section 10.3 (Limitation on Recourse) of the Common Security and Account Agreement are incorporated by reference and shall apply mutatis mutandis as if fully set forth herein.

Section 11.21 Intercreditor Agreement. Any actions, consents, approvals, authorizations or discretion taken, given, made or exercised, or not taken, given, made or exercised by the Credit Facility Agent, acting as a Senior Creditor Group Representative on behalf of the Lenders and Issuing Banks, in accordance with the Intercreditor Agreement shall be binding on each Lender and Issuing Bank. Notwithstanding anything to the contrary herein, in the case of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall govern.

Section 11.22 Termination. This Agreement shall terminate and shall have no force and effect (except with respect to the provisions that expressly survive termination of this Agreement) in accordance with the provisions of Section 23.1 (Termination) of the Common Terms Agreement and if the Discharge Date with respect to the Loan Obligations has occurred.

Section 11.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Finance Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Finance Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Finance Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 11.24 Acknowledgment Regarding any Supported QFCs. To the extent that the Finance Documents provide support, through a guarantee or otherwise, for Hedging Instruments or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States.

Section 11.25 Data Protection; Information Exchange.

(a) In compliance with the provisions of the General Data Protection Regulation (EU) 2016/679 of the European Parliament and of the European Council and the Spanish Organic Law on the Protection of Personal Data and the guarantee of digital rights, Banco Santander, S.A. (“Banco Santander”) hereby informs each other party hereto that, such party’s personal data included in this Agreement will be processed by Banco Santander for the purpose of managing the contractual relationship, and of maintaining any relationship, with such party. This processing is necessary and based on Banco Santander’s legitimate interest and on compliance with legal obligations. Such personal data will not be disclosed to third parties unless there is a legal obligation to do so and will be kept for as long as the contractual relationship remains in effect and thereafter until any liabilities arising therefrom have expired. The parties may contact the Data Protection Officer of Banco Santander at [***] and exercise their rights of access, rectification, erasure, blocking, data portability and restriction of processing (or any other recognized by law) by email to [***]. The parties hereto may also submit any claims or requests relating to the protection of personal data to the Spanish Data Protection Agency at www.aepd.es.

(b) The Obligors hereby acknowledge the disclosure to other Santander Bank group companies of the information provided in the context of the due diligence process or “Know Your Customer,” process, along with any relevant transactions-related information, that allows such companies to comply with (i) such group’s Financial Crime Compliance internal policies, (ii) such group’s legal obligations relating to the anti-money laundering and counter terrorism financing regulations and (iii) such group’s regulatory reporting to the supervisory authorities. In this regard, the Obligors hereby guarantee that the data subjects of the personal data that may be included in the referred information have been duly informed of, and when required by applicable data protection regulation, have expressly consented to, the disclosure of their personal data to that effect.

Section 11.26 Amendment and Restatement Except as expressly set forth herein, it is the intention of each of the parties hereto that:

(a) this Agreement shall not constitute a novation of the obligations and liabilities of the parties under the Original Credit Facility Agreement or the other Original Finance Documents as in effect prior to the Upsize Closing Date and all such obligations and liabilities are in all respects continued and remain outstanding as of the Upsize Closing Date (including, without limitation, all Liens and security interests in the Collateral created under the Security Documents) as provided in this Agreement;

(b) this Agreement (including all exhibits and schedules attached hereto) shall amend, restate, replace and supersede in its entirety the Original Credit Facility Agreement (including all exhibits and schedules attached thereto) on the Upsize Closing Date and the Original Credit Facility Agreement (including all Exhibits and Schedules attached thereto) thereafter shall be of no further force and effect, except (i) to evidence (A) the incurrence by the Borrower of the Borrower’s obligations, whether or not such obligations are contingent as of the Upsize Closing Date and (B) the representations and warranties made by the Borrower prior to the Upsize Closing Date (which representations and warranties shall not be superseded or rendered ineffective by this Agreement as they pertain to the period prior to the Upsize Closing Date) and (ii) with respect to the rights, privileges, immunities and indemnities of the Credit Facility Agent relating to events or circumstances arising in the period prior to the Upsize Closing Date, which shall survive;

(c) this Agreement constitutes an amendment of the Original Credit Facility Agreement made under and in accordance with the terms of Section 11.01 of the Original Credit Facility Agreement and, in connection therewith, the amendments set forth herein shall be binding upon all of the parties to the Original Credit Facility Agreement with the written consent of the Credit Facility Agent immediately prior to giving effect to this Agreement on the Upsize Closing Date;

(d) from and after the Upsize Closing Date, all references to the “Credit Facility Agreement” contained in the Finance Documents (including all exhibits, schedules, annexes and other attachments attached hereto) shall be deemed to refer to this Agreement and all references to any section (or subsection) of the “Credit Facility Agreement” in any other Finance Document shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement; and

(e) all Loan Obligations (as modified by this Agreement on the Upsize Closing Date) continue to be valid, enforceable and in full force and effect and not be impaired, in any respect, by the effectiveness of this Agreement.

[Remainder of page intentionally blank. Next page is signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

VENTURE GLOBAL PLAQUEMINES LNG, LLC, as Borrower

By:	/s/ Jonathan W. Thayer
Name: Jonathan W. Thayer
Title: Chief Financial Officer

VENTURE GLOBAL GATOR EXPRESS, LLC, as Guarantor

By:	/s/ Jonathan W. Thayer
Name: Jonathan W. Thayer
Title: Chief Financial Officer

[Signature Page to Amended and Restated Credit Facility Agreement]

Solely for purposes of Section 3.06 of the Credit Facility Agreement:

ROYAL BANK OF CANADA, as Collateral Agent

By:	/s/ Helen Sadowski
Name: Helen Sadowski
Title: Manager, Agency

[Signature Page to Amended and Restated Credit Facility Agreement]

NATIXIS, NEW YORK BRANCH, as Credit Facility Agent

By:	/s/ Lisa Wong
Name: Lisa Wong
Title: Director

By:	/s/ Frederic Bouley
Name: Frederic Bouley
Title: Director

[Signature Page to Amended and Restated Credit Facility Agreement]

BANK OF AMERICA, N.A.,
as Issuing Bank, Term Lender and Working Capital Lender

By:	/s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Managing Director

[Signature Page to Amended and Restated Credit Facility Agreement]

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as Issuing Bank, Term Lender and Working Capital Lender

By:	/s/ Joe Lattanzi
Name: Joe Lattanzi
Title: Managing Director

[Signature Page to Amended and Restated Credit Facility Agreement]

CITY NATIONAL BANK, an Issuing Bank

By:	/s/ Charles Hill
Name: Charles Hill
Title: SVP

[Signature Page to Amended and Restated Credit Facility Agreement]

APPLE BANK FOR SAVINGS, as Term Lender and Working Capital Lender

By:	/s/ Dana R. MacKinnon
Name: Dana R. MacKinnon
Title: Managing Director

[Signature Page to Amended and Restated Credit Facility Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as Term Lender and Working Capital Lender

By:	/s/ Miguel Pena
Name: Miguel Pena
Title: Managing Director

By:	/s/ Miriam Trautmann
Name: Miriam Trautmann
Title: Managing Director

[Signature Page to Amended and Restated Credit Facility Agreement]

BANCO SANTANDER, S.A., as Term Lender and Working Capital Lender

By:	/s/ Benoit Felix
Name: Benoit Felix
Title: Managing Director

By:	/s/ Arturo Prieto
Name: Arturo Prieto
Title: Managing Director

[Signature Page to Amended and Restated Credit Facility Agreement]

BANK OF CHINA, NEW YORK BRANCH, as Term Lender and Working Capital Lender

By:	/s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

[Signature Page to Amended and Restated Credit Facility Agreement]

CAIXABANK, S.A., as Term Lender and Working Capital Lender

By:	/s/ Helena Torres
Name: Helena Torres
Title: Structured Finance Director

By:	/s/ Maria Luisa Cobos
Name: Maria Luisa Cobos
Title: Structured Finance Director

[Signature Page to Amended and Restated Credit Facility Agreement]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Term Lender and Working Capital Lender

By:	/s/ Peter Manis
Name: Peter Manis
Title: Managing Director

By:	/s/ Omer Balaban
Name: Omer Balaban
Title: Managing Director

[Signature Page to Amended and Restated Credit Facility Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Term Lender and Working Capital Lender

By:	/s/ Jeremy Eisman
Name: Jeremy Eisman
Title: Managing Director

By:	/s/ Blake Yaralian
Name: Blake Yaralian
Title: Director

[Signature Page to Amended and Restated Credit Facility Agreement]

GOLDMAN SACHS BANK USA, as Term Lender and Working Capital Lender

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to Amended and Restated Credit Facility Agreement]

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as Term Lender and Working Capital Lender

By:	/s/ Lin (Allan) Sun
Name: Lin (Allan) Sun
Title: Head of Project and Infrastructure Finance

By:	/s/ Yeqing Liu
Name: Yeqing Liu
Title: AVP

[Signature Page to Amended and Restated Credit Facility Agreement]

ING CAPITAL LLC, as Term Lender and Working Capital Lender

By:	/s/ Subha Pasumarti
Name: Subha Pasumarti
Title: Managing Director

By:	/s/ Benjamin Velazquez
Name: Benjamin Velazquez
Title: Managing Director

[Signature Page to Amended and Restated Credit Facility Agreement]

JPMORGAN CHASE BANK, N.A., as Term Lender and Working Capital Lender

By:	/s/ Arina Mavilian
Name: Arina Mavilian
Title: Authorized Signatory

[Signature Page to Amended and Restated Credit Facility Agreement]

LANDESBANK BADEN-WURTTEMBERG, NEW YORK BRANCH, as Term Lender and Working Capital Lender

By:	/s/ Oliver Langel
Name: Oliver Langel
Title: Executive Director

By:	/s/ Ardnt Bruns
Name: Ardnt Bruns
Title: Director

[Signature Page to Amended and Restated Credit Facility Agreement]

LANDESBANK HESSEN-THURINGEN GIROZENTRALE, NEW YORK BRANCH, as Term Lender and Working Capital Lender

By:	/s/ Michael D. Novack
Name: Michael D. Novack
Title: Senior Vice President Corporate Finance

By:	/s/ Karl Strombom
Name: Karl Strombom
Title: Senior Vice President Corporate Finance

[Signature Page to Amended and Restated Credit Facility Agreement]

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Term Lender and Working Capital Lender

By:	/s/ Vinod Mukani
Name: Vinod Mukani
Title: Managing Director

[Signature Page to Amended and Restated Credit Facility Agreement]

NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as Term Lender and Working Capital Lender

By:	/s/ Geoffrey Mrema
Name: Geoffrey Mrema
Title: Director

By:	/s/ Cherian Thomas
Name: Cherian Thomas
Title: Senior Director

[Signature Page to Amended and Restated Credit Facility Agreement]

MIZUHO BANK, LTD., as Term Lender and Working Capital Lender

By:	/s/ Dominick D’Ascoli
Name: Dominick D’Ascoli
Title: Director

[Signature Page to Amended and Restated Credit Facility Agreement]

MUFG BANK, LTD., as Term Lender and Working Capital Lender

By:	/s/ Chris Lewis
Name: Chris Lewis
Title: Managing Director

[Signature Page to Amended and Restated Credit Facility Agreement]

NATIXIS, NEW YORK BRANCH, as Term Lender and Working Capital Lender

By:	/s/ Amit Roy
Name: Amit Roy
Title: Managing Director

By:	/s/ Nasir Khan
Name: Nasir Khan
Title: Managing Director

[Signature Page to Amended and Restated Credit Facility Agreement]

REGIONS BANK, as Term Lender and Working Capital Lender

By:	/s/ Daniel Capps
Name: Daniel Capps
Title: Director

[Signature Page to Amended and Restated Credit Facility Agreement]

ROYAL BANK OF CANADA, as Term Lender and Working Capital Lender

By:	/s/ Jason S. York
Name: Jason S. York
Title: Authorized Signatory

[Signature Page to Amended and Restated Credit Facility Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as Term Lender and Working Capital Lender

By:	/s/ Paul Jun
Name:	Paul Jun
Title:	Managing Director

[Signature Page to Amended and Restated Credit Facility Agreement]

TRUIST BANK, as Term Lender and Working Capital Lender

By:	/s/ Bryan Kunitake
Name:	Bryan Kunitake
Title:	Director

[Signature Page to Amended and Restated Credit Facility Agreement]

WELLS FARGO BANK, N.A., as Term Lender and Working Capital Lender

By:	/s/ Nathan Starr
Name:	Nathan Starr
Title:	Director

[Signature Page to Amended and Restated Credit Facility Agreement]

AOZORA BANK, LTD., as Term Lender

By:	/s/ Hirokazu Aoyama
Name:	Hirokazu Aoyama
Title:	Senior Vice President & Group Head

[Signature Page to Amended and Restated Credit Facility Agreement]

ASSOCIATED BANK, N.A., as Term Lender

By:	/s/ Justin Nam
Name:	Justin Nam
Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Facility Agreement]

BANK GOSPODARSTWA KRAJOWEGO, as Term Lender

By:	/s/ Sylvia Sieminske
Name:	Sylvia Sieminske
Title:	Proxy

By:	/s/ Usud Cluot
Name:	Usud Cluot
Title:	Proxy

[Signature Page to Amended and Restated Credit Facility Agreement]

BAYERISCHE LANDESBANK, NEW YORK BRANCH, as Term Lender

By:	/s/ Andrew Kjoller
Name:	Andrew Kjoller
Title:	Executive Director

By:	/s/ Kareem Hartl
Name:	Kareem Hartl
Title:	Vice President

[Signature Page to Amended and Restated Credit Facility Agreement]

DZ BANK AG DEUTSCHE ZENTRAL- GENOSSENSCHAFTSBANK, NEW YORK BRANCH, as Term Lender

By:	/s/ Glenn Patterson
Name:	Glenn Patterson
Title:	Director

By:	/s/ Zhao Liang Deng
Name:	Zhao Liang Deng
Title:	Assistant Vice President

[Signature Page to Amended and Restated Credit Facility Agreement]

FEDERATED HERMES PROJECT AND TRADE FINANCE TENDER FUND, as Term Lender

By:	/s/ Christopher P. McGinley
Name:	Christopher P. McGinley
Title:	Vice President

[Signature Page to Amended and Restated Credit Facility Agreement]

FIRSTBANK PUERTO RICO D/B/A FIRSTBANK FLORIDA, as Term Lender

By:	/s/ Kevin P. Flynn
Name:	Kevin P. Flynn
Title:	SVP, Corporate Banking Director

[Signature Page to Amended and Restated Credit Facility Agreement]

FIRST-CITIZENS BANK & TRUST COMPANY, as Term Lender

By:	/s/ Stephen Norcross
Name:	Stephen Norcross
Title:	V.P.

[Signature Page to Amended and Restated Credit Facility Agreement]

KFW IPEX-BANK GMBH, as Term Lender

By:	/s/ Andreas Portner
Name:	Andreas Portner
Title:	Director

By:	/s/ Carsten Kreckel
Name:	Carsten Kreckel
Title:	Vice President

[Signature Page to Amended and Restated Credit Facility Agreement]

THE KOREA DEVELOPMENT BANK, as Term Lender

By:	/s/ Ahn Wook Sang
Name:	Ahn Wook Sang
Title:	General Manager, Project Finance Department II, Korea Development Bank

[Signature Page to Amended and Restated Credit Facility Agreement]

NATIONAL BANK OF CANADA, as Term Lender

By:	/s/ John Hunt
Name:	John Hunt
Title:	Authorized Signatory

By:	/s/ Mark Williamson
Name:	Mark Williamson
Title:	Authorized Signatory

[Signature Page to Amended and Restated Credit Facility Agreement]

NONGHYUP BANK HONG KONG BRANCH, as Term Lender

By:	/s/ You, Yong Jae
Name:	You, Yong Jae
Title:	General Manager

[Signature Page to Amended and Restated Credit Facility Agreement]

PROJECT AND TRADE FINANCE CORE FUND, as Term Lender

By:	/s/ Christopher McGinley
Name:	Christopher McGinley
Title:	Vice President

[Signature Page to Amended and Restated Credit Facility Agreement]

RAYMOND JAMES BANK, as Term Lender

By:	/s/ Robert F. Moyle
Name:	Robert F. Moyle
Title:	Managing Director

[Signature Page to Amended and Restated Credit Facility Agreement]

BANCO DE SABADELL, S.A., MIAMI BRANCH, as Term Lender

By:	/s/ Enrique Castillo
Name:	Enrique Castillo
Title:	Head of Corporate Banking

By:	/s/ Maurici Llado
Name:	Maurici Llado
Title:	Managing Director

[Signature Page to Amended and Restated Credit Facility Agreement]

SHINHAN BANK NEW YORK BRANCH, as Term Lender

By:	/s/ Jun Ho Lee
Name:	Jun Ho Lee
Title:	Deputy General Manager

[Signature Page to Amended and Restated Credit Facility Agreement]

SCHEDULE I TO

CREDIT FACILITY AGREEMENT

Lenders, Commitments

Term Loan Commitments1

Term Lenders	Initial Base Term Loan Commitment	Incremental Base Term Loan Commitment	Aggregate Base Term Loan Commitment	Initial Contingency Reserve Term Loan Commitment	Incremental Contingency Reserve Term Loan Commitment	Aggregate Contingency Reserve Term Loan Commitment	Aggregate Term Loan Commitments
Bank of America, N.A.	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Goldman Sachs Bank USA	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Mizuho Bank, Ltd.	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Banco Santander, S.A.	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Bank of China, New York Branch	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
CaixaBank, S.A.	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Deutsche Bank AG, New York Branch	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Industrial and Commercial Bank of China Limited, New York Branch	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
ING Capital LLC	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]

[1]	Term Loan Commitments have been rounded to the nearest cent for purposes of display on this Schedule I.

Term Lenders	Initial Base Term Loan Commitment	Incremental Base Term Loan Commitment	Aggregate Base Term Loan Commitment	Initial Contingency Reserve Term Loan Commitment	Incremental Contingency Reserve Term Loan Commitment	Aggregate Contingency Reserve Term Loan Commitment	Aggregate Term Loan Commitments
JPMorgan Chase Bank, N.A.	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Landesbank Baden – Württemberg, New York Branch	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
MUFG Bank, Ltd.	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Natixis, New York Branch	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Nomura Corporate Funding Americas, LLC	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Royal Bank of Canada	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Sumitomo Mitsui Banking Corporation	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
The Bank of Nova Scotia, Houston Branch	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Truist Bank	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
The Korea Development Bank	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
FirstBank Puerto Rico d/b/a FirstBank Florida	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Bayerische Landesbank, New York Branch	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]

Term Lenders	Initial Base Term Loan Commitment	Incremental Base Term Loan Commitment	Aggregate Base Term Loan Commitment	Initial Contingency Reserve Term Loan Commitment	Incremental Contingency Reserve Term Loan Commitment	Aggregate Contingency Reserve Term Loan Commitment	Aggregate Term Loan Commitments
Associated Bank, N.A.	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
KFW IPEX-Bank GmbH	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Raymond James Bank	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
First-Citizens Bank & Trust Company	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Landesbank Hessen- Thuringen Girozentrale, New York Branch	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Shinhan Bank New York Branch	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Banco de Sabadell, S.A., Miami Branch	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Regions Bank	$[***]	$[***]	$[***]	$[***]	$[***]	[***]	$[***]
DZ Bank AG, Deutsche Zentral- Genossenschaftsbank, New York Branch	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Aozora Bank, Ltd.	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Norddeutsche Landesbank Girozentrale, New York Branch	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]

Term Lenders	Initial Base Term Loan Commitment	Incremental Base Term Loan Commitment	Aggregate Base Term Loan Commitment	Initial Contingency Reserve Term Loan Commitment	Incremental Contingency Reserve Term Loan Commitment	Aggregate Contingency Reserve Term Loan Commitment	Aggregate Term Loan Commitments
Crédit Agricole Corporate and Investment Bank	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Bank Gospodarstwa Krajowego	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Nonghyup Bank Hong Kong Branch	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Federated Hermes Project and Trade Finance Tender Fund	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Project and Trade Finance Core Fund	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
National Bank of Canada	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Apple Bank for Savings	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Wells Fargo Bank, N.A.	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]

Total	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	$12,948,145,243.33

Working Capital Commitments2

Working Capital Lenders	Initial Working Capital Commitment	Incremental Working Capital Commitment	Aggregate Working Capital Commitment
Bank of America, N.A.	$[***]	$[***]	$[***]

[2]	Working Capital Commitments have been rounded to the nearest cent for purposes of display on this Schedule I.

Working Capital Lenders	Initial Working Capital Commitment	Incremental Working Capital Commitment	Aggregate Working Capital Commitment
Goldman Sachs Bank USA	$[***]	$[***]	$[***]
Mizuho Bank, Ltd.	$[***]	$[***]	$[***]
Banco Santander, S.A.	$[***]	$[***]	$[***]
Bank of China, New York Branch	$[***]	$[***]	$[***]
CaixaBank, S.A.	$[***]	$[***]	$[***]
Deutsche Bank AG, New York Branch	$[***]	$[***]	$[***]
Industrial and Commercial Bank of China Limited, New York Branch	$[***]	$[***]	$[***]
ING Capital LLC	$[***]	$[***]	$[***]
JPMorgan Chase Bank, N.A.	$[***]	$[***]	$[***]
Landesbank Baden-Württemberg, New York Branch	$[***]	$[***]	$[***]
MUFG Bank, Ltd.	$[***]	$[***]	$[***]
Natixis, New York Branch	$[***]	$[***]	$[***]
Nomura Corporate Funding Americas, LLC	$[***]	$[***]	$[***]
Royal Bank of Canada	$[***]	$[***]	$[***]
Sumitomo Mitsui Banking Corporation	$[***]	$[***]	$[***]
The Bank of Nova Scotia, Houston Branch	$[***]	$[***]	$[***]
Truist Bank	$[***]	$[***]	$[***]
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$[***]	$[***]	$[***]
Landesbank Hessen-Thuringen Girozentrale, New York Branch	$[***]	$[***]	$[***]
Regions Bank	$[***]	$[***]	$[***]

Working Capital Lenders	Initial Working Capital Commitment	Incremental Working Capital Commitment	Aggregate Working Capital Commitment
Norddeutsche Landesbank Girozentrale, New York Branch	$[***]	$[***]	$[***]
Credit Agricole Corporate and Investment Bank	$[***]	$[***]	$[***]
Apple Bank for Savings	$[***]	$[***]	$[***]
Wells Fargo Bank, N.A.	$[***]	$[***]	$[***]
Total	$[***]	$[***]	$2,100,000,000.00

SCHEDULE II

TO CREDIT FACILITY AGREEMENT

Issuing Bank Limits3

Issuing Bank	Initial Fronting Limit			Incremental Fronting Limit	Aggregate Fronting Limit		Initial Non- Fronting Limit	Incremental Non-Fronting Limit	Aggregate Non-Fronting Limit	Initial Issuing Bank Limit		Incremental Issuing Bank Limit	Aggregate Issuing Bank Limit
Bank of America, N.A.	$	[***]		[***]	$	[***]	[***]	[***]	[***]	$	[***]	[***]	$200,000,000
The Bank of Nova Scotia, Houston Branch	$	[***]		[***]	$	[***]	[***]	[***]	[***]	$	[***]	[***]	$200,000,000
City National Bank[4]	$	[***]	[5]	[***]	$	[***]	[***]	[***]	[***]	$	[***]	[***]	$43,859,380

[3]

For the avoidance of doubt, in accordance with Section 3.01(b) (Letters of Credit) of the Credit Facility Agreement, no Issuing Bank shall be required to issue any Letter of Credit or any amendment to increase the face or stated amount of any Letter of Credit if, after such issuance or amendment, the aggregate Working Capital Commitment Exposure for all Working Capital Lenders shall exceed the Aggregate Working Capital Commitments, among the other terms and conditions set forth in the Credit Facility Agreement.

[4]	Issuing Bank solely in respect of Existing Letters of Credit issued by City National Bank on or before the Initial Closing Date.
[5]	Aggregate amount of Existing Letters of Credit issued by City National Bank on or before the Initial Closing Date.

SCHEDULE III TO

CREDIT FACILITY AGREEMENT

Amortization Schedule

[Omitted]

SCHEDULE IV TO

CREDIT FACILITY AGREEMENT

Credit Facility Agent Account Details

To:	[***]
ABA:	[***]
Account Name:	[***]
Account Number:	[***]
Reference:	[***]

SCHEDULE V TO

CREDIT FACILITY AGREEMENT

Existing Letters of Credit

[Omitted]

EXHIBIT A TO

CREDIT FACILITY AGREEMENT

Definitions

“Advance” means, as context requires, a Term Loan Advance, a Working Capital Advance, or both.

“Advance Date” means, with respect to each Advance, the date on which funds are disbursed by the Lenders (or the Credit Facility Agent on their behalf) to the Borrower.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliated Lender” means Sponsor or any of its Affiliates.

“Affiliated Lender Cap” has the meaning specified in Section 11.04(k) (Assignments).

“Affiliated Lender Claim” has the meaning specified in Section 11.04(l) (Assignments).

“Aggregate Commitments” means, as context requires, the sum of the Term Loan Commitments or the sum of the Working Capital Commitments.

“Aggregate Term Loan Commitments” means the sum of the Term Loan Commitments.

“Aggregate Working Capital Commitments” means the sum of the Working Capital Commitments.

“Agreement” has the meaning provided in the preamble.

“Amortization Schedule” means, as context requires, the Initial Amortization Schedule or the Upsize Amortization Schedule or both.

“Applicable Margin” means for each type of Loan (and, in respect of SOFR Loans, with the applicable Interest Period) identified below during each applicable period set forth in the table shown below, the applicable per annum percentage under the relevant column heading below:

Applicable Period	Base Rate Loans	One-Month SOFR Loans	Three-Month SOFR Loans	Six-Month SOFR Loans
From the Initial Closing Date until the third (3rd) anniversary of the Initial Closing Date	0.875%	1.975%	2.025%	2.125%
From the third (3rd) anniversary of the Initial Closing Date until the fifth (5th) anniversary of the Initial Closing Date	1.125%	2.225%	2.275%	2.375%
From the fifth (5th) anniversary of the Initial Closing Date until the Final Maturity Date	1.375%	2.475%	2.525%	2.625%

1

“Availability Period” means, as context requires, the Term Loan Availability Period or the Working Capital Loan Availability Period.

“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.07(d) (Replacement Benchmark Setting - Unavailability of Tenor of Benchmark).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Proceeding” has the meaning set forth in Section 11.04(l) (Assignments).

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 0.50%, (b) the prime rate published in The Wall Street Journal for such day; provided that, if The Wall Street Journal ceases to publish for any reason such rate of interest, “Base Rate” shall mean the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as determined by the Credit Facility Agent from time to time for purposes of providing quotations of prime lending interest rates) and (c) Term SOFR for an interest period of one month plus 1.10%; provided that, for purposes of this Agreement, if the Base Rate for any interest period is less than zero percent (0%), it shall be deemed zero percent (0%) for such interest period.

2

“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate and the provisions of Article II (Commitments and Advance) and Article IV (Repayments, Prepayments, Interest and Fees).

“Base Rate Term SOFR Determination Day” has the meaning provided in the definition of “Term SOFR.”

“Base Term Loan Commitment” means the Initial Base Term Loan Commitment and the Incremental Base Term Loan Commitment of any Term Lender or if any Term Lender has entered into one or more Lender Assignment Agreements, such amount as set forth opposite the name of such Term Lender and any assignor Term Lender in the Register maintained by the Credit Facility Agent pursuant to Section 2.06(f) (Funding), as the same may be increased in accordance with Section 2.01 (Term Loans) or as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments), and “Base Term Loan Commitments” means such commitments of all Term Lenders in the aggregate.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.07(a) (Replacement Benchmark Setting – Benchmark Replacement).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Credit Facility Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other applicable Finance Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Credit Facility Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

3

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

4

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date, will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof)

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Finance Document in accordance with Section 5.07 (Replacement Benchmark Setting) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Finance Document in accordance with Section 5.07 (Replacement Benchmark Setting).

“Benefit Plan” means any of (a) any “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Commitment” means, as context requires, a Term Loan Commitment, a Working Capital Commitment or both.

5

“Commitment Fee Rate” means, during each applicable period set forth in the table shown below, the applicable per annum percentage below:

Applicable Period	Commitment Fee Rate
From the Initial Closing Date until the third (3rd) anniversary of the Initial Closing Date	0.65625%
From the third (3rd) anniversary of the Initial Closing Date until the fifth (5th) anniversary of the Initial Closing Date	0.74375%
From the fifth (5th) anniversary of the Initial Closing Date until the Final Maturity Date	0.83125%

“Commitment Fees” has the meaning provided in Section 4.15(b) (Fees).

“Commitment Percentage” means (a) as to any Working Capital Lender at any time, the percentage that such Working Capital Lender’s Working Capital Commitment less its Working Capital Commitment Exposure then constitutes of the Aggregate Working Capital Commitment less the total Working Capital Commitment Exposure of all Working Capital Lenders, (b) as to any Term Lender at any time, the percentage that such Term Lender’s Term Loan Commitment constitutes of the Aggregate Term Loan Commitment, and (c) as to any Issuing Bank at any time, the percentage that such Issuing Bank’s Issuing Bank Limit less the available balance of Letters of Credit issued by such Issuing Bank then constitutes of the aggregate Issuing Bank Limits for all Issuing Banks less the total available balance of Letters of Credit issued by all Issuing Banks.

“Communications” has the meaning provided in Section 11.10(d) (Notices and Other Communications).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.05 (Funding Losses) and other technical, administrative or operational matters) that the Credit Facility Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Credit Facility Agent in a manner substantially consistent with market practice (or, if the Credit Facility Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Credit Facility Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Credit Facility Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Finance Documents).

6

“Contingency Reserve Term Loan Commitment” means the Initial Contingency Reserve Term Loan Commitment and the Incremental Contingency Reserve Term Loan Commitment of any Term Lender or if any Term Lender has entered into one or more Lender Assignment Agreements, such amount as set forth opposite the name of such Term Lender and any assignor Term Lender in the Register maintained by the Credit Facility Agent pursuant to Section 2.06(f) (Funding), as the same may be reduced in accordance with Section 2.01 (Term Loans) or Section 2.07 (Termination or Reduction of Commitments), and “Contingency Reserve Term Loan Commitments” means such commitments of all Term Lenders in the aggregate.

“Coordinating Lead Arrangers” means the Initial Coordinating Lead Arrangers and the Upsize Coordinating Lead Arrangers.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning provided in Section 11.24 (Acknowledgment Regarding any Supported QFCs).

“Credit Facility Agent” has the meaning provided in the preamble.

“Credit Facility Secured Parties” means the Lenders, the Issuing Banks, the Credit Facility Agent, the Collateral Agent and each of their respective successors and permitted assigns, in each case in connection with the Credit Facility Agreement.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means a Lender which (a) has defaulted in its obligations to fund all or any portion of any Term Loan or otherwise failed to comply with its obligations under Section 2.01 (Term Loans), Section 2.03 (Working Capital Loans), Section 2.06 (Funding) or Section 3.02 (Reimbursement to Issuing Banks), unless (i) such default or failure is no longer continuing or has been cured within three (3) Business Days after such default or failure or (ii) such Lender notifies the Credit Facility Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower and/or the Credit Facility Agent that it does not intend to comply with its obligations under Section 2.01 (Term Loans), Section 2.03 (Working Capital Loans), Section 2.06 (Funding) or Section 3.02 (Reimbursement to Issuing Banks) or has made a public statement to that effect, unless such Lender notifies the Credit Facility Agent and the Borrower in writing that such intention is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been

7

satisfied, (c) has failed, within three (3) Business Days, after written request by the Credit Facility Agent or the Borrower, to confirm in writing to the Credit Facility Agent and the Borrower that it will comply with its prospective funding obligations under Section 2.03 (Working Capital Loans), Section 2.06 (Funding) or Section 3.02 (Reimbursement to Issuing Banks) (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Credit Facility Agent and the Borrower), (d) has, or has a direct or indirect parent company that has, other than via Undisclosed Administration, (i) become the subject of a Bankruptcy Proceeding, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (e) has become the subject of a Bail-In Action; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (ii) in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if Government Rule requires that such appointment not be publicly disclosed; in each case, where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Credit Facility Agent that a Lender is a Defaulting Lender under any one or more of the clauses above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Documentation Bank” means the Initial Documentation Banks and the Upsize Documentation Banks.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution de-scribed in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) an existing Lender, (b) any Affiliate of a Lender, (c) any Approved Fund with respect to a Lender or (d) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans (excluding in each such case any Disqualified

8

Institution or any Lender that is a Defaulting Lender or an Affiliate or Subsidiary thereof); provided that, for any assignment, novation or transfer during the Term Loan Availability Period (or in the event of an assignment of a Working Capital Commitment, the Working Capital Loan Availability Period) made in reliance on clause (b) or (c) above, such Lender or its rated Affiliate shall have agreed in writing with the Borrower to remain obligated to promptly fund any duly requested disbursement of the Commitment assigned, novated or transferred to such assignee or transferee (or any part thereof) should such assignee or transferee default in its obligation to fund any portion of the Commitment assigned or transferred to it.

“Erroneous Payment” has the meaning assigned to it in Section 10.15(a) (Erroneous Payments).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.15(d)(i) (Erroneous Payments).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 10.15(d)(i) (Erroneous Payments).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.15(d)(i) (Erroneous Payments).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.15(e) (Erroneous Payments).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Existing Letters of Credit” means the letters of credit described in Schedule V (Existing Letters of Credit). Each Existing Letter of Credit shall be a Fronted Letter of Credit.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate. If the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fees” means, collectively, each of the fees payable by the Borrower for the account of any Lender, any Issuing Bank or the Credit Facility Agent pursuant to Section 4.15 (Fees).

“Final Maturity Date” means May 25, 2029.

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“First Repayment Date” has the meaning provided in Section 4.01(d) (Repayment of Term Loan Advances).

“First Upsize Repayment Date” has the meaning provided in Section 4.01(e) (Repayment of Term Loan Advances).

“Floor” means a rate of interest equal to 0.0%.

“Fronted Letter of Credit” means a Letter of Credit other than a Non-Fronted Letter of Credit.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any

Issuing Bank, such Defaulting Lender’s pro rata share of outstanding LC Exposure with respect to Letters of Credit issued by such Issuing Bank, other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Working Capital Lenders or cash collateralized in accordance with the terms hereof.

“Fronting Fee” has the meaning provided in Section 4.15(d) (Fees).

“Fronting Limit” means, at any time, with respect to any Issuing Bank, the aggregate amount of its Initial Fronting Limit and Incremental Fronting Limit, or, in the case of any Working Capital Lender that becomes an Issuing Bank hereunder pursuant to Section 3.05 (Resignation as an Issuing Bank) or otherwise, such amount as set forth in the agreement evidencing the appointment of such Working Capital Lender as an Issuing Bank.

“Guarantee” means the guarantee issued pursuant to the Common Security and Account Agreement by the Guarantor. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Illegality Notice” has the meaning provided in Section 5.01 (Illegality).

“Incremental Amendment” has the meaning given in Section 2.08(c) (Incremental Commitments).

“Incremental Base Term Loan Commitment” means the incremental commitment of a Term Lender to make or otherwise fund a Term Loan pursuant to Section 2.01(a)(i) (Term Loans), as set forth opposite the name of such Term Lender in the column entitled “Incremental Base Term Loan Commitment” in Schedule I (Lenders, Commitments), and “Incremental Base Term Loan Commitments” means such commitments of all Term Lenders in the aggregate.

“Incremental Commitment” means, as context requires, an Incremental Term Loan Commitment, an Incremental Working Capital Commitment or both.

“Incremental Contingency Reserve Term Loan Commitment” means the incremental commitment of a Term Lender to make or otherwise fund a Term Loan pursuant to Section 2.01(a)(ii) (Term Loans), as set forth opposite the name of such Term Lender in the column entitled “Incremental Contingency Reserve Term Loan Commitment” in Schedule I (Lenders, Commitments), and “Incremental Contingency Reserve Term Loan Commitments” means such commitments of all Term Lenders in the aggregate.

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“Incremental Fronting Limit” means, at any time, with respect to any Issuing Bank, the amount set forth opposite the name of such Issuing Bank in the column entitled “Incremental Fronting Limit” on Schedule II (Issuing Bank Limits).

“Incremental Issuing Bank” means each Incremental Working Capital Lender identified as an “Incremental Issuing Bank” on Schedule II (Issuing Bank Limits). Each reference to an Incremental Issuing Bank contained in this Agreement and the other Finance Documents shall be deemed to refer to the applicable Incremental Working Capital Lender solely in its capacity as the issuer of Letters of Credit hereunder and not in its capacity as an Incremental Working Capital Lender, and each reference to an Incremental Working Capital Lender contained in this Agreement and the other Finance Documents shall be deemed to refer to such Incremental Working Capital Lender in its capacity as such and not in its capacity (if applicable) as an Incremental Issuing Bank.

“Incremental Issuing Bank Limit” means the limitation on the obligation of each Issuing Bank to issue Letters of Credit as identified in the column “Incremental Issuing Bank Limit” on Schedule II (Issuing Bank Limits) with respect to each Issuing Bank.

“Incremental Lender” means, as context requires, an Incremental Term Lender or an Incremental Working Capital Lender or both.

“Incremental Lender/Issuing Bank” has the meaning given in Section 2.08(b) (Incremental Commitments).

“Incremental Non-Fronting Limit” means, at any time, with respect to any Issuing Bank, the amount set forth opposite the name of such Issuing Bank in the column entitled “Incremental Non-Fronting Limit” on Schedule II (Issuing Bank Limits).

“Incremental Term Lenders” means those Term Lenders identified on Schedule I (Lenders, Commitments) as having Incremental Term Loan Commitments.

“Incremental Term Loan Commitment” means the Incremental Base Term Loan Commitment and the Incremental Contingency Reserve Term Loan Commitment of any Term Lender, and “Incremental Term Loan Commitments” means such commitments of all Incremental Term Lenders in the aggregate.

“Incremental Working Capital Commitment” means, with respect to each Working Capital Lender, the commitment of such Working Capital Lender to (i) make Working Capital Loans and (ii) make LC Loans in respect of Fronted Letters of Credit and Non-Fronted Letters of Credit (subject to such Working Capital Lender’s Incremental Non-Fronting Limit as set forth opposite the name of such Working Capital Lender in the column entitled “Incremental Non-Fronting Limit” on Schedule II (Issuing Bank Limits)), in an aggregate amount not to exceed the amount set forth opposite the name of such Working Capital Lender in the column entitled “Incremental Working Capital Commitment” in Schedule I (Lenders, Commitments).

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“Incremental Working Capital Lenders” means those Working Capital Lenders identified on Schedule I (Lenders, Commitments) as having Incremental Working Capital Commitments.

“Initial Amortization Schedule” means the amortization schedule set forth in Schedule III (Amortization Schedule) calculated based on the Initial Term Loan Amount and the Phase 1 Initial LNG SPA revenues from the no lift case.

“Initial Base Term Loan Commitment” means the commitment of a Term Lender to make or otherwise fund a Term Loan pursuant to Section 2.01(a)(i) (Term Loans) prior to the Upsize Closing Date, as set forth opposite the name of such Term Lender in the column entitled “Initial Base Term Loan Commitment” in Schedule I (Lenders, Commitments), and “Initial Base Term Loan Commitments” means such commitments of all Term Lenders in the aggregate.

“Initial Commitment” means, as context requires, an Initial Term Loan Commitment, an Initial Working Capital Commitment or both.

“Initial Contingency Reserve Term Loan Commitment” means the commitment of a Term Lender to make or otherwise fund a Term Loan pursuant to Section 2.01(a)(ii) (Term Loans) prior to the Upsize Closing Date, as set forth opposite the name of such Term Lender in the column entitled “Initial Contingency Reserve Term Loan Commitment” in Schedule I (Lenders, Commitments), and “Initial Contingency Reserve Term Loan Commitments” means such commitments of all Term Lenders in the aggregate.

“Initial Coordinating Lead Arranger” means each of Bank of America, N.A., Goldman Sachs Bank USA, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., Banco Santander, S.A., New York Branch, Bank of China, New York Branch, CaixaBank, S.A. an entity registered in the Kingdom of Spain, Deutsche Bank AG, New York Branch, Industrial and Commercial Bank of China Limited, New York Branch, ING Capital LLC, JPMorgan Chase Bank, N.A., Landesbank Baden-Württemberg, New York Branch, MUFG Bank, Ltd., Natixis, New York Branch, Nomura Securities International, Inc., Royal Bank of Canada, Sumitomo Mitsui Banking Corporation and Truist Bank, in each case, not in its individual capacity but as coordinating lead arranger hereunder.

“Initial Documentation Bank” means Morgan Stanley Senior Funding, Inc., The Bank of Nova Scotia, Houston Branch and ING Capital LLC, in each case, not in its individual capacity, but as documentation bank.

“Initial Fronting Limit” means, at any time, with respect to any Issuing Bank, the amount set forth opposite the name of such Issuing Bank in the column entitled “Initial Fronting Limit” on Schedule II (Issuing Bank Limits).

“Initial Issuing Bank” means (a) with respect to the Existing Letters of Credit, each of City National Bank and Bank of America, N.A., as applicable, in its capacity as the issuer thereof, as set forth on Schedule V (Existing Letters of Credit), provided that, (i) City National Bank shall be an Initial Issuing Bank hereunder only with respect to the Existing Letters of Credit issued by it and (ii) for the avoidance of doubt, an issuer of an Existing Letter of Credit shall not be required to be an Initial Working Capital Lender hereunder,

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and (b) with respect to any other Letter of Credit, each Initial Working Capital Lender identified as an “Issuing Bank” on Schedule II (Issuing Bank Limits) with an Initial Fronting Limit or Initial Non-Fronting Limit. Each reference to an Initial Issuing Bank contained in this Agreement and the other Finance Documents shall be deemed to refer to the applicable Initial Working Capital Lender solely in its capacity as the issuer of Letters of Credit hereunder and not in its capacity as an Initial Working Capital Lender, and each reference to an Initial Working Capital Lender contained in this Agreement and the other Finance Documents shall be deemed to refer to such Initial Working Capital Lender in its capacity as such and not in its capacity (if applicable) as an Initial Issuing Bank.

“Initial Issuing Bank Limit” means the limitation on the obligation of each Issuing Bank to issue Letters of Credit as identified in the column “Initial Issuing Bank Limit” on Schedule II (Issuing Bank Limits) with respect to each Issuing Bank.

“Initial Lender” means, as context requires, an Initial Term Lender or an Initial Working Capital Lender or both.

“Initial Non-Fronting Limit” means, at any time, with respect to any Issuing Bank, the amount set forth opposite the name of such Issuing Bank in the column entitled “Initial Non- Fronting Limit” on Schedule II (Issuing Bank Limits).

“Initial Term Lenders” means those Term Lenders identified on Schedule I (Lenders, Commitments) as having Initial Term Loan Commitments.

“Initial Term Loan Amount” means $8,459,261,411.41, as may be reduced in accordance with Section 4.01(c) (Repayment of Term Loan Advances).

“Initial Term Loan Commitment” means the Initial Base Term Loan Commitment and the Initial Contingency Reserve Term Loan Commitment of any Term Lender, and “Initial Term Loan Commitments” means such commitments of all Initial Term Lenders in the aggregate.

“Initial Working Capital Commitment” means, with respect to each Working Capital Lender, the commitment of such Working Capital Lender to (i) make Working Capital Loans and (ii) make LC Loans in respect of Fronted Letters of Credit and Non-Fronted Letters of Credit (subject to such Working Capital Lender’s Initial Non-Fronting Limit as set forth opposite the name of such Working Capital Lender in the column entitled “Initial Non-Fronting Limit” on Schedule II (Issuing Bank Limits)), in an aggregate amount not to exceed the amount set forth opposite the name of such Working Capital Lender in the column entitled “Initial Working Capital Commitment” in Schedule I (Lenders, Commitments).

“Initial Working Capital Facility” has the meaning provided in the recitals.

“Initial Working Capital Lenders” means those Working Capital Lenders identified on Schedule I (Lenders, Commitments) as having Initial Working Capital Commitments.

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“Intercompany Loan Agreement” has the meaning provided in the recitals.

“Interest Payment Date” has the meaning provided in Section 4.04(a) (Interest Payment Dates).

“Interest Period” means in connection with a SOFR Loan, subject, in each case to the availability thereof, an interest period of one (1), three (3) or six (6) months (or, if available to all applicable Lenders, such other periods as may be agreed by the Credit Facility Agent (including with respect to the Applicable Margin agreed to by all the Lenders with respect to any such Interest Period)), as selected by the Borrower in the applicable Disbursement Request or Interest Period Notice, (a) initially, commencing on the Initial Closing Date and ending on June 30, 2022; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided that, (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this definition, end on the last Business Day of a calendar month; (iii) no Interest Period shall extend beyond the Final Maturity Date; and (iv) no tenor that has been removed from this definition pursuant to Section 5.07(d) (Benchmark Replacement Setting) shall be available for specification in such Disbursement Request or Interest Period Notice.

“Interest Period Notice” means a notice in substantially the form attached hereto as Exhibit D (Form of Interest Period Notice), executed by an Authorized Officer of the Borrower or, in the case of an Advance, a Disbursement Request.

“ISP98” has the meaning given in Section 3.01(g) (Letters of Credit).

“Issuing Bank” means (a) the Initial Issuing Banks, (b) the Incremental Issuing Banks and (c) any other Working Capital Lender designated by the Borrower after the Upsize Closing Date that has, or whose credit support provider has, a credit rating of A3 or higher by Moody’s, A- or higher by S&P or an equivalent rating by another nationally-recognized credit rating agency, and that has agreed in writing in its sole discretion to accept such designation as an Issuing Bank and to be bound by all of the terms contained in this Agreement and the other Finance Documents binding on an Issuing Bank in such capacity (provided that, a copy of such agreement has been delivered to the Credit Facility Agent), it being understood that such agreement may contain additional conditions to, or limitations on, such Issuing Bank’s obligation to issue Letters of Credit hereunder (including limits on the aggregate available balance of Letters of Credit at any one time outstanding that may be issued by such Issuing Bank), and any such conditions or limitations are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein. Each reference to an Issuing Bank contained in this Agreement and the other Finance Documents shall be deemed to refer to the applicable Working Capital Lender solely in its capacity as the issuer of Letters of Credit hereunder and not in its capacity as a Working Capital Lender, and each reference to a Working Capital Lender contained in this Agreement and the other Finance Documents shall be deemed to refer to such Working Capital Lender in its capacity as such and not in its capacity (if applicable) as an Issuing Bank.

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“Issuing Bank Limit” means, at any time, with respect to any Issuing Bank, the aggregate amount of its Initial Issuing Bank Limit and Incremental Issuing Bank Limit, or, in the case of any Working Capital Lender that becomes an Issuing Bank hereunder pursuant to Section 3.05 (Resignation as an Issuing Bank) or otherwise, such amount as set forth in the agreement evidencing the appointment of such Working Capital Lender as an Issuing Bank, as the same may be (a) reduced from time to time in accordance with Section 2.07 (Termination or Reduction of Commitments), (b) increased from time to time in accordance with Section 2.08 (Incremental Commitments), and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04 (Assignments).

“LC Available Amount” means, for any Letter of Credit on any date of determination, the maximum amount available to be drawn under such Letter of Credit at any time on or after such date (assuming the satisfaction of all conditions for drawing enumerated therein).

“LC Cash Collateral Account” means, an interest-bearing cash collateral account established upon the occurrence of a Loan Facility Event of Default by the Credit Facility Agent in its name for the benefit of the Working Capital Lenders and Issuing Banks, subject to the terms of this Agreement and the Common Security and Account Agreement.

“LC Exposure” means, as of any time of determination and with respect to any Issuing Bank, the sum of (a) the aggregate undrawn amount of the outstanding Letters of Credit issued by such Issuing Bank at such time plus (b) the aggregate amount of all LC Loans made by such Issuing Bank and in which no other Working Capital Lender is required to participate that have not yet been repaid at such time plus (c) the aggregate amount of LC Reimbursement Payments that the Borrower has not yet repaid and have not yet been converted to LC Loans as of such time.

“LC Fee” has the meaning provided in Section 4.15(c) (Fees).

“LC Fee Rate” means, during each applicable period set forth in the table shown below, the applicable per annum percentage below:

Applicable Period	LC Fee Rate
From the Initial Closing Date until the third (3rd) anniversary of the Initial Closing Date	1.875%
From the third (3rd) anniversary of the Initial Closing Date until the fifth (5th) anniversary of the Initial Closing Date	2.125%
From the fifth (5th) anniversary of the Initial Closing Date until the Final Maturity Date	2.375%

“LC Loan” means a loan by a Working Capital Lender to the Borrower deemed made pursuant to Section 3.02(c) and Section 3.02(f) (Reimbursement to Issuing Banks).

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“LC Payment Notice” has the meaning provided in Section 3.02(a) (Reimbursement to Issuing Banks).

“LC Reimbursement Payment” has the meaning provided in Section 3.02(b) (Reimbursement to Issuing Banks).

“Lender” means, as context requires, a Term Lender, a Working Capital Lender, or both.

“Lender Assignment Agreement” means a Lender Assignment Agreement, substantially in the form of Exhibit E (Form of Lender Assignment Agreement).

“Letter of Credit” means (a) each Existing Letter of Credit and (b) each other standby letter of credit substantially in a form attached hereto as (i) Exhibit C-1 (Form of Letter of Credit – TGP), if such letter of credit is to be issued to the counterparty under the agreements described in clause (c) of the definition of “Gas Transportation Agreements” in the Common Terms Agreement, (ii) Exhibit C-2 (Form of Letter of Credit – TETCO), if such letter of credit is to be issued to the counterparty under the agreement described in clause (a) of the definition of “Gas Transportation Agreements” in the Common Terms Agreement, (iii) Exhibit C-3 (Form of Letter of Credit – TETCO), if such letter of credit is to be issued to the counterparty under the agreement described in clause (b) of the definition of “Gas Transportation Agreements” in the Common Terms Agreement, and (iv) such form as is otherwise reasonably acceptable to the Issuing Bank issuing such letter of credit, in each case issued pursuant to Section 3.01 (Letters of Credit) and in accordance with the policies and procedures of such Issuing Bank.

“Loan” means, as context requires, a Term Loan, a Working Capital Loan, an LC Loan or each of the foregoing.

“Loan Obligations” means, collectively, all Senior Debt Obligations arising under this Agreement, including the Obligors’ obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights.

“Maximum Rate” has the meaning provided in Section 11.08 (Interest Rate Limitation).

“Non-Consenting Lender” means in respect of a Lender, if such Lender has failed to consent to a proposed amendment, waiver, consent or termination which pursuant to the terms of Section 11.01 (Decisions, Amendments, Etc.) requires the consent of all of the Lenders or all affected Lenders and with respect to which Lenders representing at least 50% of the sum of (i) the aggregate undisbursed Commitments plus (ii) the then aggregate outstanding principal amount of the Loans (excluding in each such case any Lender that is a Defaulting Lender or, except as otherwise provided in Section 7.4 (Sponsor Voting) of the Common Security and Account Agreement, a Collateral Party, the Sponsor or any of Sponsor’s Affiliates, and each Commitment and any outstanding principal amount of any Loan of any such Term Lender) or Lenders affected by such proposed amendment, waiver, consent or termination, as the case may be, shall have granted their consent.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

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“Non-Fronted LC Amount” has the meaning provided in Section 3.01(f) (Letters of Credit).

“Non-Fronted Letter of Credit” means a Letter of Credit identified by the Borrower as such in the Request for Issuance.

“Non-Fronting Limit” means, at any time, with respect to any Issuing Bank, the aggregate amount of its Initial Non-Fronting Limit and Incremental Non-Fronting Limit, or, in the case of any Working Capital Lender that becomes an Issuing Bank hereunder pursuant to Section 3.05 (Resignation as an Issuing Bank) or otherwise, such amount as set forth in the agreement evidencing the appointment of such Working Capital Lender as an Issuing Bank, as the same may be (a) reduced from time to time in accordance with Section 2.07 (Termination or Reduction of Commitments), (b) increased from time to time in accordance with Section 2.08 (Incremental Commitments), and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04 (Assignments).

“Note” means, as context requires, a Term Loan Note or a Working Capital Loan Note. “Payment Recipient” has the meaning assigned to it in Section 10.15(a) (Erroneous Payments).

“Periodic Term SOFR Determination Day” has the meaning provided in the definition of “Term SOFR.”

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning provided in Section 11.24 (Acknowledgment Regarding any Supported QFCs).

“Register” has the meaning provided in Section 2.06(e) (Funding).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective shareholders, members, partners, directors, officers, employees, agents, trustees, advisors and representatives of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Request for Issuance” has the meaning provided in Section 3.01(a) (Letters of Credit).

“Required Lenders” means at any time, the Lenders holding in excess of 50.00% of the sum of (a) the aggregate undisbursed Commitments plus (b) the then aggregate outstanding principal amount of the Loans (excluding in each such case any Lender that is a Defaulting Lender or an Affiliate or Subsidiary thereof or, except as otherwise provided in Section 7.4 (Sponsor Voting) of the Common Security and Account Agreement, an Affiliated Lender, and each Commitment and any outstanding principal amount of any Loan of any such Lender). Such percentage shall be calculated by dividing the number of votes cast in favor of a Decision by the total number of votes cast with respect to such Decision.

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“Required Term Lenders” means at any time, the Term Lenders holding in excess of 50.00% of the sum of (a) the aggregate undisbursed Term Loan Commitments plus (b) the then aggregate outstanding principal amount of the Term Loans (excluding in each such case any Term Lender that is a Defaulting Lender or an Affiliate or Subsidiary thereof or, except as otherwise provided in Section 7.4 (Sponsor Voting) of the Common Security and Account Agreement, a Collateral Party, the Sponsor or any of Sponsor’s Affiliates, and each Term Loan Commitment and any outstanding principal amount of any Term Loan of any such Term Lender). Such percentage shall be calculated by dividing the number of votes cast in favor of a Decision by the total number of votes cast with respect to such Decision.

“Required Working Capital Lenders” means at any time, the Working Capital Lenders holding in excess of 50.00% of the sum of (a) the aggregate undisbursed Working Capital Commitments plus (b) the then-aggregate outstanding principal amount of the Working Capital Loans (excluding in each such case any Working Capital Lender that is a Defaulting Lender or an Affiliate or Subsidiary thereof or, except as otherwise provided in Section 7.4 (Sponsor Voting) of the Common Security and Account Agreement, a Collateral Party, the Sponsor or any of the Sponsor’s Affiliates, and each Working Capital Commitment and any outstanding principal amount of any Working Capital Loan of any such Working Capital Lender). Such percentage shall be calculated by dividing the number of votes cast in favor of a Decision by the total number of votes cast with respect to such Decision.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”

“Supported QFC” has the meaning provided in Section 11.24 (Acknowledgment Regarding any Supported QFCs).

“Term Lenders” means, as context requires, an Initial Term Lender or an Incremental Term Lender or both and each other Person that acquires the rights and obligations of any such Term Lender in accordance with Section 11.04 (Assignments) but excluding any Person that has assigned all of its rights and obligations under the Credit Facility Agreement in accordance with Section 11.04 (Assignments) (other than in connection with the sale of participations) and Participants.

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“Term Loan” means, with respect to each Term Lender, each advance to the Borrower of such Term Lender’s pro rata share of the Term Loan Commitment as the Borrower may request under Section 2.02 (Term Loan Availability) and the applicable Disbursement Request.

“Term Loan Advance” means each Advance of Term Loans by the Term Lenders (or the Credit Facility Agent on their behalf) on any single date to the Borrower in accordance with Section 2.06 (Funding) and Article VII (Conditions Precedent).

“Term Loan Availability Period” has the meaning provided in Section 2.02 (Term Loan Availability).

“Term Loan Commitment” means the Base Term Loan Commitment and the Contingency Reserve Term Loan Commitment of any Term Lender, and “Term Loan Commitments” means such commitments of all Term Lenders in the aggregate.

“Term Loan Commitment Fee” has the meaning provided in Section 4.15(a) (Fees). “Term Loan Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit B-1 (Form of Term Loan Note) evidencing Term Loans, in each case duly executed and delivered by an Authorized Officer of the Borrower in favor of each Term Lender that requests a Term Loan Note, including any promissory notes issued by the Borrower in connection with assignments of any Term Loan of the Term Lenders.

“Term SOFR” means:

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that, if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then

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Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided further that, if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Credit Facility Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Trade Date” has the meaning provided in Section 11.04(b) (Assignments).

“Type” means, when used in reference to:

(a) any Loan or Advance, or the Loans constituting such Advance, Term Loans and/or Working Capital Loans (or any Type thereof) as the context requires; and

(b) any Commitment, a Term Loan Commitment and/or a Working Capital Commitment as the context requires.

“UCP 600” has the meaning provided in Section 3.01(g)(iii) (Letters of Credit).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision, if applicable law requires that such appointment not be publicly disclosed.

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“Upsize Amortization Schedule” has the meaning given in Section 4.01(b) (Repayment of Term Loan Advances).

“Upsize Coordinating Lead Arranger” means each of Banco Santander, S.A., Bank of America, N.A., Bank of China, New York Branch, The Bank of Nova Scotia, Houston Branch, CaixaBank S.A., Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA, ING Capital LLC, JPMorgan Chase Bank, N.A., Landesbank Baden-Württemberg, New York Branch, Mizuho Bank, Ltd., MUFG Bank, Ltd., Natixis, New York Branch, Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, and Wells Fargo Bank, N.A. in each case, not in its individual capacity but as coordinating lead arranger hereunder.

“Upsize Documentation Bank” means The Bank of Nova Scotia, Houston Branch and ING Capital LLC in each case, not in its individual capacity, but as documentation bank.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning provided in Section 11.24 (Acknowledgment Regarding any Supported QFCs).

“Working Capital Advance” means each Advance of Working Capital Loans by or on behalf of the Working Capital Lenders on any single date to the Borrower in accordance with Section 2.06 (Funding) and Article VII (Conditions Precedent).

“Working Capital Commitment” means, as context requires, an Initial Working Capital Commitment or an Incremental Working Capital Commitment or both or if any Working Capital Lender has entered into one or more Lender Assignment Agreements, such amount as set forth opposite the name of such Working Capital Lender in the Register maintained by the Credit Facility Agent as such Working Capital Lender’s commitment, as the same may be (a) reduced from time to time in accordance with Section 2.07 (Termination or Reduction of Commitments), (b) increased from time to time in accordance with Section 2.08 (Incremental Commitments), (c) reduced or increased from time to time pursuant to assignments by or to such Working Capital Lender pursuant to Section 11.04 (Assignments) and (d) utilized, as of the applicable date of determination, in the amount of such Working Capital Lender’s Working Capital Commitment Exposure.

“Working Capital Commitment Exposure” means as of any time of determination and with respect to each Working Capital Lender, the sum of (i) the principal amount of its Working Capital Loans outstanding, plus (ii) the principal amount of its LC Loans outstanding, plus (iii) in the case of each Working Capital Lender that is an Issuing Bank, the aggregate undrawn amount of the outstanding Letters of Credit issued by it (excluding the aggregate amount thereof in respect of which other Working Capital Lenders are required to participate), plus (iv) aggregate LC Reimbursement Payments that have not yet converted to LC Loans under the outstanding Letters of Credit issued by it (excluding the aggregate amount thereof in respect of which other Working Capital Lenders are required to participate) plus (v) the aggregate amount of such Working Capital Lender’s participations in Letters of Credit issued by other Issuing Banks.

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“Working Capital Commitment Fee” has the meaning provided in Section 4.15(b) (Fees).

“Working Capital Commitment Increase” has the meaning provided in Section 2.08(a) (Incremental Commitments).

“Working Capital Commitment Increase Notice” has the meaning provided in Section 2.08(a) (Incremental Commitments).

“Working Capital Facility” has the meaning provided in the recitals.

“Working Capital Lender Payment Notice” has the meaning provided in Section 3.02(c) (Reimbursement to Issuing Banks).

“Working Capital Lenders” means, as context requires, an Initial Working Capital Lender or an Incremental Working Capital Lender or both and each other Person that acquires the rights and obligations of any such Working Capital Lender in accordance with Section 11.04 (Assignments) but excluding any Person that has assigned all of its rights and obligations under the Credit Facility Agreement in accordance with Section 11.04 (Assignments) (other than in connection with the sale of participations) and Participants.

“Working Capital Loan” has the meaning provided in Section 2.04(a) (Working Capital Loan Availability).

“Working Capital Loan Availability Period” has the meaning provided in Section 2.04(a) (Working Capital Loan Availability).

“Working Capital Loan Note” means the promissory notes of the Borrower, substantially in the form of Exhibit B-2 (Form of Working Capital Note) evidencing Working Capital Loans, in each case duly executed and delivered by an Authorized Officer of the Borrower in favor of each Working Capital Lender that requests a Working Capital Loan Note, including any promissory notes issued by the Borrower in connection with assignments of any Working Capital Loan of the Working Capital Lenders.

“Working Capital Loan Termination Date” has the meaning provided in Section 2.04(a) (Working Capital Loan Availability).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the

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form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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EXHIBIT B-1 TO

CREDIT FACILITY AGREEMENT

Form Of Term Loan Note

[Omitted]

EXHIBIT B-2 TO

CREDIT FACILITY AGREEMENT

Form Of Working Capital Loan Note

[Omitted]

EXHIBIT C-1 TO

CREDIT FACILITY AGREEMENT

Form Of Letter of Credit – TGP

[Omitted]

EXHIBIT C-2 TO

CREDIT FACILITY AGREEMENT

Form Of Letter of Credit – TETCO

[Omitted]

EXHIBIT C-3 TO

CREDIT FACILITY AGREEMENT

Form Of Letter of Credit – TETCO

[Omitted]

EXHIBIT D TO

CREDIT FACILITY AGREEMENT

Form Of Interest Period Notice

[Omitted]

EXHIBIT E TO

CREDIT FACILITY AGREEMENT

Form Of Lender Assignment Agreement

[Omitted]